                                                                    Exhibit 99.4
FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------------------------------------------------------
                                                   1725 K STREET, NW * SUITE 205
                                                            WASHINGTON, DC 20006
                                             (202) 467-6862 * FAX (202) 467-6963




================================================================================



                          OGDENSBURG FEDERAL SAVINGS
                             AND LOAN ASSOCIATION
                             OGDENSBURG, NEW YORK



                     CONVERSION VALUATION APPRAISAL REPORT



                        VALUED AS OF SEPTEMBER 4, 1998




                                  PREPARED BY

                       FELDMAN FINANCIAL ADVISORS, INC.
                               WASHINGTON, D.C.




================================================================================

FELDMAN FINANCIAL ADVISORS, INC.

                                               1725 K. STREET, NW  SUITE 205
                                               WASHINGTON, DC 20006
                                               (202)467-6862  FAX (202)467-6963

September 4, 1998



Board of Directors
Ogdensburg Federal Savings and Loan Association
825 State Street
Ogdensburg, New York  13669


Gentlemen:

     At your request, we have completed and provide an independent appraisal of the estimated pro forma market value of Ogdensburg Federal Savings and Loan ("Ogdensburg Federal" or the "Association") in connection with the simultaneous conversion of the Association from the mutual to stock form of organization, the issuance of the Association's capital stock to Peoples Bankcorp, Inc. (the "Holding Company"), and the offering of shares of common stock of the Holding Company (collectively referred to herein as the "Conversion"). This appraisal report is furnished pursuant to the Association's regulatory filing of the Application for Approval of Conversion ("Form AC") with the Office of Thrift Supervision ("OTS").

     The valuation is prepared utilizing the guidelines for the valuation of mutual to stock conversions issued by the OTS. These guidelines require, among other things, that the appraiser consider the impact of the Conversion on the financial condition of the Association, the trading valuation characteristics of comparable institutions, recent conversion offerings, acquisitions in the Association's market area, and the likely trading price of the newly issued stock.

     Feldman Financial Advisors, Inc. ("Feldman Financial") is a financial consulting and economic research firm that specializes in financial valuations and analyses of business enterprises and securities in the thrift, banking, and mortgage industries. The background of Feldman Financial is presented in
Exhibit I.

     In preparing our appraisal, we conducted an analysis of the Association that included discussions with the Association's management, the Association's independent auditors, KPMG Peat Marwick LLP, the Association's legal counsel, Housley Kantarian & Bronstein, P.C., and the Association's offering manager, Trident Securities, Inc. In addition, where appropriate, we considered information based on other available published sources that we believe are reliable; however, we cannot guarantee the accuracy and completeness of such information.

     We also reviewed, among other factors, the economy in the Association's primary market area and compared the Association's financial condition and operating performance with that of selected publicly traded thrift institutions. We reviewed conditions in the securities markets in general and in the market for thrift institution common stocks in particular.

FEDERAL FINANCIAL ADVISORS, INC.


Board of Directors
Ogdensburg Federal Savings and Loan Association
September 4, 1998
Page Two



     Our appraisal is based on the Association's representation that the information contained in the Form AC and additional evidence furnished to us by the Association and its independent auditors are truthful, accurate, and complete. We did not independently verify the financial statements and other information provided by the Association and its independent auditors, nor did we independently value the assets or liabilities of the Association. The valuation considers the Association only as a going concern and should not be considered as an indication of the liquidation value of the Association.

     It is our opinion that, as of September 4, 1998, the aggregate estimated pro forma market value of the Association was within the valuation range of $1,275,000 to $1,725,000 with a midpoint of $1,500,000. The valuation range was based upon a 15 percent decrease from the midpoint to determine the minimum and a 15 percent increase to establish the maximum. Assuming an additional 15 percent increase above the maximum valuation would result in an adjusted maximum of $1,983,750.

     Our valuation is not intended, and must not be construed, to be a recommendation of any kind as to the advisability of purchasing shares of common stock in the Conversion. Moreover, because the valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of stock in the Conversion will thereafter be able to sell such shares at prices related to the foregoing estimate of the Association's pro forma market value. Feldman Financial is not a seller of securities within the meaning of any federal or state securities laws and any report prepared by Feldman Financial shall not be used as an offer or solicitation with respect to the purchase or sale of any securities.

     The valuation reported herein will be updated as appropriate. These updates will consider, among other factors, any developments or changes in the Association's operating performance, financial condition, or management policies, and current conditions in the securities markets for thrift institution common stocks. Should any such new developments or changes be material, in our opinion, to the Conversion valuation of the Association, appropriate adjustments to the estimated pro forma market value will be made. The reasons for any such adjustments will be explained in detail at that time.



                                     Respectfully,

                                     FELDMAN FINANCIAL ADVISORS, INC.

                                     By:  /s/ Trent R. Feldman
                                         -----------------------------
                                         Trent R. Feldman
                                         President

                               TABLE OF CONTENTS


TAB                                                                        PAGE
----                                                                      ------
      INTRODUCTION......................................................      1

  I.  CHAPTER ONE -- BUSINESS OF OGDENSBURG FEDERAL
      General...........................................................      4
      Financial Condition...............................................      8
      Income and Expense Trends.........................................     17
      Asset and Liability Management....................................     23
      Asset Quality.....................................................     26
      Properties........................................................     31
      Subsidiaries......................................................     32
      Market Area.......................................................     33
      Summary...........................................................     37

 II.  CHAPTER TWO  COMPARISONS WITH PUBLICLY HELD COMPANIES
      General...........................................................     38
      Selection Criteria................................................     39
      Recent Financial Comparisons......................................     43

III.  CHAPTER THREE -- MARKET VALUE ADJUSTMENTS
      Earnings Prospects................................................     54
      Market Area.......................................................     55
      Management........................................................     55
      Dividend Policy...................................................     56
      Liquidity of the Issue............................................     56
      Subscription Interest.............................................     57
      Stock Market Conditions...........................................     57
      Recent Acquisition Activity.......................................     61
      New Issue Discount................................................     63
      Adjustments Conclusion............................................     65
      Valuation Approach................................................     66
      Valuation Conclusion..............................................     67

 IV.  APPENDIX -- EXHIBITS
      I     Description of Feldman Financial Advisors, Inc..............    I-1
      II-1  Statement of Financial Condition............................   II-1
      II-2  Statement of Income.........................................   II-2
      II-3  Loan Portfolio Composition..................................   II-3
      II-4  Net Lending Activity........................................   II-4
      II-5  Investment Securities Portfolio.............................   II-5
      II-6  Deposit Account Distribution................................   II-6
      II-7  Borrowing Activity..........................................   II-7
      III   Market Valuation and Financial Data for All Public Thrifts..  III-1
      IV-1  Pro Forma Conversion Assumptions............................   IV-1
      IV-2  Pro Forma Valuation Range...................................   IV-2
      IV-3  Pro Forma Analysis at Midpoint Value........................   IV-3

                                 LIST OF TABLES

TAB                                                                        PAGE
----                                                                      ------
  I.  CHAPTER ONE -- BUSINESS OF OGDENSBURG FEDERAL
      Table 1  -- Selected Financial Condition Data......................     8
      Table 2  -- Selected Operations Data...............................     9
      Table 3  -- Selected Financial Ratios..............................    10
      Table 4  -- Income Statement Summary...............................    18
      Table 5  -- Yield and Cost Summary -- June 30, 1998 and 1997.......    21
      Table 6  -- Yield and Cost Summary -- December 31, 1997 and 1996...    22
      Table 7  -- NPV Calculation........................................    24
      Table 8  -- Nonperforming Asset Summary............................    28
      Table 9  -- Allowance for Loan Losses..............................    29
      Table 10 -- Allowance for Loan Allocation by Loan Type.............    30
      Table 11 -- Key Economic Indicators................................    35
      Table 12 -- Deposit Trends for Ogdensburg and St. Lawrence County..    36
      Table 13 -- Deposit Market Share for St. Lawrence County...........    36

 II.  CHAPTER TWO -- COMPARISONS WITH PUBLICLY HELD COMPANIES

      Table 14 -- Comparative Group Operating Summary....................    42
      Table 15 -- Key Financial Comparisons..............................    46
      Table 16 -- General Financial Performance Ratios...................    48
      Table 17 -- Income and Expense Analysis............................    49
      Table 18 -- Yield-Cost Structure and Growth Rates..................    50
      Table 19 -- Balance Sheet Composition..............................    51
      Table 20 -- Regulatory Capital and Credit Risk Ratios..............    52

III.  CHAPTER THREE  MARKET VALUE ADJUSTMENTS

      Table 21 -- Comparative Stock Market Performance...................    59
      Table 22 -- Selected Interest Rate Benchmarks......................    60
      Table 23 -- Recent North Carolina Acquisition Activity.............    62
      Table 24 -- Recent Thrift Conversion Activity......................    64
      Table 25 -- Comparative Market Valuation Analysis..................    68
      Table 26 -- Comparative Discount and Premium Analysis..............    69

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                                 INTRODUCTION

     As requested, Feldman Financial Advisors, Inc. ("Feldman Financial") has prepared an independent appraisal of the aggregate estimated pro forma market value of Ogdensburg Federal Savings and Loan Association ("Ogdensburg Federal" or the "Association") in connection with its mutual to stock conversion (the "Conversion"). The transaction structure will include the formation of the New York-chartered corporation, Peoples Bankcorp (the "Stock Company"), to be the holding company for Ogdensburg Federal. The Stock Company will offer shares of its common stock for sale (the "Stock Offering") to eligible depositors and to the Association's and Stock Company's employee stock benefit plans in a Subscription Offering. Shares not subscribed for in the Subscription Offering will be offered for sale to certain members of the general public in a Community Offering.

     In the course of preparing this appraisal report, we reviewed and discussed with the Association's management, and with the Association's independent auditors, KPMG Peat Marwick LLP, the audited financial statements of the Association's operations for the years ended December 31, 1996 and 1997 and the unaudited financial statements for the six months ended June 30, 1997 and 1998. We also discussed matters related to the Conversion with the Association's legal counsel, Housley Kantarian & Bronstein, P.C., and with the Association's offering manager, Trident Securities, Inc. We also reviewed and discussed with management other financial matters of the Association.

     Where appropriate, we considered information based upon other available public sources, which we believe to be reliable; however, we cannot guarantee the accuracy or completeness of such information. We visited the Association's primary market area and examined the prevailing

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


economic conditions. We also examined the competitive environment within which the Association operates and assessed the Association's relative strengths and weaknesses.

     We examined and compared the Association's financial performance with selected segments of the thrift industry and selected publicly traded thrifts. We reviewed conditions in the securities markets in general and the market for thrift institution common stocks in particular. We included in our analysis an examination of the potential effects of the Conversion on the Association's operating characteristics and financial performance as they relate to the estimated pro forma market value of the Association.

     In preparing our valuation, we have relied upon and assumed the accuracy and completeness of financial and statistical information provided by the Association and its independent auditors. We did not independently verify the financial statements and other information provided by the Association and its independent auditors, nor did we independently value the assets or liabilities of the Association. The valuation considers the Association only as a going concern and should not be considered as an indication of the liquidation value of the Association.

     OUR VALUATION IS NOT INTENDED, AND MUST NOT BE CONSTRUED, TO BE A RECOMMENDATION OF ANY KIND AS TO THE ADVISABILITY OF PURCHASING SHARES OF COMMON STOCK IN THE CONVERSION. MOREOVER, BECAUSE SUCH VALUATION IS NECESSARILY BASED ON ESTIMATES AND PROJECTIONS OF A NUMBER OF MATTERS, ALL OF WHICH ARE SUBJECT TO CHANGE FROM TIME TO TIME, NO ASSURANCE CAN BE GIVEN THAT PERSONS WHO PURCHASE SHARES OF COMMON STOCK IN THE REORGANIZATION WILL THEREAFTER BE ABLE TO SELL SUCH SHARES AT PRICES RELATED TO THE FOREGOING VALUATION OF THE PRO FORMA MARKET VALUE THEREOF. FELDMAN FINANCIAL IS NOT A SELLER OF SECURITIES WITHIN THE MEANING OF ANY FEDERAL AND STATE SECURITIES LAWS AND ANY REPORT PREPARED BY FELDMAN

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


FINANCIAL SHALL NOT BE USED AS AN OFFER OR SOLICITATION WITH RESPECT TO THE PURCHASE OR SALE OF ANY SECURITIES.

     The valuation reported herein will be updated as appropriate. These updates will consider, among other factors, any developments or changes in the Association's financial performance or management policies, and current conditions in the securities market for thrift institution common stocks. Should any such developments or changes be material, in our opinion, to the Conversion valuation of the Association, appropriate adjustments to the estimated pro forma market value will be made. The reasons for any such adjustments will be explained in detail at that time.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                      I.   BUSINESS OF OGDENSBURG FEDERAL

                                    GENERAL

     Ogdensburg Federal was organized originally in 1888. The Association currently conducts its business from one full-service banking office located in Ogdensburg, New York. The Association is subject to regulation by the Office of Thrift Supervision ("OTS") and the Federal Deposit Insurance Corporation ("FDIC"), the insurer of its deposit accounts up to applicable limits through the Savings Association Insurance Fund ("SAIF"). The Association is a member of the Federal Home Loan Association ("FHLB") of New York. As of June 30, 1998, the Association had total assets of $24.2 million, total deposits of $22.4 million, and total equity of $1.6 million or 6.80% of total assets.

     Ogdensburg Federal is a community and customer oriented financial institution chartered to profitably provide financial services to individuals, families and small businesses. The Association has historically placed an emphasis on residential mortgage lending, primarily originating high quality one-to-four family fixed and adjustable rate mortgage loans. The Association offers conforming residential loans for portfolio retention. In addition, the Association offers consumer auto loans on one to two year old cars and home equity loans. To a lesser degree, it also originates commercial real estate loans, deposit account loans, and commercial business loans. Ogdensburg Federal has funded its lending and investment activity primarily with deposit accounts and has not utilized borrowed funds in recent years.

     Of the Association's loan portfolio at June 30, 1998, 65.5% consisted of loans secured by one-to-four family residential properties, 4.9% were secured by non-residential real estate, and 29.6% were commercial and consumer loans, primarily consumer auto loans. The Association also invests in securities and other short-term investments. At June 30, 1998, investment

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


securities and short-term investments amounted to $4.8 million or 19.7% of the Association's assets.

     The Association offers traditional deposit accounts consisting of savings and club accounts, certificates of deposit, money market accounts, NOW accounts, and demand accounts. The Association operates one full-service banking office in Ogdensburg and the majority of the Association's deposits are gathered from Ogdensburg and the surrounding communities. The Association's primary lending area is Ogdensburg, and the surrounding communities of Lisbon, Oswegatchie, Madrid, Morristown, Heuvelton, Hammond, Depeyster, Macomb, and Waddington and the village of Rennsselaer Falls, all of which are located within St. Lawrence County. Because a significant concentration of the Association's assets are secured by residential real estate located in its primary lending territory, the Association's asset quality is highly dependent upon the real estate market conditions in the local economy. As the economic environment of Ogdensburg has remained relatively constant through the 1990's, the Association's level of non-performing loans has continued to remain relatively low and manageable and was 1.41% of total assets as of June 30. 1998.

     Ogdensburg Federal has generated relatively low profitability returns over the past few years. Net income for six months ended June 30, 1998, net income was $72,000, or 0.61% of average assets and for fiscal 1997 was $88,000, or 0.39% of average assets. Net income of $88,000 for fiscal 1998 was an improvement compared to net income of $8,000 for fiscal 1996. Included in earnings for fiscal 1996 was a one-time charge of $128,000 ($94,000 after-taxes) for the special SAIF assessment. Adjusting for this expense, the Association would have earned approximately $102,000, or 0.51% of average assets.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


     The return for the six months ended June 30, 1998 was relatively flat as compared to the six months ended June 30, 1997, decreasing by $5,000, from the $77,000 recorded for the six months ended June 30, 1997. The decrease in net income was due primarily to an increased level of non-interest expenses, partially offset by an increased level of noninterest income.

     The Association's capital has substantially exceeded all applicable regulatory capital requirements and has increased from $1.48 million, or 6.71% of assets, at December 31, 1997, to $1.65 million, or 6.80% of assets, at June 30, 1998.

     The Association seeks to generate future earnings growth through continued emphasis on residential real estate lending. Management intends to monitor economic conditions in the Association's market area and adjust the mix of its lending activities in response to changing conditions in order to maintain sound asset quality and profitability. Management believes opportunities for growth exist in its market area and plans to manage growth to ensure compliance with regulatory capital requirements and to achieve overall strategic objectives, without unduly increasing the risk profile of the balance sheet. Management believes that the Association can continue to meet its financial and strategic objectives by seeking business primarily within its market area.

     The Board of Directors of Ogdensburg Federal has determined that the Conversion is in the best interest of the Association and its customers, and has discerned several business purposes for effecting the proposed Conversion. The Conversion will structure the Association in the stock form, which is used by commercial banks, most major business corporations, and an increasing majority of savings institutions. Formation of the Stock Company will permit the Association to issue common stock, which is a source of capital not available to mutual institutions.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


     The ability to issue common stock will enable the Association to establish stock benefit plans for management and employees, thereby improving the Association's capacity to attract and retain qualified personnel. The additional capital, along with the holding company organizational structure, will help to facilitate expansion through mergers and acquisitions.

     The increased capital resulting from the Stock Offering will enable the Association to take advantage of additional lending opportunities within its market area. Based on the Association's expanded capital base, the Association will be able to increase its lending limits and borrower concentrations without jeopardizing credit risk management. Management does not anticipate that the mix of loans that will be originated will change after Conversion although the Association will consider adding products and services as the competition within the market demands. The Association will implement any such growth and expansion plans with a disciplined and deliberate approach.

     The remainder of Chapter I examines in more detail the trends addressed in this section, including the impact of changes in the Association's economic and competitive environment, and recent management initiatives. The discussion is supplemented by the exhibits in the Appendix. Exhibit II-1 summarizes the Association's statements of financial condition as of June 30, 1997 and 1998 and for the fiscal years ending December 31, 1996 and 1997. Exhibit II-2 presents the Association's statements of income for the six-months ended June 30, 1997 and 1998 and the fiscal years ended December 31, 1996 and 1997.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                              FINANCIAL CONDITION

     Table 1 presents selected data concerning Ogdensburg Federal's financial position as of the six-month period ended June 30, 1998 and the fiscal years ended December 31, 1996 and 1997. Table 2 displays information concerning results of operations for the six month periods ending June 30, 1998 and 1997 and for the fiscal years ended December 31, 1997 and 1996 and Table 3 displays selected ratios for the same periods as Table 2.

                                    Table 1
                       SELECTED FINANCIAL CONDITION DATA
                At June 30, 1998 and December 31, 1997 and 1996
                             (Dollars in Thousands)

=================================================================================================
                                                   At                      At  December 31,
                                                June 30,             ----------------------------
                                                  1998                   1997            1996
-------------------------------------------------------------------------------------------------
Total assets                                       $24,247              $23,402         $21,998
Loans, net                                          18,698               16,668          15,359
Cash and cash equivalents                            1,239                1,227           1,571
Securities:
  Available-for-sale                                   ---                  737             804
  Held-to-maturity                                   3,546                4,031           3,561
Total deposits                                      22,356               21,765          20,489
Total equity                                         1,648                1,577           1,477
=================================================================================================

Source:  Ogdensburg Federal, preliminary prospectus.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                                    Table 2
                            SELECTED OPERATIONS DATA
                    Six Months Ended June 30, 1998 and 1997
                   and Years Ended December 31, 1997 and 1996
                             (Dollars in Thousands)

=====================================================================================================
                                             Six Months Ended                       Year Ended
                                                  June 30,                         December 31,
                                         -----------------------              -----------------------
                                          1998              1997               1997             1996
-----------------------------------------------------------------------------------------------------

 Interest income                           $882             $812              $1,662           $1,592
 Interest expense                           522              477                 998              955
                                           ----             ----              ------           ------
 Net interest income                        360              335                 664              637
 Provision for loan losses                    3              ---                  57              ---
 Net interest income after
  provision for loan losses                 357              335                 607              637
 Non-interest income                         22               20                  44               30
 Non-interest expense                       281              250                 525              656
                                           ----             ----              ------           ------
 Income before income tax expense            98              105                 126               11
 Income tax expense                          26               28                  38                3
                                           ----             ----              ------           ------
       Net income                          $ 72             $ 77              $   88           $   11
                                           ====             ====              ======           ======
=====================================================================================================

Source:  Ogdensburg Federal, preliminary prospectus.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                                    Table 3
                           SELECTED FINANCIAL RATIOS
                    Six Months Ended June 30, 1998 and 1997
                   and Years Ended December 31, 1997 and 1996

=========================================================================================================
                                           Six Months Ended                          Year Ended
                                               June 30,                             December 31,
                                      ----------------------------           ----------------------------
                                         1998               1997                 1997              1996
---------------------------------------------------------------------------------------------------------
PERFORMANCE RATIOS:
  Return on average assets (net
   income divided by average
   total assets)                           0.61%             0.69%                0.39%             0.04%
  Return on average equity (net
   income divided by average
   total assets)                           9.04             10.42                 5.82              0.53
  Net interest rate spread
   (combined weighted average interest
   rate earned less combined weighted
   average interest rate cost)             2.97              2.96                 2.86              2.90
  Average interest-earning assets
   to average interest-bearing
   liabilities                           105.36            104.73               104.62            104.15
  Noninterest expense to average
   total assets                            1.18              1.12                 2.30              3.00

ASSET QUALITY RATIOS:
  Nonperforming assets to total
   assets                                  1.41              0.11                 1.42              0.04
  Nonperforming loans to total loans       1.61              0.16                 1.74              0.06
  Allowance for loan losses to
   total loans                             0.87              0.72                 0.97              0.75
  Allowance for loan losses to
   nonperforming loans                    54.46            438.46                55.97           1288.89
  Provision for loan losses to
   loans, net                              0.02               ---                 0.34               ---
  Net charge-offs to average
   loans outstanding                       0.01              0.01                 0.06               ---

CAPITAL RATIOS:
  Equity to total assets                   6.80              6.80                 6.74              6.71
  Average equity to average total
   assets                                  6.72              6.64                 6.64              6.96
=========================================================================================================

Source:  Ogdensburg Federal, preliminary prospectus.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


Asset Composition
-----------------

     The Association's asset base grew 10.2% between December 31, 1996 and
June 30, 1998. Total assets increased by $2.2 million over this one-and-a-half year period, primarily as a result of the expanding loan portfolio. The Association's growth was internally generated without augmentation from mergers or acquisitions of other company operations. The ratio of net loans to assets increased from 69.8% at December 31, 1996, to 77.1% at June 30, 1998. During the same time period the ratio of cash and securities to assets decreased from 27.0% to 19.7%.

     The Association's loan portfolio is predominantly secured by real estate properties. As displayed in Exhibit II-3, the Association's net loan portfolio at June 30, 1996 totaled $18.7 million, of which 65.6% ($12.4 million) were mortgage loans secured by one-to-four family residences, 3.8% ($726,000) were secured by commercial real estate, 17.5% ($3.3 million) were automobile loans, and 5.6% ($1.1 million) were home equity loans.

     Between December 31, 1996, and June 30, 1998, the Association's one-to-four family loans increased by $0.5 million and automobile loans by $1.9 million.
Exhibit II-4 summarizes the Association's net lending activity during recent periods.

     The Association originates both fixed rate and adjustable rate mortgage loans. One-to-four family mortgage loans are generally originated in amounts up to 80.0% of the lesser of appraised value or purchase price with a maximum loan amount of $200,000 and a maximum term of 30 years. The Association also offers a first-time homebuyer program pursuant to which loans may be made in amounts up to 90.0% of the lesser of appraised value or purchase price with the same maximum loan amount and term as other mortgage loans.

     Adjustable rate loans originated by the Association are based upon an index plus a stated margin and provide for periodic interest rate adjustments upward or downward of up to 2.0% per

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


year. Generally, adjustable rate loans reprice very year and provide for terms up to 30 years with most loans having terms of between 10 and 20 years.

     Adjustable rate loans decrease the risk associated with changes in interest rates by periodically repricing, but involve other risks because as interest rates increase, the underlying payments by the borrower increase, thus increasing the potential for default by the borrower. Upward adjustment of the contractual interest rate is also limited by the maximum periodic and lifetime interest rate adjustment permitted by the loan documents, and, therefore is potentially limited in effectiveness during periods of rapidly rising interest rates.

     The Association originates a limited number of residential construction loans on one- to four-family residential properties to individuals who will be the owner and occupant upon completion of the construction. Borrowers are required to pay interest during the construction period which may not last beyond twelve months. Upon completion of the construction, the loan converts to a fully amortizing mortgage loans. Loan proceeds are disbursed according to a draw schedule and the Association inspects the progress of the construction before additional funds are disbursed. Construction loans may be fixed or adjustable rate.

     Construction lending is generally considered to involve a higher degree of credit risk than long term financing of residential properties. Risk of loss on a construction loan is dependent largely upon the accuracy of the initial estimate of the property's value at completion of the construction and the estimated cost of construction. If the estimate of construction cost and the marketability of the property upon completion of the project prove to be inaccurate, the Association may be compelled to advance additional funds to complete the construction. Furthermore, if the final value of the completed property is less than the estimated amount, the value of the property might be insufficient to assure the repayment of the loan.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


     The Association originates limited commercial real estate loans secured by small apartment buildings, office buildings, and other commercial properties. Loan amounts do not exceed 75% of the appraised value of the property. Commercial real estate lending entails significant additional risks compared to residential property lending. These loans typically involve large loan balances to single borrowers or groups of related borrowers. The repayment of these loans typically is dependent on the successful operation of the real estate project securing the loan. These risks can be significantly affected by supply and demand conditions in the market for office and retail space and may also be subject to adverse conditions in the economy. To minimize these risks, the Association generally limits this type of lending to its market area and to borrowers who are known to the Association.

     The Association engages in a limited amount of commercial business lending to benefit from the higher fees and interest rates and the shorter term to maturity. Commercial business loans consist of equipment, lines of credit and other business purpose loans. The loans are generally secured by either the underlying properties or by the personal guarantee of the borrower.

     Unlike residential mortgage loans, which are generally made on the basis of the borrower's ability to make repayment from his or her employment and other income and which are secured by real property whose value tends to be more readily ascertainable, commercial business loans typically are made on the basis of the borrower's ability to make repayment from the cash flow of the borrower's business. As a result, the availability of funds for the repayment of commercial business loans may be substantially dependent on the success of the business itself and the general economic environment.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


     The Association offers various types of consumer loans in order to provide a wider range of financial services to their customers. Consumer loans consist of automobile, home equity lines of credit, passbook and personal loans. Home equity lines of credit have a maximum draw period of ten years with a maximum term of 20 years. Passbook and certificate of deposit secured loans are offered up to the maximum of the deposit balance and are due on demand. The Association offers loans for both new and used automobiles with a maximum term of five years and maximum loan amounts of $30,000.

     Consumer loans may entail greater risk than residential mortgage loans, particularly in the case of consumer loans that are unsecured or secured by assets that depreciate rapidly. Repossessed collateral for a defaulted consumer loan may not be sufficient for repayment of the outstanding loan, and the remaining deficiency may not be collectible.

     Exhibit II-5 displays the composition of the Association's investment portfolio. The Association determines the level of investment securities depending upon several factors, including: (1) the yields on investment alternatives, (2) management's judgment as to the attractiveness of the yields then available in relation to other opportunities, (3) expectation of future yield levels, and (4) management's projections as to the short-term demand for funds to be used in loan origination and other activities. As of June 30, 1998, the Association's investment portfolio policy allowed investments in instruments such as: (1) U.S. treasury obligations, (2) U.S. federal agency or federally sponsored agency obligations, (3) local municipal obligations, (4) mortgage-backed securities, (5) bankers' acceptances, (6) time certificates, (7) federal funds, including FHLB overnight and term deposits (up to six months), and (8) investment grade corporate bonds, commercial paper and mortgage derivative products.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


     To supplement lending activities, The Association invests in mortgage-backed securities. Mortgage-backed securities can serve as collateral for borrowings and, through repayments, as a source of liquidity. The Association's mortgage-backed securities portfolio consists of participations or pass-through certificates issued by the Government National Mortgage Association. The mortgage-backed securities portfolio was classified as "held-to-maturity" at June 30, 1998.

Source of Funds
---------------

     Deposits are the primary source of the Association's funds for lending and other investment purposes. Funds are also derived from the receipt of payments on loans and prepayment of loans and, to a much lesser extent, maturities of investment securities and mortgage-backed securities, borrowings and operations. Scheduled loan principal repayments are a relatively stable source of funds, while deposit inflows and outflows and loan prepayments are significantly influenced by general interest rates and market conditions.

     As of June 30, 1998, deposits totaled $22.4 million, representing 98.9% of total liabilities. Exhibit II-6 presents a summary of the Association's deposit portfolio as of June 30, 1998.

     Consumer and commercial deposits are attracted principally from within the Association's market area through the offering of a selection of deposit instruments including regular savings accounts, money market accounts, and term certificate accounts. Deposit account terms vary according to the minimum balance required, the time period the funds must remain on deposit, and the interest rate. Interest rates paid on deposits are set weekly by the Association's senior management. Interest rates are determined based upon liquidity requirements, interest rates paid by the Association's competitors, growth goals and applicable regulatory restrictions

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


and requirements. Time certificates in amounts of $100,000 or more constituted $1.5 million, or 6.51%, of the total deposit portfolio.

     Advances (borrowings) may be obtained from the FHLB of New York to supplement the Association's supply of lendable funds. Advances from the FHLB of New York are typically secured by a pledge of the Association's stock in the FHLB of New York, a portion of the first mortgage loan portfolio and other assets. Each FHLB credit program has its own interest rate, which may be fixed or adjustable, and a range of maturities. As of June 30, 1998, the Association did not have any borrowings outstanding.

Equity Capital
--------------

     The Association's equity capital was $1.6 million, or 6.80% of total assets, at June 30, 1998. Equity increased slightly from $1.5 million as of December 31, 1996. For regulatory purposes at June 30, 1998, the Association's core capital ratio measured 6.8% and its total risk-based capital ratio was 13.2%. The Association not only met its minimum regulatory capital requirements but also surpassed the levels necessary to qualify for the designation of well capitalized.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                           INCOME AND EXPENSE TRENDS

     Net income for the six months ended June 30, 1998 was relatively flat as compared to the six months ended June 30, 1997, decreasing by $5,000 from $77,000 for the six months ended June 30, 1997 to $72,000 for the six months ended June 30, 1998. The decrease in net income was due primarily to an increased level of non-interest expenses, partially offset by an increased level of net interest income. Table 4 on page 18 details the Association's earnings for the six month periods ending June 30, 1998 and 1997 and for the fiscal years ended December 31, 1997 and 1996.

     Net interest income increased $25,000, or 7.46%, from $335,000 for the six months ended June 30, 1997 to $360,000 for the six months ended June 30, 1998. The increase was due mainly from growth in the Association's loan portfolio.
The average balance of loans outstanding during the six months ended June 30, 1998 was $17.2 million as compared to $15.3 million during the first six months of 1997. Interest expense also increased over these six-month periods due primarily to an increase in both the average balance of deposits during the period and the average cost of deposits. For the first six months of 1998, total deposits averaged $21.3 million as compared to $20.2 million for the first six months of 1997. The average costs of such deposits amounted to 4.92% for the 1998 period, a 16 basis point increase from 4.76% for the first half of 1997.

     During the six months ended June 30, 1998, the Association made a $3,000 provision for loan losses compared to no provision for the comparable period in fiscal 1997. Net charge-offs for the six months ended June 30, 1998 amounted to $2,000.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                                    Table 4
                            INCOME STATEMENT SUMMARY
                    Six Months Ended June 30, 1998 and 1997
                   and Years Ended December 31, 1997 and 1996
                             (Dollars in Thousands)

======================================================================================================
                                            Six Months Ended                      Year Ended
                                                June 30,                         December 31,
                                       ---------------------------         ---------------------------
                                         1998               1997              1997              1996
------------------------------------------------------------------------------------------------------
Total interest income                      $822             $812              $1,662           $1,592
Total interest expense                      522              477                 998              955
                                           ----             ----              ------           ------
       Net interest income                  360              335                 664              637

Provision for loan losses                     3               --                  57               --
                                           ----             ----              ------           ------
       Net interest income after
        provision                           357              335                 607              637

Service charges                              14               11                  30               14
Net gain on sale of securities                1               --                  --               --
Other                                         7                9                  14               16
                                           ----             ----              ------           ------
       Total non-interest income             22               20                  44               30

Salaries and benefits                       140              128                 258              258
Directors fees                               31               32                  59               54
Building, occupancy and equipment            27               32                  73               59
Data processing                              15               14                  28               27
Postage and supplies                         12                8                  25               23
Deposit insurance premium                     7                4                  11              174
Insurance                                     5                7                  17               14
Other                                        44               25                  54               47
                                           ----             ----              ------           ------
       Total non-interest expense           281              250                 525              656

Income before taxes                          98              105                 126               11
Income tax expense                           26               28                  38                3
                                           ----             ----              ------           ------

       Net income                          $ 72             $ 77              $   88           $    8
                                           ====             ====              ======           ======
=======================================================================================================

Source:  Ogdensburg Federal

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


     Noninterest income increased $2,000 over the comparative six-months periods due to increases in the fees earned on loans and other income offset by adecrease in other noninterest income.

     Noninterest expense increased by $31,000, or 12.40%, for the six months ended June 30, 1998 compared to the same period in fiscal year 1997 due to increases in compensation and related expenses, deposit insurance, postage and supplies and other expenses, offset by decreases in building, occupancy and equipment expense and insurance.

     The provision for income tax decreased $2,000 over the comparable period due to a decrease in pre-tax income. Effective tax rates for the six months ended June 30, 1998 and 1997 were 26.5% and 26.7%, respectively.

     Net income increased $80,000 from $8,000 for the fiscal year ended
December 31, 1996 to $88,000 for the fiscal year ended December 31, 1997. The primary reason for the increase was due to the absence of any SAIF special assessment during the fiscal 1997 year. During the year ended December 31, 1996, all thrift institutions were required to pay a special assessment in order to recapitalize the SAIF, the FDIC fund that insures the Association's deposits. The special assessment amounted to $128,000 and was paid during the quarter ended December 31, 1996.

     Net interest income increased from $637,000 for fiscal year 1996 to $664,000 for fiscal year 1997. The $27,000 increase was primarily due to an increase in the average balance of the loan and securities portfolios. During the year ended December 31, 1997, the average balance of the loan portfolio increased by $823,000, or 5.49%, and the average balance of the securities portfolio increased by $249,000, or 6.40%, as compared to the year ended December 31, 1996.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


Total interest expense also increased during the fiscal year by $43,000 due to an increase in the volume of deposits, primarily time certificates.

     During fiscal 1997, the Association decided to pursue increases in the automobile loan portfolio which are believed to have greater risk than one- to four-family mortgage lending. For this reason, the Association recorded a $57,000 provision for loan losses as compared to no provision for the previous fiscal year.

     Noninterest income increased from $30,000 for fiscal year 1996 to $44,000 for fiscal year 1997 due primarily to a $16,000 increase in fees earned on deposit accounts.

     For fiscal 1997, noninterest expenses were $525,000 as compared to $656,000 for fiscal year 1996. The decline in this expense level was primarily due to the absence of any special SAIF assessment in the 1997 period. During fiscal year 1996, the Association was required to pay a special assessment of $128,000 to help recapitalize the SAIF. The decline was offset by increases of $14,000 in building, occupancy and equipment expense and $7,000 in other miscellaneous expenses. As a result of the SAIF recapitalization, deposit insurance premiums declined significantly, resulting in a reduction of $163,000 from 1996 to 1997. Annual deposit insurance premiums are expected to remain at the current level, 0.064% of total assessable deposits, in future periods though there can be no assurance in this regard.

     Income tax expense for fiscal 1997 amounted to $38,000 as compared to $3,000 for fiscal year 1996. The $35,000 increase was directly attributable to the increased level of pre-tax income in 1997 as compared to 1996. Effective tax rates for fiscal tears 1997 and 1996 were 30.1% and 27.3%, respectively.

     Tables 5 and 6 details the Association's yield/cost information for the six month periods ended June 30, 1998 and 1997 and for the fiscal years ended December 31, 1997 and 1996.

                                    Table 5
                            YIELD AND COST SUMMARY
                             At June 30, 1998 and
                    Six Months Ended June 30, 1998 and 1997
                            (Dollars in Thousands)


 ==================================================================================================================================
                                                                                       Six Months Ended June 30,
                                                                   ----------------------------------------------------------------
                                                  At June 30,                   1998                              1997
                                                      1998         -------------------------------   ------------------------------
                                             ------------------                            Average                          Average
                                                        Yield/     Average                 Yield/     Average                Yield/
                                             Balance     Cost      Balance     Interest     Cost      Balance    Interest     Cost
                                             -------   --------    -------    ---------    -------    -------    --------   -------
Interest-earning assets:
  Loans                                      $18,698     8.11%     $17,151       $727       8.55%     $15,341      $645      8.48%
  Securities                                   3,546     5.69        4,498        127       5.69        4,683       132      5.68
  Other short-term investments                   756     5.78          769         28       7.34        1,123        35      6.28
                                             -------               -------       ----                 -------      ----
    Total interest-earning assets             23,000     7.66       22,418        882       7.93       21,147       812      7.74
Non-interest-earning assets                    1,247                 1,373                              1,177
                                             -------               -------                            -------
    Total assets                             $24,247               $23,791                            $22,324
                                             =======               =======                            =======

Interest-bearing liabilities:
  Savings and club accounts                  $ 3,131     3.09      $ 2,997       $ 40       2.69      $ 2,739      $ 39      2.87
  Time certificates                           16,519     5.80       16,218        465       5.78       15,450       420      5.48
  NOW and money market accounts                1,971     1.74        2,062         17       1.66        2,002        18      1.81
  Borrowings                                      --       --           --         --         --           --        --        --
                                             -------               -------       ----                 -------      ----
    Total interest-bearing liabilities        21,621     5.04       21,277        522       4.92       20,191       477      4.76
Non-interest-bearing liabilities                 978                   916                                651
                                             -------               -------                            -------
    Total liabilities                         22,599                22,193                             20,842
Total equity                                   1,648                 1,598                              1,482
                                             -------               -------                            -------
    Total liabilities and equity             $24,247               $23,791                            $22,324
                                             =======               =======                            =======

Net interest income                                                              $360                              $335
                                                                                 ====                              ====
Net interest rate spread                                 2.62%                              3.01%                            2.98%
                                                         ====                               ====                             ====
Net yield on interest-earning assets                                                        3.24%                            3.19%
                                                                                            ====                             ====
Average interest-earning assets to
 average interest-bearing liabilities                    1.06x                              1.05x                            1.05x
                                                         ====                               ====                             ====

================================================================================
Source:  Ogdensburg Federal, preliminary prospectus.

                                    Table 6
                            YIELD AND COST SUMMARY
                    Years Ended December 31, 1997 and 1996
                            (Dollars in Thousands)


===============================================================================================================
                                                                      Year Ended December 31,
                                                ---------------------------------------------------------------
                                                              1997                             1996
                                                ------------------------------   ------------------------------
                                                                       Average                          Average
                                                Average                Yield/    Average                Yield/
                                                Balance    Interest     Cost     Balance    Interest     Cost
                                                -------    --------    ------    -------    --------    ------

Interest-earning assets:
  Loans                                        $15,824       $1,330      8.40%   $15,001      $1,266      8.44%
  Securities                                     4,887          277      5.67      4,593         260      5.66
  Other short-term investments                     835           55      6.59      1,024          66      6.45
                                               -------       ------              -------      ------
    Total interest-earning assets               21,546        1,662      7.71     20,618       1,592      7.72
Non-interest-earning assets                      1,234                             1,256
                                               -------                           -------
    Total assets                               $22,780                           $21,874
                                               =======                           =======

Interest-bearing liabilities:
  Savings and club accounts                    $ 2,747       $   79      2.88    $ 2,908      $   86      2.96
  Time certificates                             15,824          883      5.58     14,867         832      5.60
  NOW and money market accounts                  2,024           36      1.78      2,016          36      1.79
  Borrowings                                        --           --        --          5           1      5.96
                                               -------       ------              -------      ------
    Total interest-bearing liabilities          20,595          998      4.85     19,796         955      4.82
Non-interest-bearing liabilities                   672                               555
                                               -------                           -------
    Total liabilities                           21,267                            20,352
Total equity                                     1,502                             1,523
                                               -------                           -------
  Total liabilities and equity                 $22,769                           $21,874
                                               =======                           =======
Net interest income                                          $  664                           $  637
                                                             ======                           ======
Net interest rate spread                                                 2.86%                            2.90%
                                                                         ====                             ====
Net yield on interest-earning assets                                     3.08%                            3.09%
                                                                         ====                             ====
Average interest-earning assets to
 average interest-bearing liabilities                                    1.05x                            1.04x
                                                                         ====                             ====

================================================================================
Source:  Ogdensburg Federal, preliminary prospectus.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                         ASSET AND LIABILITY MANAGEMENT

     Assets and liabilities may be analyzed by examining the extent to which assets and liabilities are interest-rate sensitive and by monitoring the expected effects of interest rate changes on the Association's net portfolio value.

     An asset is interest-rate sensitive within a specific time period if it will mature or reprice within that time period. If assets mature more quickly or to a greater extent than liabilities, the Association's net portfolio value and net interest income would tend to increase during periods of rising interest rates but decrease during periods of falling interest rates. Conversely, if assets mature or reprice more slowly or to a lesser extent than liabilities, the Association's net portfolio value and net interest income would tend to decrease during periods of rising interest rates but increase during periods of falling interest rates. The Association's policy has been to mitigate interest rate risk inherent in the historical savings association business of originating long-term loans funded by short-term deposits by pursuing certain strategies designed to decrease the vulnerability of earnings to material and prolonged changes in interest rates.

     To manage interest rate risk, the Association stresses the origination of adjustable rate loans. At June 30, 1998, the average weighted term to maturity of the mortgage loan portfolio was approximately 13.6 years and the weighted average term of time certificates was slightly less than one year.

     In recent years, the Association has measured interest rate sensitivity by computing the "gap" between the assets and liabilities which were expected to mature or reprice within certain time periods, based upon assumptions regarding loan prepayment and deposit decay rates formerly provided by the OTS. However, the OTS now measures an institution's interest rate risk by computing the amount by which the net present value of cash flows from assets, liabilities

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


and off balance sheet items (the institution's net portfolio value or "NPV") would change in the event of a range of assumed changes in market interest rates. These computations estimate the effect on an institution's NPV from instantaneous and permanent 1% to 4% (100 to 400 basis points) increases and decreases in market interest rates

     Table 7 presents the Association's NPV at June 30, 1998 as calculated by the OTS. As shown by the table, the Association's current NPV position is more sensitive to decreases in interest rates than to increases in interest rates due to the shorter maturities of its liability portfolio.

                                    Table 7
                                NPV CALCULATION
                                At June 30, 1998
                             (Dollars in Thousands)

==========================================================================================================
                                                                                   NPV as % of
        Change                                                              Portfolio Value of Assets
          In                              Net Portfolio Value          -----------------------------------
        Rates                     -----------------------------------                       Basis
                                    $ Amount   $ Change   % Change          NPV Ratio    Point Change
----------------------------------------------------------------------------------------------------------
      +400  bp                        1,433      (530)       (27)%            6.06%         (192) bp
      +300  bp                        1,618      (345)       (18)             6.76          (122) bp
      +200  bp                        1,774      (188)       (10)             7.33           (65) bp
      +100  bp                        1,891       (71)        (4)             7.74           (23) bp
         0  bp                        1,962        --         --              7.98            --  bp
      -100  bp                        2,076       114          6              8.36           (39) bp
      -200  bp                        2,232       269         14              8.89           (92) bp
      -300  bp                        2,409       447         23              9.49          (151) bp
      -400  bp                        2,642       680         35             10.27          (229) bp
==========================================================================================================

Source:  Ogdensburg Federal, preliminary prospectus

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


     The Board of Directors has established a policy setting forth the maximum NPV variances as a result of such instantaneous and permanent changes in interest rates. At June 30, 1998, the Association's interest rate sensitivity was within the policy established by the Board.

     The Board of Directors reviews asset and liability management policies.
The Board of Directors meets regularly to review interest rate risk and trends, as well as liquidity and capital ratios and requirements. Management administers the policies and determinations of the Board of Directors with respect to the Association's asset and liability goals and strategies. The Association expects asset and liability policies and strategies will continue as described so long as competitive and regulatory conditions in the financial institution industry and market interest rates continue as they have in recent years.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                                 ASSET QUALITY

     In order to effectively monitor problem loans, the Board of Directors is informed on a monthly basis. Problem loans are generally placed on non-accrual status when the loan becomes more than 90 days delinquent or when the collection of additional interest is doubtful.

     The Association's ratio of nonperforming assets to total assets increased from 0.04% at December 31, 1996 to 1.41% at June 30, 1998. The increase in nonperforming assets was attributable to the Association's $269,000 participation in a $3.2 million loan originated by TASCO being placed on nonaccrual status during fiscal year 1997. Total nonperforming assets were $343,000 as of June 30, 1998. The Association's real estate owned ("REO") was $40,000 as of the same date. Subsequent to June 30, 1998, this property was sold for $30,000.

     The Association's allowance for loan losses totaled $165,000, or 0.87% of net loans and 54.5% of nonperforming loans at June 30, 1998. The balance of the allowance for loan losses increased by $49,00 since December 31, 1996.

     OTS regulations provide for a classification system for problem assets of savings associations which covers all problem assets. Under this classification system, problem assets are classified as "substandard," "doubtful," or "loss." An asset is qualified as substandard if it is inadequately protected by the current net worth and paying capacity of the borrower or the collateral pledged, if any. Substandard assets include those characterized by the "distinct possibility" that the Association will sustain "some loss" if the deficiency is not corrected. Assets classified as doubtful have all the weaknesses inherent in those classified as substandard, with the added characteristic that the weakness present make "collection or liquidation in full, on the basis of currently existing facts, conditions, and, values "highly questionable and improbable." Assets classified as loss are those considered "uncollectible" and of such little

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


value that their continuance as assets without the establishment of a specific loss reserve is not warranted. Based on its internal asset quality rating system pursuant to OTS regulations, the Association had designated as of June 30, 1998 outstanding loans of $74,000 as substandard and no assets were classified as special mention, doubtful or loss. Assets may be designated as "special mention" because of a potential weakness that does not currently warrant classification in one of the aforementioned categories.

     Real estate acquired in settlement of loans is carried at the lower of the unpaid loan balance or fair value less estimated costs to sell. Write-downs from the unpaid loan balance to fair value at the time of foreclosure are charged to allowance for loan loss. Subsequent write-downs to fair value, net of disposal costs, are charged to other expenses.

     Table 8 on page 28 sets forth information regarding nonaccrual loans and real estate owned. As of the dates indicated, no loans were categorized as troubled debt restructurings within the meaning of SFAS 114.

     Table 9 on page 29 sets forth an analysis of the Association's allowance for loan losses for the periods indicated and Table 10 on page 30 details the Association's allowance for loan loss allocation by loan type.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                                    Table 8
                          NONPERFORMING ASSET SUMMARY
                 At June 30, 1998 and December 31, 1997and 1996
                             (Dollars in Thousands)

=================================================================================================
                                                      At                     At  December 31,
                                                   June 30,              ------------------------
                                                     1998                 1997              1996
-------------------------------------------------------------------------------------------------

Loans accounted for on a nonaccrual basis:
  Real estate:
     One- to Four-family residence                   $  31                 $  22            $  --
     Commercial                                        269                   271               --
     Construction                                       --                    --               --
  Automobile                                             3                    --               --
  Home equity                                           --                    --               --
  Passbook                                              --                    --               --
  Commercial                                            --                    --               --
  Other                                                 --                    --                9
                                                     -----                 -----            -----
     Total                                           $ 303                 $ 293            $   9
                                                     =====                 =====            =====
Accruing loans which are contractually
  past due 90 days or more:
  Real estate:
     One- to four-family residence                   $  --                 $  --            $  --
     Commercial                                         --                    --               --
  Construction                                          --                    --               --
  Automobile                                            --                    --               --
  Home equity                                           --                    --               --
  Passbook                                              --                    --               --
  Commercial                                            --                    --               --
  Other                                                 --                    --               --
                                                     -----                 -----            -----
     Total                                           $  --                 $  --            $  --
                                                     -----                 -----            -----
     Total nonperforming loans                       $ 303                 $ 293            $   9
                                                     =====                 =====            =====

Percentage of total loans                             1.61%                 1.74%            0.06%
Other nonperforming assets                           $  40                 $  40            $  --
Loans modified in troubled debt
 restructurings                                      $  --                 $  --            $  --
==================================================================================================

Source:  Ogdensburg Federal, preliminary prospectus.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                                    Table 9
                           ALLOWANCE FOR LOAN LOSSES
                    Six Months Ended June 30, 1998 and 1997
                   and Years Ended December 31, 1997 and 1996
                             (Dollars in Thousands)

=========================================================================================================
                                           Six Months Ended                          Year Ended
                                               June 30,                             December 31,
                                    ------------------------------         ------------------------------
                                          1998              1997                 1997              1996
---------------------------------------------------------------------------------------------------------

Balance at beginning of period            $ 164             $ 116                $ 116             $ 116

Loans charged off:
 Real estate mortgage:
     One- to four-family residence           --                --                   --                --
     Commercial                              --                --                    3                --
     Construction                            --                --                   --                --
  Automobile                                  3                --                    3                --
  Home equity                                --                --                   --                --
  Passbook                                   --                --                   --                --
  Commercial                                 --                --                   --                --
  Other                                      --                 2                    3                --
                                          -----             -----                -----             -----
     Total charge-offs                        3                 2                    9                --
                                          -----             -----                -----             -----
Recoveries:
  Real estate mortgage:
     One- to four-family residence           --                --                   --                --
     Commercial                              --                --                   --                --
     Construction                            --                --                   --                --
  Automobile                                 --                --                   --                --
  Home equity                                --                --                   --                --
  Passbook                                   --                --                   --                --
  Commercial                                 --                --                   --                --
  Other                                       1                 -                   --                --
                                          -----             -----                -----             -----
     Total recoveries                         1                --                   --                --
                                          -----             -----                -----             -----

Net loans charged off                         2                 2                    9                --
                                          -----             -----                -----             -----

Provision for loan losses                     3                --                   57                --
                                          -----             -----                -----             -----
Balance at end of period                  $ 165             $ 114                $ 164             $ 116
                                          -----             -----                -----             -----
Ratio of net charge-offs to
 average loans outstanding during
 the period                                0.01%             0.01%                0.06%             0.00%
                                          =====             =====                =====             =====
=========================================================================================================

Source:  Ogdensburg Federal, preliminary prospectus.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                                   Table 10
                ALLOWANCE FOR LOAN LOSS ALLOCATION BY LOAN TYPE
                              At June 30, 1998 and
                         At December 31, 1997 and 1996
                             (Dollars in Thousands)

======================================================================================================================
                                                                                At December 31,
                                                            ----------------------------------------------------------
                                At June 30, 1998                     1997                            1996
                           ---------------------------      --------------------------   -----------------------------
                                          Percent of                    Percent of                       Percent of
                                         Loans in Each                 Loans in Each                    Loans in Each
                                          Category to                   Category to                      Category to
                           Amount         Total Loans       Amount      Total Loans         Amount       Total Loans
----------------------------------------------------------------------------------------------------------------------
Real estate mortgage:
   One- to four-family
    residential             $ 32            19.39%           $ 32          19.51%            $ 41            35.34%
   Commercial                 12             7.27              47          28.66               11             9.48
   Construction                1             0.61               1           0.61                3             2.59
Automobile                    85            51.52              53          32.32               29            25.00
Home equity                   16             9.70              18          10.97               19            16.38
Passbook                      --               --              --             --               --               --
Commercial                    --               --              --             --               --               --
Other                         19            11.51              13           7.93               13            11.21
                            ----           ------            ----         ------             ----           ------
   Total allowance
    for loan losses         $165           100.00%           $164         100.00%            $116           100.00%
                            ====           ======            ====         ======             ====           ======
======================================================================================================================

Source:  Ogdensburg Federal, preliminary prospectus.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                                   PROPERTIES

          The Association conducts its business through one full-service banking office located in Ogdensburg, New York. The Association owns its office facility. The net book value of the Association's premises at June 30, 1998 totaled $425,000. The office was opened in 1987.

          The Association does not operate an automated teller machine at the branch location. The Association expects to continue its ongoing analysis to determine the efficiency and effectiveness of its branches in delivering services and products to the local community. The Association's branch is generally characterized as a modest but efficient office facility with a favorable location and convenience. The Association currently has no plans to add additional branch facilities, but will monitor feasible expansion opportunities.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------



                                  SUBSIDIARIES

     The Association has no subsidiary corporations.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                                  MARKET AREA

     The Association's office is located in Ogdensburg, New York and the primary market consists of the City of Ogdensburg, and the surrounding townships of Lisbon, Oswegatchie, Madrid, Morristown, Heuvelton, Hammond, Depeyster, Macomb and Waddington and the village of Rennsselaer Falls, all of which are located in St. Lawrence County, New York. St. Lawrence County is the largest county east of the Mississippi River in terms of total acreage. Ogdensburg is the eastern most United States port on the Great Lakes and the northern most port in New York and is adjacent to the Montreal-Ottawa-Toronto corridor. Although Ogdensburg is fairly rural with only approximately 13,000 residents, it is within a two-hour drive of over 15 million people.

     The largest employers in Ogdensburg and the surrounding communities include the Ogdensburg Bridge and Port Authority, local government offices, U.S. Customs Office, Mater Dei College and Wadhams Hall Seminary College, Ogdensburg School District, Mitel Corporation, CompAS, and several local hospitals. By industry, the largest sectors of the Ogdensburg economy are retail, services and manufacturing. The average household income of $28,806 in 1997 for Ogdensburg was significantly below that of New York as a whole of $57,084 and for the average for the United States of $50,5540. The overall population of Ogdensburg has declined by approximately 5% from 1990 to 1997 as compared to marginal growth of 1% for New York State and 7.5% growth rate for the United States.

     Table 11 displays selected demographic data for the United States, the state of New York, St. Lawrence County and the City of Ogdensburg.

     Table 12 shows deposit trends for the city of Ogdensburg and St. Lawrence County. Table 13 shows deposit concentrations within St. Lawrence County. As of June 30, 1998,

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


Ogdensburg Federal had a 2.4% market share and ranked 10 out of the twelve financial institutions in St. Lawrence County. From 1995 to 1997, Ogdensburg Federal's deposits grew 3.2% compared to the overall growth of 0.6% in total deposits in St. Lawrence County and 1.1% for the city of Ogdensburg.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                                   Table 11
                            KEY ECONOMIC INDICATORS
         United States, New York, Saint Lawrence County and Ogdensburg

==============================================================================================================================
                                                             United                          Saint Lawrence
              Key Economic Indicators                        States         New York             County             Ogdensburg
------------------------------------------------------------------------------------------------------------------------------
Population
------------------------------------------
Total Population - 1997                                   267,240,272      18,177,296             114,537              12,791
5-year projection percent change                                  4.5%           (0.1)%              (0.7)%              (5.4)%
1990 - 1997 percent change                                        7.5%            1.0 %               2.3 %              (5.4)%

Households
------------------------------------------
Total Households - 1997                                    98,741,200       6,684,831              38,684               4,049
5-year projection percent change                                  4.9%            0.0 %              (0.2)%              (5.5)%
1990 - 1997 percent change                                        7.4%            0.7 %               1.9 %              (7.3)%

Per Capita Income
------------------------------------------
Per Capita Income - 1997                                      $18,885         $21,221             $13,615             $15,279
5-year projection percent change                                 21.7%           19.7 %              21.5 %              23.5 %
1990 - 1997 percent change                                       31.2%           28.8 %              31.2 %              34.9 %

Average Household Income
------------------------------------------
Average Household Income - 1997                               $50,540         $57,084             $38,075             $38,469
5-year projection percent change                                 20.7%           18.3 %              20.6 %              21.8 %
1990 - 1997 percent change                                       31.3%           29.1 %              30.7 %              32.2 %

Median Household Income
------------------------------------------
Median Household Income - 1997                                $37,079         $39,912             $29,315             $28,806
5-year projection percent change                                 13.1%            9.7 %              11.4 %              11.7 %
1990 - 1997 percent change                                       23.2%           20.7 %              22.1 %              22.0 %

Household Income Distribution - 1997
------------------------------------------
$ 0 - 24 K                                                       33.5%           32.0 %              43.0 %              44.5 %
$25 - 49K                                                        30.9%           28.2 %              32.4 %              30.6 %
$50K +                                                           35.6%           39.8 %              24.7 %              24.9 %

Household Income Distribution - proj. 2002
------------------------------------------
$ 0 - 24 K                                                       29.4%           29.6 %              38.2 %              38.4 %
$25 - 49K                                                        28.3%           26.0 %              30.5 %              30.3 %
$50K +                                                           42.3%           44.4 %              31.4 %              31.4 %

==============================================================================================================================

Source:  SNL Securities and Claritas

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                                   Table 12
           DEPOSIT TRENDS FOR OGDENSBURG, AND SAINT LAWRENCE COUNTY
                          For All Banks, and Thrifts
                       Deposit Data as of June 30th Date
                            (Dollars in Thousands)

================================================================================
                         1997                                            1995-97
                        No. of        1997        1996        1995       Growth
      Area              Offices     Deposits    Deposits    Deposits      Rate
--------------------------------------------------------------------------------
Ogdensburg                 6        $154,698    $150,056    $151,459      1.1%

St. Lawrence County       43        $902,173    $899,667    $890,969      0.6%
================================================================================

                                   Table 13
                DEPOSIT MARKET SHARE FOR SAINT LAWRENCE COUNTY
                           For All Banks and Thrifts
                        June 30, 1995 to June 30, 1997

===========================================================================================================
                                                1997               1996               1995
                          1997            ----------------   ----------------   ----------------   1995-97
                         No. of           Deposits    % of   Deposits    % of   Deposits    % of   Growth
    Institution          Offices   Type   ($000s)    Total   ($000s)    Total   ($000s)    Total    Rate
-----------------------------------------------------------------------------------------------------------
Community Bank             18        B    $304,598   33.8%   $299,041   33.2%   $292,615   32.8%     2.0%

KeyCorp                     7        B     139,581   15.5%    149,151   16.6%   159,673    17.9%    (6.5)%

Canton FS&LA                1        T      80,454    8.9%     84,218    9.4%    85,307    9.6%     (2.9)%

HSBC Holding PLC            2        B      79,558    8.8%     86,709    9.6%    79,591    8.9%      0.0%

North Country SB            3       SB      74,776    8.3%     73,952    8.2%    73,132    8.2%      1.1%

First National              4        B      73,700    8.2%     70,406    7.8%    78,353    8.8%     (3.0)%

Gouverneur S&LA             1        T      43,433    4.8%     44,797    5.0%    43,708    4.9%     (0.3)%

Massena S&LA                1        T      39,136    4.3%     34,671    3.9%    31,087    3.5%     12.2%

K&Z Company LLC             2        B      31,003    3.4%     22,615    2.5%    14,824    1.7%     44.6%
-----------------------------------------------------------------------------------------------------------
Ogdensburg FS&LA            1        T      21,227    2.4%     20,577    2.3%    19,912    2.2%      3.2%
-----------------------------------------------------------------------------------------------------------
Citizens NB of Hammond      2        B       9,632    1.1%      7,975    0.9%     7,019    0.8%     17.1%

Citizens NB of Mac          1        B       5,075    0.6%      5,555    0.6%     5,748    0.6%     (6.1)%
                                          --------  -----    --------  -----   --------  -----      ----

    Total in Count         43             $902,173  100.0%   $899,667  100.0%  $890,969  100.0%      0.6%
===========================================================================================================

Source:  SNL Securities

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                                    SUMMARY

     Ogdensburg Federal has historically operated as a community-oriented institution which emphasizes residential real estate loans. In recent years, the Association has increased the origination of consumer loans, particularly automobile loans, and has engaged in a limited amount of commercial real estate and commercial business lending. Going forward, the Association will continue growing and continue to meet the needs of the Association's market area.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                II.   COMPARISONS WITH PUBLICLY HELD COMPANIES

                                    GENERAL

     The comparative market approach provides a sound basis for determining estimates of going-concern valuations where a regular and active market exists for the stocks of peer institutions. The comparative market approach was utilized in determining the estimated aggregate pro forma market value of Ogdensburg Federal because: (i) reliable market and financial data are readily available for comparable institutions; (ii) the comparative market method is required by the applicable regulatory guidelines; and (iii) other alternative valuation methods (such as income capitalization, liquidation analysis, or discounted cash flow) are unlikely to produce a valuation relevant to the future trading patterns of the related equity interest. The generally employed valuation method in initial public offerings, where possible, is the comparative market approach, which also can be relied upon to determine pro forma market value in an initial thrift stock offering.

     The comparative market approach derives valuation benchmarks from the trading patterns of selected peer institutions which due to certain factors, such as financial performance and operating strategies, enable the appraiser to estimate the potential value of the subject institution in a stock conversion offering. The pricing and trading history of recent initial public offerings of thrifts also are examined to provide any evidence of the new issue discount that must be considered. In Chapter II, our valuation analysis focuses on the selection and comparison of Ogdensburg Federal with a comparable group of publicly held thrifts (the "Comparative Group"). Chapter III details any additional discounts or premiums we believe are appropriate to the Association's pro forma conversion valuation.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                              SELECTION CRITERIA

     Selected market price and financial performance data for thrifts listed on the New York and American Stock Exchanges and those thrifts traded on the over-the-counter markets listed on the National Association of Securities Dealers Automated Quotation System ("Nasdaq") are shown in Exhibit III. Several criteria were used to select the individual members of the Comparative Group from the overall universe of publicly held thrifts.

     .  Operating characteristics  - An institution's operating characteristics

        -------------------------
        are the most important factors because they affect investors' expected rates of return on a company's stock under various business/economic scenarios, and they influence the market's general perception of the quality and attractiveness of a given company. Operating characteristics, which may vary in importance during the business cycle, include financial variables such as profitability, balance sheet growth, capitalization, asset quality, and other factors such as lines of business and management strategies.

     .  Degree of marketability and liquidity - Marketability of a stock
        -------------------------------------
        reflects the relative ease and promptness with which a security may be sold when desired, at a representative current price, without material concession in price merely because of the necessity of sale. Marketability also connotes the existence of buying interest as well as selling interest and is usually indicated by trading volumes and the spread between the bid and asked price for a security. Liquidity of the stock issue refers to the organized market exchange process whereby the security can be converted into cash. We attempted to limit our selection to companies that have access to a regular trading market. We eliminated from the comparative group companies with market prices that were materially influenced by publicly announced or widely rumored acquisitions. However, the expectation of continued industry consolidation is currently embedded in thrift and bank stock valuations.

     .  Geographic Location - The region of the country where a company operates
        -------------------
        is also of importance in selecting the comparative group. The operating environment for savings institutions varies from region to region with respect to business and economic environments, real estate market conditions, speculative takeover activity, and investment climates. Economic and investor climates can also vary greatly within a region, particularly due to takeover activity.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


     The Association's lending operations conform to the typical lending profile of a traditional thrift institution. The balance sheet of Ogdensburg Federal is concentrated in residential mortgage loans. The Association's modest earnings are lower than the average thrift. In determining the Comparative Group composition, we focused on the Association's level of earnings, asset size and capital as well as its residential real estate lending activities. As with any composition of a group of comparable companies, the identification process was broadened sufficiently to assemble a meaningful number of candidates. Specifically, we initiated a search for companies by applying the selection criteria identified below. Companies that met a majority of the following parameters were considered for inclusion in the Comparative Group:

     .  Asset size  total assets ranging between $25 million and $75 million.
        ----------

     .  Capital level  regulatory capital ratios that would generally qualify
        -------------
        for well capitalized designation.

     .  Profitability  return on average assets ("ROAA") less than 100 basis
        -------------
        points.

     .  Balance sheet composition  level of loans to assets greater than 60% and
        -------------------------
        lower than 95%, accompanied by modest concentration of non-earning assets with reliance upon deposits as the chief funding source.

     .  Loan concentration  more than 50% of loans are residential mortgage
        ------------------
        loans.

     .  Asset quality  ratio of nonperforming assets to total assets less than
        -------------
        2.50%.

     .  Geographic location  additional consideration given to companies located
        -------------------
        in New York and surrounding states.

     Our search for comparable publicly held thrifts initially targeted well-capitalized, profitable thrifts with significant residential real estate lending activities. Many public thrifts exhibited all of these distinct operating and financial characteristics.

     As a result of applying the aforementioned criteria and analyzing the screening results, the selection process has produced a reliable representation of publicly traded thrifts with

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


operations comparable to those of Ogdensburg Federal. A general overview of the 14 members selected for the Comparative Group is presented in Table 14. The asset sizes of the Comparative Group companies range from $29.7 million at West Town Bancorporation to $74.1 million at Albion Banc Corp., with an overall average size of $56.5 million. While some differences inevitably exist between the Association and the individual companies, we believe that the chosen Comparative Group on the whole provides a meaningful basis of comparison for valuation purposes.

                                   Table 14
                      Comparative Group Operating Summary
                              As of June 30, 1998

-----------------------------------------------------------------------------------------------------------------------------
                                                                                                          Total      Equity/
                                                                         Number                          Assets      Assets
Company Name                                   City          State      of Office      IPO Date           ($000)       (%)
=============================================================================================================================
Ogdensburg Federal                          Ogdensburg        NY           1                              24,247       6.80

Comparative Group Averages                                                 2                              56,467      10.73


Albion Banc Corp.                           Albion            NY           2           07/26/1993         74,118       8.49
AmTrust Capital Corp.                       Peru              IN           2           03/28/1995         65,270      11.52
Cecil Bancorp, Incorporated                 Elkton            MD           2           11/10/1994         67,987      11.47
Home Building Bancorp, Inc.                 Washington        IN           2           02/08/1995         44,662      13.76
Kenwood Bancorp, Incorporated               Cincinnati        OH           1           07/01/1996         47,624       9.54
Lenox Bancorp, Incorporated                 Saint Bernard     OH           3           07/18/1996         54,589      12.86
MCM Savings Bank, FSB                       Hannibal          MO           6           12/29/1992         65,464       6.50
Mid-Central Financial Corporation           Wadena            MN           3           04/25/1994         62,873       9.12
Mid-Coast Bancorp, Inc.                     Waldoboro         ME           3           11/02/1989         65,309       8.02
Midwest Savings Bank                        Bolingbrook       IL           2           09/23/1996         43,310       7.28
Mutual Community Savings Bank, Inc., SSB    Durham            NC           3           06/29/1993         63,537      12.63
St. Landry Financial Corporation            Opelousas         LA           1           04/05/1995         62,902      11.01
Vermilion Bancorp, Inc.                     Danville          IL           1           03/26/1997         43,197      14.29
West Town Bancorp, Incorporated             Cicero            IL           1           03/01/1995         29,699      13.70

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                         RECENT FINANCIAL COMPARISONS

     Table 15 summarizes certain key financial comparisons between Ogdensburg Federal and the Comparative Group. Tables 16 through 20 contain detailed financial comparisons of the Association with the individual Comparative Group companies based on measures of profitability, income and expense components, yield-cost structure, capital levels, credit risk, balance sheet composition, and growth rates. Comparative financial data for both Ogdensburg Federal and the Comparative Group companies were utilized as of or for the last twelve months ("LTM") ended June 30, 1998.

     Ogdensburg Federal's ROAA was 0.35% as compared to the Comparative Group's average ROAA of 0.59%. The Association's negative 0.35% core ROAA (excluding gains on sale and other non-recurring items) also trailed the Comparative Group's average core ROAA of 0.59%. In contrast to the Comparative Group, the Association's profitability was restrained due to a higher level of loan loss provisions, lower interest income and lower noninterest income. Two of the fifteen members of the Comparative Group reported lower or equal levels of profitability than the Association.

     The Association's net interest income of 2.93% relative to average assets was positioned below the Comparative Group's average of 3.17%. The Association's relatively low level of net interest income is attributable to its high deposit to loan ratio and its comparatively lower capital base.

     The Association's net interest rate spread was 3.12% over the observed period, measuring below the Comparative Group's average of 3.27%. The Association's cost of funds at 4.93% was only slightly higher than the Comparative Group's average of 4.86%. The Association's

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


yield on interest-earning assets measured 7.81%, slightly higher than the Comparative Group's average of 7.64%.

     The Association's net interest-earning asset balance averaged 4.55% of total assets and was positioned well below the Comparative Group's average of 9.81%. This disadvantage primarily reflected the Association's lower capital level compared to the Comparative Group. The Association's 6.80% ratio of equity to assets was below the Comparative Group's average equity ratio of 10.73%.

     The Association's non-interest operating income totaled 0.20% in relation to average assets, lower than the Comparative Group's average of 0.55% primarily due to the Association's low level of fee income.

     The Association increased its level of provision for loan losses, as explained in Chapter 1, in reaction to expansion of the consumer automobile loan portfolio. The Comparative Group exhibited varying levels of provisions, with an overall average of 0.07% relative to average assets compared to the Association's 0.25%. The Association had non-earning assets equal to 1.41% of average assets in comparison to 0.73% for the Comparative Group on the whole. Ogdensburg Federal's reserves to total loans, at 0.87% of total loans was higher than the Comparative Group's average of 0.51%. However, the Comparative Groups ratio of reserves to nonperforming loans, at 78.91% was higher than the Association's ratio of 40.81%, due to the Association's higher level of nonperforming loans.

     The Association's 2.36% ratio of operating expense to average assets was lower the Comparative Group average of 2.73%.

     Total net loans at the Association amounted to 77.11% of assets at Ogdensburg Federal, slightly above the Comparative Group's average concentration of 76.02%. The Association's

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


holdings of cash and investment securities were 19.73% of total assets, just below the Comparative Group's average of 20.83%. The Association's 65.6% proportion of one-to-four family residential mortgages to total loans was lower than the Comparable Group's average of 81.1%, while the Association's ratio of other mortgage loans to loans, at 4.89%, is lower than the Comparable Group's average of 7.2%. The Association had nonmortgage loans of 29.6%, well above the Comparable Group's average of 11.7% of loans.

     The Association's asset and deposit growth rates, at 6.14% and 5.32% respectively, exceeded the Comparative Group's averages of 5.66% and 4.05%, while its 18.6% loan growth rate significantly exceeded the Comparative Group's rate of 7.71%. The Association's recent loan growth has been internally generated with a high emphasis on selective origination of assets at attractive yields and with prudent credit risk considerations.

     In summary, the Association's earnings performance trailed that of the Comparative Group. The Comparative Group's higher capital base provided substantial source of interest-free funds not available to the Association. In addition, the Comparative Group's net interest margin is higher than the Association's and its asset quality is stronger. The Association has a higher ratio of residential mortgages to loans and a higher ratio of total loans to assets.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                                   Table 15
                           KEY FINANCIAL COMPARISONS
                 OGDENSBURG FEDERAL AND THE COMPARATIVE GROUP
                 As of the Twelve Months Ended June  30, 1998


                                                                   Comp.
                                                   Ogdensburg      Group
                                                     Federal      Average
                                                  ------------  -----------
PROFITABILITY
-------------
LTM Return on Average Assets                         0.35 %        0.59 %
Core Return on Average Assets                        0.35          0.59

LTM Return on Average Equity                         5.13          5.78
Core Return on Average Equity                        5.13          5.69

INCOME AND EXPENSE (% of avg. assets)
------------------
Total Interest Income                                7.10          7.41
Total Interest Expense                               4.43          4.24
Net Interest Income                                  2.67          3.17
Provision for Loan Losses                            0.25          0.07

Other Operating Income                               0.20          0.55
Net Gains & Nonrecurring Income                      0.00          0.15

General & Administrative Expense                     2.36          2.73
Real Estate Expense (Income)                         0.00         (0.01)
Nonrecurring Expense                                 0.00          0.00

YIELD-COST DATA
---------------
Yield on Earning Assets                              7.81          7.64
Cost of Funds                                        4.93          4.86
                                                     ----          ----
Net Interest Spread                                  2.88          2.78

ASSET UTILIZATION (% of avg. assets)
-----------------
Avg. Interest-earning Assets                        94.34         96.94
Avg. Interest-bearing Liabilities                   89.79         87.13
                                                    -----         -----
Net Interest-earning Assets                          4.55          9.81


FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                             Table 15  (continued)
                           KEY FINANCIAL COMPARISONS
                 OGDENSBURG FEDERAL AND THE COMPARATIVE GROUP
                 As of the Twelve Months Ended June  30, 1998

                                                                   Comp.
                                                   Ogdensburg      Group
                                                     Federal      Average
                                                  ------------  -----------
BALANCE SHEET COMPOSITION (% of assets)
-------------------------
Cash and Securities                                 19.73 %       20.83 %
Loans Receivable, net                               77.11         76.02
Real Estate                                          0.16          0.11
Intangible Assets                                    0.00          0.08
Other Assets                                         2.99          2.93

Total Deposits                                      92.20         75.65
Borrowed Funds                                       0.00         12.17
Other Liabilities                                    1.00          1.45
Total Equity                                         6.80         10.73

LOAN PORTFOLIO (% of total loans)
--------------
Residential Mortgage Loans                          65.55         81.11
Other Real Estate Mortgage Loans                     4.89          7.22
Nonmortgage Loans                                   29.56         11.67

GROWTH RATES
------------
Total Assets                                         6.14          5.66
Total Loans                                         18.59          7.71
Total Deposits                                       5.32          4.05

CREDIT RISK RATIOS
------------------
Nonperforming Loans / Total Loans                    1.61          0.70
Nonperforming Assets / Total Assets                  1.41          0.73
Reserves / Loans                                     0.87          0.51
Reserves / NPAs                                     48.10         78.91


FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                                   TABLE 16
                     GENERAL FINANCIAL PERFORMANCE RATIOS
              AS OF OR FOR THE TWELVE MONTHS ENDED JUNE 30, 1998

-------------------------------------------------------------------------------------------------------------------------------
                                                                       Tang.              Net                     LTM     LTM
                                            Total    Total  Equity/  Equity/    NPAs/ Interest    ROAA    ROAE    Core    Core
                                           Assets Deposits   Assets   Assets   Assets   Margin    LTM     LTM     ROAA    ROAE
Company Name                               ($000)   ($000)      (%)      (%)      (%)      (%)     (%)     (%)     (%)     (%)
===============================================================================================================================
Ogdensburg Federal                          24,247   22,356     6.80     6.80     1.41     3.12    0.35    5.13    0.35    5.13

Comparative Group Averages                  56,467   42,718    10.73    10.66     0.73     3.27    0.59    5.78    0.59    5.69


Albion Banc Corp.                           74,118   55,977     8.49     8.49     0.47     3.39    0.53    6.18    0.53    6.18
AmTrust Capital Corp.                       65,270   48,297    11.52    11.42     2.04     2.79    0.34    3.18    0.34    3.18
Cecil Bancorp, Incorporated                 67,987   56,430    11.47    11.47     0.56     4.21    0.95    8.28    0.95    8.28
Home Building Bancorp, Inc.                 44,662   31,643    13.76    13.76     0.30     3.47    0.71    5.16    0.70    5.07
Kenwood Bancorp, Incorporated               47,624   41,575     9.54     9.54     0.13     2.32    0.65    7.01    0.63    6.79
Lenox Bancorp, Incorporated                 54,589   33,078    12.86    12.86     0.23     2.98    0.35    2.52    0.35    2.52
MCM Savings Bank, FSB                       65,464   53,752     6.50     6.50     0.98     2.60    0.47    7.37    0.47    7.37
Mid-Central Financial Corporation           62,873   48,432     9.12     9.12     0.28     3.53    0.97   10.61    0.96   10.51
Mid-Coast Bancorp, Inc.                     65,309   47,096     8.02     8.02     0.38     3.90    0.69    8.30    0.69    8.30
Midwest Savings Bank                        43,310   30,350     7.28     7.28      NA      3.34    0.40    5.63    0.35    4.82
Mutual Community Savings Bank, Inc., SSB    63,537   50,848    12.63    11.72     2.42     4.69    0.63    4.77    0.62    4.66
St. Landry Financial Corporation            62,902   45,505    11.01    11.01     1.30     2.73    0.41    3.63    0.41    3.65
Vermilion Bancorp, Inc.                     43,197   29,720    14.29    14.29     0.00     3.15    0.71    4.62    0.71    4.61
West Town Bancorp, Incorporated             29,699   25,352    13.70    13.70     0.35     2.72    0.51    3.66    0.51    3.66


                                   Table 17
                          Income and Expense Analysis
                   For the Twelve Months Ended June 30, 1998

------------------------------------------------------------------------------------------------------------------------------------
                                                                   As a Percentage of Average Assets
                                  --------------------------------------------------------------------------------------------------
                                                         Net     Other    Gains &               Gen. &     Real
                                  Interest   Interest Interest Operating  Non-rec. Loan Loss    Admin.    Estate   Non-rec.   Core
Company Name                       Income    Expense   Income    Income   Income   Provisions  Expense   Expense   Expense  Earnings
====================================================================================================================================
Ogdensburg Federal                  7.10      4.43      2.93      0.20      0.00      0.25      2.36      0.00      0.00      0.35

Comparative Group Averages          7.41      4.24      3.17      0.55      0.15      0.07      2.73     (0.01)     0.00      0.59


Albion Banc Corp.                   7.46      4.20      3.27      0.54      0.05      0.05      2.90      0.00      0.00      0.53
AmTrust Capital Corp.               6.97      4.31      2.66      1.02      0.39      0.19      2.92      0.00      0.00      0.34
Cecil Bancorp, Incorporated         8.04      3.91      4.13      0.62      0.09      0.15      2.95      0.00      0.00      0.95
Home Building Bancorp, Inc.         7.50      4.13      3.37      0.38      0.00      0.04      2.64     (0.02)     0.00      0.70
Kenwood Bancorp, Incorporated       7.29      5.00      2.29      0.97      0.92      0.00      2.38     (0.03)     0.00      0.63
Lenox Bancorp, Incorporated         7.24      4.31      2.93      0.38      0.10      0.02      2.73      0.00      0.00      0.35
MCM Savings Bank, FSB               7.22      4.68      2.55      0.86      0.30      0.08      2.58      0.00      0.00      0.47
Mid-Central Financial Corporation   7.65      4.27      3.38      0.35      0.00      0.11      2.03      0.00      0.00      0.96
Mid-Coast Bancorp, Inc.             8.02      4.30      3.72      0.54      0.13      0.11      3.09      0.02      0.00      0.69
Midwest Savings Bank                7.14      3.87      3.27      0.75      0.00      0.02      3.70     (0.02)     0.00      0.35
Mutual Community Savings
       Bank, Inc., SSB              7.50      3.13      4.37      0.86       NA       0.02      4.13      0.01      0.00      0.62
St. Landry Financial Corporation    7.27      4.57      2.70      0.10      0.00      0.00      2.24     (0.05)     0.00      0.41
Vermilion Bancorp, Inc.             7.56      4.48      3.09      0.14      0.00      0.13      2.05      0.00      0.00      0.71
West Town Bancorp, Incorporated     6.81      4.20      2.61      0.14      0.00      0.02      1.93      0.00      0.00      0.51


FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                                   TABLE 18
                     YIELD-COST STRUCTURE AND GROWTH RATES
                   FOR THE TWELVE MONTHS ENDED JUNE 30, 1998

----------------------------------------------------------------------------------------------------------------------------
                                            As a % of Average Assets
                                          ----------------------------
                                          Average    Average       Net Yield on             Net      Asset     Loan  Deposit
                                          Earning    Costing   Earning  Earning  Cost of Interest   Growth   Growth   Growth
Company Name                               Assets  Libilities   Assets   Assets    Funds   Spread    Rate     Rate     Rate
============================================================================================================================

Ogdensburg Federal                           94.34     89.79      4.55     7.81     4.93     2.88     6.14    18.59     5.32

Comparative Group Averages                   96.94     87.13      9.81     7.64     4.86     2.78     5.66     7.71     4.05


Albion Banc Corp.                            96.32     89.84      6.49     7.75     4.67     3.08     8.00    17.90     6.99
AmTrust Capital Corp.                        95.41     87.79      7.62     7.30     4.91     2.39    -8.11    -8.00    -5.45
Cecil Bancorp, Incorporated                  98.11     86.63     11.48     8.20     4.52     3.68     6.41    10.84     6.48
Home Building Bancorp, Inc.                  97.11     86.75     10.36     7.72     4.76     2.96    -0.89    17.38   -10.14
Kenwood Bancorp, Incorporated                98.81     88.84      9.97     7.38     5.63     1.75    -2.90     6.95     2.63
Lenox Bancorp, Incorporated                  98.31     86.70     11.61     7.37     4.98     2.39    13.44    -2.10     7.63
MCM Savings Bank, FSB                        97.75     91.82      5.93     7.39     5.10     2.29     2.50    -3.78     3.38
Mid-Central Financial Corporation            95.90     89.26      6.64     7.98     4.78     3.20    12.80    19.79     3.66
Mid-Coast Bancorp, Inc.                      95.46     89.07      6.39     8.40     4.83     3.57     9.32     2.01    11.10
Midwest Savings Bank                         97.85     91.02      6.83     7.30     4.25     3.05     1.81      NA     13.75
Mutual Community Savings Bank, Inc., SSB     93.20     72.96     20.23     8.05     4.29     3.76     6.57      NA      0.41
St. Landry Financial Corporation             99.00     88.08     10.92     7.34     5.19     2.15     7.23     4.59     6.68
Vermilion Bancorp, Inc.                      98.01     85.75     12.26     7.72     5.22     2.50    15.53    17.96     1.07
West Town Bancorp, Incorporated              95.94     85.28     10.66     7.10     4.93     2.17     7.50     8.94     8.52


FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                                   TABLE 19
                           BALANCE SHEET COMPOSITION
                      FOR THE PERIOD ENDED JUNE 30, 1998



-------------------------------------------------------------------------------------------------
                                           Cash &     Net     Real   Intang.    Other   Total
Company Name                             Securities    Loans   Estate   Assets   Assets Deposits
=================================================================================================
Ogdensburg Federal                             19.73    77.11     0.16     0.00     2.99    92.20

Comparative Group Averages                     20.83    76.02     0.11     0.08     2.93    75.65


Albion Banc Corp.                              19.31    76.99     0.00     0.00     3.69    75.52
AmTrust Capital Corp.                          22.06    71.78     0.00     0.11     5.91    74.00
Cecil Bancorp, Incorporated                    12.10    86.00     0.00     0.00     1.73    83.00
Home Building Bancorp, Inc.                    22.76    74.22     0.00     0.00     3.02    70.85
Kenwood Bancorp, Incorporated                  17.88    80.67     0.00     0.00     1.45    87.30
Lenox Bancorp, Incorporated                    28.44    69.65     0.00     0.00     1.92    60.59
MCM Savings Bank, FSB                          30.20    67.03     0.01     0.00     2.74    82.11
Mid-Central Financial Corporation              10.33    87.74     0.15     0.00     1.78    77.03
Mid-Coast Bancorp, Inc.                        17.71    78.30     0.24     0.00     3.75    72.11
Midwest Savings Bank                            6.37    91.51     0.13     0.00     1.99    70.08
Mutual Community Savings Bank, Inc., SSB       23.13    70.33     0.85     1.03     4.67    80.03
St. Landry Financial Corporation               29.71    68.42     0.21     0.00     1.66    72.34
Vermilion Bancorp, Inc.                        18.72    78.06     0.00     0.00     3.22    68.80
West Town Bancorp, Incorporated                32.90    63.56     0.00     0.00     3.54    85.36





-------------------------------------------------------------------------------------------------
                                          Total      Total      Other        Total    Total
Company Name                            Deposits Borrowings Liabilities  Liabilities  Equity
=================================================================================================
Ogdensburg Federal                          92.20       0.00       1.00        93.20     6.80

Comparative Group Averages                  75.65      12.17       1.45        89.27    10.73


Albion Banc Corp.                           75.52      13.74       2.24        91.51     8.49
AmTrust Capital Corp.                       74.00      12.89       1.60        88.48    11.52
Cecil Bancorp, Incorporated                 83.00       3.34       2.19        88.53    11.47
Home Building Bancorp, Inc.                 70.85      14.55       0.84        86.24    13.76
Kenwood Bancorp, Incorporated               87.30       2.00       1.16        90.46     9.54
Lenox Bancorp, Incorporated                 60.59      25.97       0.57        87.14    12.86
MCM Savings Bank, FSB                       82.11       9.32       2.07        93.50     6.50
Mid-Central Financial Corporation           77.03      12.72       1.13        90.88     9.12
Mid-Coast Bancorp, Inc.                     72.11      19.05       0.81        91.98     8.02
Midwest Savings Bank                        70.08      19.85       2.79        92.72     7.28
Mutual Community Savings Bank, Inc., SSB    80.03       5.15       2.19        87.37    12.63
St. Landry Financial Corporation            72.34      15.61       1.04        88.99    11.01
Vermilion Bancorp, Inc.                     68.80      16.20       0.71        85.71    14.29
West Town Bancorp, Incorporated             85.36       0.00       0.93        86.30    13.70


FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                                   TABLE 20
                   REGULATORY CAPITAL AND CREDIT RISK RATIOS
                      FOR THE PERIOD ENDED JUNE 30, 1998

------------------------------------------------------------------------------------------
                                                        Core       Tier 1
                                            Tang.     Capital/   Capital/
                                           Capital/   Risk Adj.  Risk Adj.  NPLs/    NPAs/
Company Name                               Assets      Assets     Assets    Loans   Assets
==========================================================================================
Ogdensburg Federal                             6.80     12.00     12.00     1.61     1.41

Comparative Group Averages                     9.63     17.70     17.12     0.70     0.73


Albion Banc Corp.                               NA        NA        NA      0.61     0.47
AmTrust Capital Corp.                         10.70     16.77     16.77     2.33     2.04
Cecil Bancorp, Incorporated                   11.11     17.86     17.86     0.67     0.56
Home Building Bancorp, Inc.                   10.45     19.84     19.84     0.41     0.30
Kenwood Bancorp, Incorporated                   9.3     19.82     19.82     0.16     0.13
Lenox Bancorp, Incorporated                   10.95       NA        NA      0.33     0.23
MCM Savings Bank, FSB                           6.5     14.58     14.58     1.45     0.98
Mid-Central Financial Corporation              8.11     12.92     12.92     0.15     0.28
Mid-Coast Bancorp, Inc.                        7.97     13.74     13.74     0.18     0.38
Midwest Savings Bank                           7.28     13.58     13.58      NA       NA
Mutual Community Savings Bank, Inc., SSB        NA        NA        NA       NA      2.42
St. Landry Financial Corporation               9.49     17.28     17.28      1.5     1.30
Vermilion Bancorp, Inc.                       12.88     23.47       NA      0.00     0.00
West Town Bancorp, Incorporated               10.78     24.79     24.79     0.55     0.35



-----------------------------------------------------------------------------------------

                                                                 Resid.    Other  Nonmtg.
                                           Reserves/  Reserves/  Mtgs./   Mtgs./  Loans/
Company Name                                Loans      NPAs       Loans    Loans  Loans
=========================================================================================
Ogdensburg Federal                            0.87      48.10    65.55     4.89    29.56

Comparative Group Averages                    0.51      78.91    81.11     7.22    11.67


Albion Banc Corp.                             0.45      72.86    88.49     4.16     7.35
AmTrust Capital Corp.                         1.13      39.49    52.90     5.27    41.83
Cecil Bancorp, Incorporated                   0.35      51.18    78.06    12.78     9.16
Home Building Bancorp, Inc.                   0.25      62.22    80.23     1.75    18.02
Kenwood Bancorp, Incorporated                 0.25     155.74    87.84    11.57     0.59
Lenox Bancorp, Incorporated                   0.15      46.83    91.71     3.00     5.29
MCM Savings Bank, FSB                         0.42      28.93    85.00     5.25     9.75
Mid-Central Financial Corporation             0.49      154.8    65.86     5.46    28.68
Mid-Coast Bancorp, Inc.                       0.70     143.03    69.73    18.72    11.55
Midwest Savings Bank                           NA         NA     98.32     1.31     0.37
Mutual Community Savings Bank, Inc., SSB       NA         NA     84.56     8.09     7.35
St. Landry Financial Corporation              1.26       67.2    89.27     8.73     2.00
Vermilion Bancorp, Inc.                       0.46        NM     84.05     8.95     7.00
West Town Bancorp, Incorporated               0.25      45.71    79.47     6.07    14.46


FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                        III.  MARKET VALUE ADJUSTMENTS

     This concluding chapter of the appraisal identifies certain additional adjustments to Ogdensburg Federal's estimated pro forma market value relative to the comparative group selected in Chapter II. Adjustments are also necessary to reflect the equity market's likely reception of a new thrift stock offering under current conditions. The adjustments discussed in this chapter are made from the viewpoints of potential investors, which include depositors holding subscription rights and unrelated parties who may purchase stock in the community offering. It is assumed that these potential investors are aware of all relevant and necessary facts as they pertain to the value of the Association relative to other publicly held thrift institutions and relative to alternative investments.

     The market value adjustments are based on certain financial and other criteria, which include, among other factors:

                    (1)   Earnings Prospects
                    (2)   Market Area
                    (3)   Management
                    (4)   Dividend Policy
                    (5)   Liquidity
                    (6)   Subscription Interest
                    (7)   Stock Market Conditions
                    (8)   New Issue Discount

     The final section of this chapter identifies Ogdensburg Federal's estimated pro forma market value and compares the resulting company with members of the comparative group and selected public thrift aggregate with respect to market valuation ratios.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


EARNINGS PROSPECTS
------------------

     Earnings prospects are dependent upon the sensitivity of asset yields and liability costs to changes in market interest rates, the credit quality of assets, the stability of non-interest components of income and expense, and the ability to leverage the balance sheet. Each of the foregoing is an important factor to investors in assessing earnings prospects. The Association's core earnings profitability in recent years has been hindered by low levels of noninterest income and below average net interest income. While economic conditions in the Association's market area are anticipated to remain stable, an unexpected business downturn or dramatic interest rate increases could suppress the Association's ability to grow, disrupt asset quality, and strain core earnings.

     As the Association seeks to generate loan growth to spur earnings momentum, operating expenses and funding requirements become pivotal factors. The Association's operating expense ratio was below the comparative group's average but is likely to increase after the Conversion with the addition of costs associated with being a public company and with compensation-related stock benefit plans. The Association's funding requirements face pressure in the form of continued intense competition for retail deposits from other financial institutions and alternative investments.

     Overall, the Association's recent trailing twelve-months core return on average assets of 0.35% was well below the comparative group average of 0.59%. The Association's annualized core return of 0.61% for the first six months of 1998 reflected a more normalized level of loan loss provisions. While the Association's net interest spread should remain relatively flat in the current interest rate environment, the Association's earnings stream is vulnerable to rising interest rates due to retention of fixed-rate residential loans. The infusion of capital proceeds

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


should assist the Association in further implementing its operating goals and stabilize its earnings stream, which has been erratic in recent periods due to certain nonrecurring items and charges. As the Association attempts to improve returns compared to past returns, investors will be closely watching the Association's core earnings results for signs of improvement. Generally, the comparative group companies have reported moderate earnings, but show a more sustained record of core profitability. Based on these considerations, we believe a slight valuation discount to the Association's pro forma value is warranted.

MARKET AREA
-----------

     The members of the comparative group were selected from the entire United States. The thirteen companies collectively have operations in New York, Maryland, Indiana, Louisiana, Ohio, Missouri, Minnesota, Maine, North Carolina and Illinois. Most of the comparative group companies are based in smaller communities. We do not believe that, on the whole, the market area conditions of the comparative group are conspicuously different from those facing the Association. Accordingly, we believe that no adjustment is warranted for market area considerations.

MANAGEMENT
----------

     Management's principal challenge is to generate profitable results, monitor credit risks, and control operating costs while the Association competes in an increasingly competitive financial services environment. Ogdensburg Federal's management has demonstrated its effectiveness in steering the Association through difficult operating periods, and can now turn its full attention to enhancing the Association's competitive position and financial performance.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


Accordingly, we assume that the Association has sufficient managerial resources in place to implement its operating goals and objectives. Therefore, we believe that no additional adjustment is warranted for this factor.

DIVIDEND POLICY
---------------

     Management does not intend to pay cash dividends in the first year after the Conversion. Management intends to review periodically the possible adoption of a dividend policy. Possible future declarations and payments of dividends will depend upon a number of factors, including the amount of the net proceeds retained by the Stock Company, capital requirements, regulatory limitations, and operating results. All members of the comparative group currently pay dividends. As a result, we believe a downward adjustment is warranted for dividends.

LIQUIDITY OF THE ISSUE
----------------------

     Following the completion of the Conversion, the Association anticipates that its common stock will be listed over-the-counter through the OTC "Electronic Bulletin Board." The Association's subscription marketing agent intends to make a post-conversion market in the common stock but is under no obligation to match offers to buy and sell and may cease doing so at any time. Furthermore, due to the relatively small market capitalization, it is questionable whether an active and liquid trading market will develop or be maintained. The liquidity of thrift stocks, as with all securities, has a significant impact on their market valuation. Of the comparative group, two companies are listed on Nasdaq, eight companies are listed on the OTC and four companies are pink sheeted. While many small-cap thrift and bank stocks have moved from pure pink sheet status to the OTC electronic bulletin board in pursuit of increased liquidity,

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


discounts to exchange-listed stocks are still apparent as well as volatile bid-ask spreads. Given the trading volumes exhibited by a majority of the comparative group members, we believe the Association's estimated pro forma value should be discounted marginally to reflect the possible lack of stock liquidity following the Conversion.


SUBSCRIPTION INTEREST
---------------------

     In recent years, initial public offerings of thrift stocks have attracted a great deal of investor interest and this interest has continued through the first half of 1998. Contributing to this huge demand is the growing scarcity factor of mutual candidates for thrift stock conversions and the favorable pricing for financial institutions in the market.

     The demand for thrift conversion offerings continued through the first six months of 1998 led by the conversions of Independence Community Bancorp in New York and Brookline Bancorp in Massachusetts. Notwithstanding the demand for thrift stocks in initial offerings, subscription interest does not always indicate that the valuation range should be increased/decreased or the offering should be priced in the upper/lower end of the valuation range. Many conversion investors do not routinely purchase in the aftermarket, particularly at higher stock prices or involving stock issues with limited liquidity. As such, absent actual results of the Association's subscription offering, we do not believe any adjustment is warranted at this time.

STOCK MARKET CONDITIONS
-----------------------

     Table 21 graphically displays the performance of the SNL Thrift Index of all publicly traded thrifts as compared to the Standard & Poor's 500-Stock Index ("S&P 500") over the past

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


one and three-quarter years. The SNL Thrift Index substantially outperformed the S&P 500 through April, 1998, advancing by 82.4% since year-end 1996 as compared to the broader market index up 50.1%. The index of smaller public thrifts (less than $250 million in assets) trailed the overall thrift performance, increasing by 43.2%. Since April 1998, stocks for thrift institutions have trended downward with the SNL Thrift Index declining 29.4% through September 4, 1998, while the Small Thrift Index has fared almost as poorly, declining 23.3% over this period. This compared to a 12.4% decline in the S&P 500 Index.

     Table 22 graphically depicts selected interest rates over the past two and three-quarter years. Interest rates turned upward through the first half of 1997, responding to concerns about inflationary pressures. Since that point, interest rates have trended downward with the FNMA Fixed Mortgage Rate Yield falling below 7.00% and the One-Year Treasury once again falling below 5.00% for the first time since the first quarter of 1996. Speculation is that rates will continue to drop over the near term as the Federal Reserve considers lowering rates in response to the turmoil regarding most international markets, including Asia, Russia and Latin America

     The uncertainty facing most of the world's financial markets has led to the Dow Jones Industrial Index losing approximately 17.0% of its value since crossing the 9300 barrier in the first half of 1998. The adjustment in stock valuations has hit all segments of the economy including bank and thrift stocks, with stocks of major money center banks feeling the effects of the problems that continue regarding Japanese banks. While the fundamentals of the U.S economy remain relatively strong, with low unemployment, low interest rates and strong corporate earnings, problems facing economies in other parts of the world and the uncertainty facing the current Presidential administration, many believe the U.S. markets are headed for continued periods of uncertainty and wide fluctuations.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                                   TABLE 21
                     COMPARATIVE STOCK MARKET PERFORMANCE
                   MONTH-END INDEX DATA, YEAR-END 1996 = 100


                       [PERFORMANCE GRAPH APPEARS HERE]

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                                   TABLE 22
                       SELECTED INTEREST RATE BENCHMARKS
                             MONTH-END INDICATORS


                       [PERFORMANCE GRAPH APPEARS HERE]

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


RECENT ACQUISITION ACTIVITY
---------------------------

     Acquisition speculation is one factor impacting the prices of newly converted thrifts in the aftermarket. Table 23 summarizes recent acquisition activity involving thrifts and banks based in New York. Overall acquisition premiums for New York institutions have been similar to the ratios reported nationwide. During 1998 year-to-date, there were 11 acquisitions involving New York banks and thrifts. The most prominent acquisition was the purchase of Citicorp, a $310.9 billion-asset commercial bank, by Travelers Financial Group.

     The state's financial institution marketplace comprises a large number of banks and thrifts of all sizes, from small, regional banks and thrifts to the large money center banks. Larger thrift institutions, such as Long Island Bancorp, TR Financial and ALBANK Financial were absorbed in 1998. Thrift acquisition activity in New York has been fueled by the number of available institutions of significant size to attract acquisition interest. Several of the state's larger thrifts are currently (or were until recently) organized as mutual holding companies. The Association aims to maintain a strong community-based focus and has indicated no desire to seek a sale of the institution in the near future. Therefore, given these considerations, we do not believe acquisition premiums are a significant factor to consider in determining the Association's estimated pro forma market value.

                                   Table 23

                       Selected Transaction Information
                    for Pending and Completed Transactions
            of Institutions Headquartered in the State of New York
                             Since January 1, 1998
                   (Dollars in Thousands; Ratios in Percent)

------------------------------------------------------------------------------------------------------------------------
                                                                                    Seller Financial Data
                                                                --------------------------------------------------------
                                                                                             Tang
                            B/                        B/ Announce           Total  Equity/  Equity/  YTD   YTD    NPAs
Buyer                  ST   T           Seller        T   Date   Status    Assets  Assets   Assets   ROAA  ROAE   Assets
=========================================================================================================================
Averages                                                                29,742,548   9.88    9.69    0.95  10.89   1.06
Medians                                                                    310,368   9.04    9.00    0.95  10.47   0.72

Acquisitions of Thrifts - Averages                                       2,134,330  10.75   10.47    0.86   9.00   0.93
Acquisitions of Thrifts - Medians                                          310,368   9.18    9.10    0.87   9.59   0.72

Banknorth Group        VT   B    Evergreen Bancorp    B  07/31/98  P     1,048,307   8.19    8.18    1.16  13.72   0.52
Cohoes Savings Bank    NY   T    SFS Bancorp Inc.     T  07/31/98  P       175,420  12.36   12.36    0.62   5.11   0.71
Dime Community Bncsh   NY   T    Financial Bancorp    T  07/20/98  P       310,368   9.04    9.00    0.95  10.47   2.19
Cortland First Finl    NY   B    Oneida Valley Banc   B  07/13/98  P       227,819  11.00   11.00    0.95   8.27   0.21
Charter One Fin'l      OH   T    ALBANK Finl Corp.    T  06/15/98  P     4,089,428   8.97    7.16    0.96  10.81   0.72
Roslyn Bancorp Inc.    NY   T    TR Financial Corp.   T  05/26/98  P     4,005,695   6.15    6.15    0.99  16.05   0.51
Ambanc Holding Co.     NY   T    AFSALA Bancorp Inc   T  04/23/98  P       160,408  12.52   12.52    0.78   6.19   0.30
K&Z Company LLC        NY   N    First Natl Bk Lisb   B  04/14/98  P        54,589   7.43    7.36    1.18  17.67   3.23
Travelers Group Inc    NY   N    Citicorp             B  04/06/98  P   310,897,000   6.82    6.73    1.21  17.10   1.22
Astoria Financial Cp   NY   T    Long Island Bancor   T  04/03/98  P     6,072,524   9.18    9.10    0.87   9.59   0.89
USB Holding Company    NY   B    Tappan Zee Financi   T  03/06/98  C       126,470  17.02   17.02    0.82   4.78   1.19

---------------------------------------------------------------------------------------
                                                    Announced Deal Values
                                 ------------------------------------------------------
                                     Deal                   Price/     Price/     Tang.
                                    Value       Price/       Tang.       LTM       Prem/
Buyer                                ($M)        Book        Book      EPS(1)     Deps
=======================================================================================
Averages                          8,699.56      264.78      275.69     24.83     25.49
Medians                              73.60      151.10      151.10     22.58     14.19

Acquisitions of Thrifts-Average     682.17      250.36      262.97     24.32     24.86
Acquisitions of Thrifts-Medians      73.60      246.50      247.56     23.06     22.22

Banknorth Group                     313.10      351.28      351.99     26.89     29.28
Cohoes Savings Bank                     NA          NA          NA        NA        NA
Dime Community Bncsh                 73.60      246.50      247.56     24.40     22.22
Cortland First Finl                  50.60          NA          NA        NA        NA
Charter One Fin'l                 1,075.80      257.80      329.64     23.06     24.87
Roslyn Bancorp Inc.               1,114.10      403.07      403.07     27.23     43.83
Ambanc Holding Co.                   30.00      144.62      144.62     22.58      8.48
K&Z Company LLC                       2.70          NA          NA        NA        NA
Travelers Group Inc              82,536.20          NA          NA        NA        NA
Astoria Financial Cp              1,765.70      299.09      301.83     32.11     35.57
USB Holding Company                  33.80      151.10      151.10     30.56     14.19

(1)  Excludes P/E ratios greater than 30.0x.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


NEW ISSUE DISCOUNT
------------------

     A "new issue" discount that reflects investor concerns and investment risks inherent in all initial stock offerings is a factor to be considered in valuations of initial thrift stock offerings. The magnitude of the new issue discount typically expands during periods of declining thrift stock prices as investors require larger inducements, and narrows during strong market conditions.

     The thrift conversion market continues to respond to the aftermarket performance of recent offerings. Table 24 presents a summary of publicly traded thrifts that have completed standard conversions since December 31, 1997. The aftermarket performance of thrift conversions was more robust through the first half of 1998, similar to the thrift stock market overall as opposed to the most recent conversions and thrift stock market as a whole. As the thrift market gained momentum during the second half of 1996 and 1997, aftermarket performance improved through the first six months of 1998 even as pro forma valuations were increased.

     During 1998, the thrift conversion market has proven to be strong with the typical offering selling out in the subscription phase and being priced at or near the adjusted maximum of the valuation range. With valuations increasing to reflect the strength of recent offerings, it is uncertain when the market will reach its tolerance for higher valuations accompanied by the prospect of companies generating lackluster returns on equity. The average price-to-book ratio for the 23 publicly traded conversions completed thus far in 1998 was 76.4%.

     Following the drop in stock prices over the past few months of 1998, the performance of recently converted thrifts has followed this trend. While thrifts converting during 1998 have experienced on average a one-day price increase of 45.5%, the average price increase has

                                   Table 24
             Summary of Recent Publicly Traded Thrift Conversions

                                                                       Pre-Conversion
                                                                     -------------------
                                                                     Total     Tan.Eq./    Gross
                                                                     Assets     Assets    Proceeds
            Company                    Exchange   State   IPO Date   ($mil.)     (%)      ($mil.)
------------------------------------   --------   -----   --------   -------   --------   --------
------------------------------------   --------   -----   --------   -------   --------   --------
FULL CONVERSION AVERAGE                                                 367      9.71       77.6
------------------------------------   --------   -----   --------   -------   --------   --------
MHC OFFERING AVERAGE                                                    444     12.56       74.7
------------------------------------   --------   -----   --------   -------   --------   --------

CFS Bancorp Inc.                        NASDAQ     IN     07/24/98       NA      8.80         NA
PCB Holding Company                     OTC        IN     07/02/98       22      9.51        4.0
Hudson River Bancorp Inc.               NASDAQ     NY     07/01/98      665     10.13      173.3
First Kansas Financial Corporation      NASDAQ     KS     06/29/98       96      6.91       15.5
Anson Bancorp, Inc.                     OTC        NC     06/22/98       20     19.04        5.9
Columbia Financial of Kentucky, Inc.    NASDAQ     KY     04/15/98      104     12.59       26.7
Adirondack Financial Services
 Bancorp                                BOTC       NY     04/07/98       61      5.38        6.6
EFC Bancorp, Inc.                       AMSE       IL     04/07/98      316      9.92       69.4
Quitman Bancorp, Inc.                   OTC        GA     04/07/98       39      7.55        6.6
Heritage Bancorp, Inc.                  NASDAQ     SC     04/06/98      247     11.81       69.4
Northeast Pennsylvania Financial
 Corporation                            AMSE       PA     04/01/98      369      7.73       59.5
Bay State Bancorp, Inc.                 AMSE       MA     03/30/98      233      8.19       46.9
Home Loan Financial Corp.               NASDAQ     OH     03/26/98       60     17.16       22.5
Cavalry Bancorp, Inc.                   NASDAQ     TN     03/17/98      276     10.69       75.4
Independence Community Bank
 Corp.                                  NASDAQ     NY     03/17/98    3,733      6.77      704.1
SFSB Holding Company                    OTC        PA     02/27/98       38      9.20        7.3
Richmond County Financial Corp.         NASDAQ     NY     02/18/98      993     10.15      244.7
HopFed Bancorp, Inc.                    NASDAQ     KY     02/09/98      202      9.02       40.3
Timberland Bancorp, Inc.                NASDAQ     WA     01/13/98      206     11.57       66.1
Mystic Financial, Inc.                  NASDAQ     MA     01/09/98      150      7.98       27.1
Wyman Park Bancorporation, Inc.         OTC        MD     01/07/98       62      7.63       10.1
Delaware First Financial Corporation    OTC        DE     01/05/98      113      5.41       11.6
United Tennessee Bankshares, Inc.       NASDAQ     TN     01/05/98       64     10.08       14.5


BCSB Bankcorp, Inc. (MHC)               NASDAQ     MD     07/08/98       NA      9.48         NA
Liberty Bancorp, Inc. (MHC)             NASDAQ     NJ     07/01/98      217      7.61       18.3
Niagara Bancorp, Inc. (MHC)             NASDAQ     NY     04/20/98    1,176     10.77      135.0
Gaston Federal Bancorp, Inc. (MHC)      NASDAQ     NC     04/13/98       NA     12.03         NA
Mid-Southern Savings Bank, FSB (MHC)    OTC        IN     04/09/98       94     12.92         NA
Brookline Bancorp, Inc. (MHC)           NASDAQ     MA     03/25/98      667     17.08      136.7
Marquette Savings Bank (MHC)            OTC        WI     01/22/98       67     18.05        8.5

                                                Pro Forma Ratios                      After-Market
                                        -----------------------------              ------------------
                                         Price/     Price/     Price/      IPO      One      Through
                                          Book       EPS       Assets     Price     Day      09/04/98
            Company                        (%)       (x)        (%)        ($)      (%)        (%)
------------------------------------    --------    -------    ------    ------    ------    --------
------------------------------------    --------    -------    ------    ------    ------    --------
FULL CONVERSION AVERAGE                     76.4      17.2      17.6      10.00      45.5        15.2
------------------------------------    --------    -------    ------    ------    ------    --------
MHC OFFERING AVERAGE                       123.0      25.4      10.3      10.00      50.7         7.1
------------------------------------    --------    -------    ------    ------    ------    --------

CFS Bancorp Inc.                            71.7      18.2      19.3      10.00      14.4        (8.8)
PCB Holding Company                         71.0      17.6      15.3      10.00      15.0       (10.0)
Hudson River Bancorp Inc.                   80.1      22.3      20.7      10.00      25.6         5.6
First Kansas Financial Corporation          78.5      14.0      14.0      10.00      23.1         1.3
Anson Bancorp, Inc.                         65.3      21.9      22.4      10.00        NA        13.7
Columbia Financial of Kentucky, Inc.        74.5      19.6      20.4      10.00      71.3        20.0
Adirondack Financial Services
 Bancorp                                    77.0        NA       9.8      10.00      20.0        15.0
EFC Bancorp, Inc.                           76.6      13.5      18.0      10.00      47.5         2.5
Quitman Bancorp, Inc.                       78.7      14.6      14.4      10.00      26.3        (5.0)
Heritage Bancorp, Inc.                      78.0      16.1      21.9      15.00        NA         7.5
Northeast Pennsylvania Financial
 Corporation                                75.4      18.7      13.9      10.00      55.0         6.3
Bay State Bancorp, Inc.                     78.7      20.9      16.8      20.00      46.9        (1.3)
Home Loan Financial Corp.                   76.0      17.0      27.1      10.00      52.5        33.8
Cavalry Bancorp, Inc.                       79.8      14.3      21.5      10.00     105.6        88.8
Independence Community Bank
 Corp.                                      77.2      17.9      15.9      10.00      72.5        28.1
SFSB Holding Company                        76.1        NA      16.1      10.00      28.1         0.0
Richmond County Financial Corp.             79.6      14.0      19.8      10.00      63.1        35.6
HopFed Bancorp, Inc.                        75.4      12.4      16.6      10.00      68.1        66.3
Timberland Bancorp, Inc.                    81.5      10.5      24.3      10.00      45.0        23.8
Mystic Financial, Inc.                      77.8      17.5      15.3      10.00      44.4        15.0
Wyman Park Bancorporation, Inc.             76.7      23.3      14.0      10.00      37.5         8.7
Delaware First Financial Corporation        73.7      20.6       9.3      10.00        NA       (13.2)
United Tennessee Bankshares, Inc.           78.4      16.1      18.5      10.00      47.5        16.9


BCSB Bankcorp, Inc. (MHC)                  142.3      26.1       8.3      10.00      25.6         4.4
Liberty Bancorp, Inc. (MHC)                121.6      20.4       7.8      10.00      14.4         1.9
Niagara Bancorp, Inc. (MHC)                122.1      20.7      10.3      10.00      63.1        12.5
Gaston Federal Bancorp, Inc. (MHC)         116.8      24.5      10.9      10.00      80.0        12.5
Mid-Southern Savings Bank, FSB (MHC)       135.3      19.5       6.6      10.00      56.3        10.0
Brookline Bancorp, Inc. (MHC)              122.5      19.4      17.0      10.00      65.6         8.7
Marquette Savings Bank (MHC)               100.6      47.4      11.3       8.00      50.0         0.0

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


declined to 15.2% since conversion, with several thrifts, including the two most recent conversions, now trading below their conversion price. The volatility and uncertainty facing the overall market will effect the thrift conversion market.

     Thrift conversions continue to be priced at discounts to publicly traded companies. This is due to the relatively high equity ratios, low returns on equity, and the uncertainty regarding the ability of an institution to leverage the balance sheet. Based upon the price/book ratio measure, standard thrift conversions are being discounted by 30% to 40% relative to the overall market.


ADJUSTMENTS CONCLUSION
----------------------

     The Association's pro forma valuation should be discounted relative to the comparative group because of unproven earnings prospects, the possible lack of
liquidity, and the new issue discount.   Individual discounts and premiums are
not necessarily additive and may, to some extent, offset or overlay each other. Currently, conversions are often priced at substantial discounts to peer institutions relative to price/book ratios, but at lesser discounts to the comparable institutions' price/earnings ratios. It is the role of the appraiser to balance the relative dynamics of price/book and price/earnings discounts and premiums. We believe that relative to the comparative group, the Association's pro forma valuation measures should be discounted.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


VALUATION APPROACH
------------------

     Table 25 displays the market price and valuation data of the comparative group as of September 4, 1998. Table 26 compares the Association's valuation ratios with the comparative group average, all public thrift aggregate, and all New York public thrift aggregate. Exhibit IV-2 displays the pro forma conversion calculations utilized in analyzing the Association's valuation ratios.

     Investors continue to make decisions to purchase thrift conversion stocks and more seasoned thrift issues based upon consideration of core earnings profitability and price/book comparisons. Utilizing a discount of approximately 38% to the corresponding comparative group average, the Association's resulting pro forma price/book ratio at the midpoint is 57.3%, reflecting a maximum price/book valuation of 61.3% at the high end of the range and an adjusted maximum of 65.2%. As shown on Table 26, the Association's pro forma price/book ratio of 65.2% at the adjusted maximum represents a 29% discount to the comparative group's average. The Association's pro forma price/book ratios reflect greater discounts to the all public and New York thrift aggregates.

     The price/earnings ratio is also important and was examined in deriving our estimate of pro forma market value. Given the variability in earnings, investors often encounter some difficulty in evaluating thrift offerings based upon price/earnings multiples. Recently, the special SAIF assessment depressed the earnings of most thrifts. Therefore, we have evaluated core earnings for the last twelve months ("LTM"), which attempts to exclude extraordinary items.

     Based on the Association's LTM core earnings and the net conversion-related returns and adjustments, the Association is valued at a midpoint price/earnings ratio of 14.1x. This pro forma ratio represents a 7% discount to the comparative group average of 15.1x. At the

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


maximum of the Association's pro forma valuation range, the valuation repesents an 8% discount from 8% to 1% with respect to the comparative group's average price/earnings ratio for the LTM and a 2% premium with respect to the comparative group's average price/core earnings ratio for the LTM.

     In contrast to the aggregates, the Association's lower price/assets ratio was largely related to its lower capital level. Based on the midpoint offering, the Holding Company's pro forma equity/assets ratio is projected at 10.38% and increases to 11.08% at the maximum offering and 11.87% at the adjusted maximum.

VALUATION CONCLUSION
--------------------

     It is our opinion that, as of September 4, 1998, the aggregate estimated pro forma market value of the Association was within the valuation range of $1,275,000 to $1,725,000 with a midpoint of $1,500,000. The valuation range was based upon a 15 percent decrease from the midpoint to determine the minimum and a 15 percent increase to establish the maximum. Assuming an additional 15 percent increase above the maximum valuation would result in an adjusted maximum of $1,983,750. Exhibit IV-3 displays the conversion calculations and assumptions utilized in determining the Association's estimated pro forma market value.

                                  Table 25
                        Comparative Valuation Analysis
                  Peoples Bankcorp and the Comparative Group
                   Market Price Data as of September 4, 1998

----------------------------------------------------------------------------------------------------------------------------------
                                         Current    Total     Price/    Price/    Price/    Price/    Price/     Tang.    Current
                                          Stock     Market     LTM      Core      Book      Tang.     Total     Equity/   Dividend
                                          Price     Value     EPS(1)    EPS(1)    Value     Book      Assets    Assets     Yield
            Company             State      ($)       ($M)      (x)       (x)       (%)       (%)        (%)       (%)       (%)
----------------------------------------------------------------------------------------------------------------------------------

 Peoples Bankcorp
    Pro Forma Minimum                      NA         1.28      12.3     12.5      52.7      52.7      5.10       9.67        NA
    Pro Forma Midpoint                     NA         1.50      13.9     14.1      57.3      57.3      5.95      10.38        NA
    Pro Forma Maximum                      NA         1.73      15.3     15.4      61.3      61.3      6.79      11.08        NA
    Pro Forma Super Maximum                NA         1.98      16.8     16.9      65.2      65.2      7.74      11.87        NA

 Comparative Group Average                 NA         5.58      16.7     15.1      92.1      92.6      9.82      10.66      1.23
 All Public Thrift Average (2)             NA       165.86      16.2     17.9     124.3     129.1     15.37      12.89      1.90
 New York Thrift Average (3)               NA       429.94      16.6     16.6     118.6     131.0     15.63      12.90      1.80

 Comparative Group
--------------------------------
 Albion Banc Corp.                NY      8.63        6.49      16.9     18.0     103.1     103.1      8.76       8.49      1.39
 AmTrust Capital Corp.            IN     13.56        6.92      28.9     67.8      92.1      92.9     10.60      11.42      1.47
 Cecil Bancorp, Incorporated      MD     24.12       11.34      17.2     14.0     145.4     145.4     16.68      11.47      1.66
 Home Building Bancorp, Inc.      IN     20.00        6.23      19.2     19.2      95.0      95.0     13.96      13.76      1.50
 Kenwood Bancorp, Incorporated    OH     13.13        3.87      11.9      8.9      85.3      85.3      8.13       9.54      2.13
 Lenox Bancorp, Incorporated      OH     16.00        6.47      34.8     30.8      90.4      90.4     11.63      12.86      1.25
 MCM Savings Bank, FSB            MO     20.00        3.65      12.4     10.2      85.1      85.1      5.56       6.50      1.00
 Mid-Central Financial
  Corporation                     MN     26.50        5.90      10.6     10.5     102.9     102.9      9.38       9.12      1.13
 Mid-Coast Bancorp, Inc.          ME      7.5         5.35      12.3     18.8     102.0     102.0      8.19       8.02      2.67
 Midwest Savings Bank             IL     14.25        2.73      15.2     35.6      86.6      86.6      6.31       7.28      0.00
 Mutual Community Savings
  Bank,                           NC     14.50        5.26      13.6     13.4      65.5      71.3      8.27      11.72      2.48
 St. Landry Financial
  Corporation                     LA     17.25        6.92      25.4     22.7      99.9      99.9     11.00      11.01      0.58
 Vermilion Bancorp, Inc.          IL     11.25        4.16      15.2     40.2      67.5      67.5      9.64      14.29      0.00
 West Town Bancorp,
  Incorporate                     IL     12.50        2.78      18.1     15.6      68.4      68.4      9.37      13.70      0.00
----------------------------------------------------------------------------------------------------------------------------------

 (1)  Price/earnings ratios greater than 30.0 are excluded from averages.
 (2)  Includes 380 non-MHC thrifts not under contract to be acquired.
 (3)  Includes 26 non-MHC thrifts not under contract to be acquired.

                                   Table 26
                   Comparative Discount and Premium Analysis
                   Market Price Data as of September 4, 1998

                                             Relative Premiums (Discounts)
                                            -------------------------------
                                              Comp.     All          All
    Valuation                    Peoples     Group    Public      New York
      Ratio            Symbol    Bankcorp   Average  Thrifts(1)  Thrifts(2)
    ---------          ------    --------   -------  ----------  ----------
Price / LTM EPS(3)      P/E                   16.7      16.2        16.6
   Minimum              (x)        12.3       -26%      -24%        -26%
   Midpoint                        13.9       -17%      -15%        -17%
   Maximum                         15.3        -8%       -6%         -8%
   Super Maximum                   16.8         1%        3%          1%

Price / Core EPS(3)     P/E                   15.1      17.9        16.6
   Minimum              (x)        12.5       -18%      -30%        -25%
   Midpoint                        14.1        -7%      -21%        -15%
   Maximum                         15.4         2%      -14%         -7%
   Super Maximum                   16.9        12%       -5%          2%

Price / Book Value      P/B                   92.1     124.3       118.6
   Minimum              (%)        52.7       -43%      -58%        -56%
   Midpoint                        57.3       -38%      -54%        -52%
   Maximum                         61.3       -33%      -51%        -48%
   Super Maximum                   65.2       -29%      -48%        -45%

Price / Tangible Book   P/B                   92.6     129.1       131.0
   Minimum              (%)        52.7       -43%      -59%        -60%
   Midpoint                        57.3       -38%      -56%        -56%
   Maximum                         61.3       -34%      -53%        -53%
   Super Maximum                   65.2       -30%      -50%        -50%

Price / Total Asset     P/A                   9.82     12.89       12.90
   Minimum              (%)        5.10       -48%      -60%        -60%
   Midpoint                        5.95       -39%      -54%        -54%
   Maximum                         6.79       -31%      -47%        -47%
   Super Maximum                   7.74       -21%      -40%        -40%

-------------
(1)  Includes 380 publicly traded thrifts nationwide.
(2)  Includes 25 publicly traded thrifts based in New York.
(3)  Price/earnings ratio averages exclude values greater than 30.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

                                   EXHIBIT I

    DESCRIPTION OF FELDMAN FINANCIAL ADVISORS AND SENIOR PROFESSIONAL STAFF

OVERVIEW OF FIRM
----------------

FELDMAN FINANCIAL ADVISORS provides consulting services to financial institutions and mortgage companies in the areas of corporate valuations, mergers and acquisitions, strategic planning, branch sales and purchases, developing and implementing regulatory business and capital plans, enhancing franchise value, portfolio analysis and restructuring, advising on retail branch strategies, evaluating bank management, regulatory analysis, and expert witness testimony and analysis.

FELDMAN FINANCIAL ADVISORS was incorporated in February 1996 by a group of consultants who were previously associated with Kaplan Associates. Each of the principals at Feldman Financial Advisors has more than 10 years experience in consulting and all were officers of their former employer. Our principals collectively have worked with more than 1,000 banks, thrifts and mortgage companies nationwide. The firm's office is located in downtown Washington, D.C.

BACKGROUND OF SENIOR PROFESSIONAL STAFF
---------------------------------------

TRENT FELDMAN, President--Trent is a nationally recognized expert in valuing financial institutions, providing strategic advice to financial institutions, and advising on mergers and acquisitions for banks and thrifts of all sizes. Trent was with Kaplan Associates for 14 years and was one of three founding principals at that firm. Trent also has worked in the Chairman's Office of the Federal Home Loan Bank Board, the Federal Savings and Loan Insurance Corporation, and with the California state legislature. Trent holds Bachelors and Masters degrees from the University of California at Los Angeles.

PETER WILLIAMS, Principal--Peter specializes in merger and acquisition analysis, corporate valuations, strategic business plans and retail branch analysis. Peter was with Kaplan Associates for 13 years. Peter also served as a Corporate Planning Analyst with the Wilmington Trust Company in Delaware. Peter holds a BA in Economics from Yale University and an MBA in Finance from George Washington University.

MICHAEL GREEN, Principal--Mike is an expert in mergers and acquisition analysis, financial institution valuations, and business plans. During Mike's 10 years at Kaplan Associates, his experience also included mark-to-market analysis, goodwill valuations and core deposit studies. Mike holds a BS in Finance and Economics from Rutgers College.

LINDA FARRELL, Principal--Linda is nationally known for her expertise in branch purchases and sales, and she specializes in small bank mergers and acquisitions, retail banking analysis, business plans and management reviews. Linda was with Kaplan Associates for 12 years. Linda also was a Senior Vice President of Retail Banking at Western Savings in Salt Lake City and a consultant with both Arthur Young & Company and Richard T. Pratt Associates. Linda holds a BA in English from Oklahoma State University and an MBA from the University of Utah.

GREG IZYDORCZYK, Vice President--Greg specializes in merger and acquisition analysis and corporate valuations and also has experience in mark-to-market analysis and business plans. Greg was with Kaplan Associates for three years. Greg also has four years experience as a Senior Auditor in the commercial banking industry for First Virginia and Integra Financial. Greg worked as a Financial Analyst with Airbus Industrie of North America for two years performing analysis on the airline industry and airline capital markets (debt and leasing) in North America, preparing financial proposals in conjunction with commercial sales proposals and analyzing the Company's current and potential financing portfolio. Greg holds a BS in Finance from Pennsylvania State University and an MBA in Finance from the Katz Graduate School, University of Pittsburgh.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                                 Exhibit II-1
                       STATEMENT OF FINANCIAL CONDITION
              As of December 31, 1997 and 1998 and June 30, 1998
                            (Dollars in Thousands)


                                                 June 30,          December 31,
                                                  1998         1997           1996
                                              ------------  ------------  ------------
ASSETS
------
Cash and due form banks                       $        622  $        674  $        671
Interest-bearing deposits with other banks             617           553           900
Securities available-for-sale                           --           737           804
Securities held-to-maturity                          3,546         4,031         3,561
Loans, net of deferred fees                         18,863        16,832        15,475
       Less allowance for loan losses                  165           164           116
                                              ------------  ------------  ------------
Loans receivable, net                               18,698        16,668        15,359
Premises and equipment                                 426           434           455
Federal Home Loan Bank stock, at cost                  139           137           136
Accrued interest receivable                            150           125            92
Real estate owned                                       40            40            --
Other assets                                             9             3            20
                                              ------------  ------------  ------------
     TOTAL ASSETS                             $     24,247  $     23,402  $     21,998
                                              ============  ============  ============

LIABILITIES
-----------
Deposits:
        Demand accounts                                735           638           470
        Savings and club accounts                    3,131         2,733         2,687
        Time certificates                           16,519        16,306        15,358
        NOW and money market accounts                1,971         2,088         1,974
                                              ------------  ------------  ------------
Total deposits                                      22,356        21,756        20,489
Advances by borrowers for taxes/insurance                3             3             5
Other liabilities                                      240            57            27
                                              ------------  ------------  ------------
     TOTAL LIABILITIES                              22,599        21,825    98,992,034
                                              ------------  ------------  ------------

EQUITY
Retained earnings                                    1,648         1,576         1,488
Accumulated other comprehensive income                  --             1            (1)
                                              ------------  ------------  ------------
       Total equity                                  1,648         1,577         1,487
                                              ------------  ------------  ------------
     TOTAL LIABILITIES AND
           RETAINED EARNINGS                  $     24,247  $     23,402  $     21,998
                                              ============  ============  ============

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

                                 Exhibit II-2
                              STATEMENT OF INCOME
                 For the Year Ended December 31, 1996 and 1997
                And the Six Months Ended June 30, 1997 and 1998
                            (Dollars in Thousands)

                                    Six Months Ended    Year Ended
                                         June 30,        March 31,
                                    ----------------  ---------------
                                     1998    1997      1997    1996
                                    ------- ------   -------  ------
Interest income
  Loans                              $727     645     1,330   1,266
  Securities                          127     132       277     260
  Other short-term investments         28      35        55      66
Total interest income                 882     812     1,662   1,592

Interest expense
  Deposits                            522     477       998     954
  Borrowings                           -       -         -        1
                                    -----   -----     -----   -----
Total interest expense                522     477       998     955

   Net interest income                360     335       664     637
Provision for loan losses               3      -         57      -
                                    -----   -----     -----   -----
   Net interest income after prov.    357     335       607     637

Noninterest income:
  Service charges                      14      11        30      14
  Net gain on sale of securities        1      -         -       -
  Other                                 7       9        14      16
                                    -----   -----     -----   -----
Total noninterest income               22      20        44      30

Noninterest expense:
  Salaries and employee benfits       140     128       258     258
  Directors fees                       31      32        59      54
  Building, occupance and equipment    27      32        73      59
  Data processing                      15      14        28      27
  Postage and supplies                 12       8        25      23
  Deposit insurance premium             7       4        11     174
  Insurance                             5       7        17      14
  Other                                44      25        54      47
                                    -----   -----     -----   -----
Total noninterest expense             281     250       525     656

Income before taxes                    98     105       126      11
Income tax expense                     26      28        38       3
                                    -----   -----     -----   -----

   Net income (loss)                  $72      77        88       8
                                    =====   =====     =====   =====

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                                 Exhibit II-3
                          LOAN PORTFOLIO COMPOSITION
              As of December 31, 1996 and 1997 and June 30, 1998
                            (Dollars in Thousands)


                                        At June 30,                                  At December 31,
                                 -------------------------     ----------------------------------------------------------
                                           1998                           1997                            1996
                                 -------------------------     --------------------------     ---------------------------
                                   Amount       Percent           Amount       Percent           Amount        Percent
                                 -----------  ------------     ------------  ------------     ------------  -------------
Mortgage loans:
  Residential                        $12,377        65.62%          $11,893        70.66%          $11,838         76.50%
  Commercial                             726         3.85               706         4.19               553          3.57
  Construction                           199         1.05                67         0.40               115          0.74
                                     -------       ------           -------       ------           -------        ------
    Total mortgage loans              13,302        70.52            12,666        75.25            12,506         80.81

Other loans:
  Commercial                             200         1.06               100         0.59                --          0.00
  Automobile                           3,299        17.49             2,121        12.60             1,400          9.05
  Home equity                          1,061         5.62             1,226         7.28               903          5.84
  Passbook                               219         1.16               217         1.29               207          1.74
  Other                                  803         4.26               526         3.13               422          2.73
                                     -------       ------           -------       ------           -------        ------
                                       5,582        29.59             4,190        24.89             2,995         19.35

Total loans                           18,884       100.11            16,856       100.14            15,501        100.17
Less:
 Net deferred fees                        21        -0.11                24        -0.14                26         -0.17
                                     -------       ------           -------       ------           -------        ------
Loans receivable, net                $18,863       100.00%          $16,832       100.00%          $15,475        100.00%
                                     =======       ======           =======       ======           =======        ======

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                                 Exhibit II-4
                             NET LENDING ACTIVITY
                 For the Year Ended December 31, 1996 and 1997
                  and Six Months Ended June 30, 1997 and 1998
                            (Dollars in Thousands)


                                            Six Months
                                              Ended                    Year Ended
                                             June 30,                  December 31,
                                    ------------------------     ------------------------
                                       1998         1997            1997         1996
                                    -----------  -----------     -----------  -----------
Loans originated:
Real estae loans:
   One- to four-family residential       $1,708       $  697          $1,501       $1,953
   Commercial                                35           90             104          115
Automobile                                1,726          677           1,674          908
Home equity                                  30          249             473          472
Passbook                                     36           28              64          199
Commercial                                  100           --             100           --
Other                                       430          152              25           24
                                         ------       ------          ------       ------
  Total loans originated                 $4,065       $1,893          $4,341       $3,871
                                         ======       ======          ======       ======

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                                 Exhibit II-5
                        INVESTMENT SECURITIES PORTFOLIO
                       As of December 31, 1996 and 1997
                               and June 30, 1998
                            (Dollars in Thousands)


                                      At June 30,                                  At December 31,
                            ----------------------------     --------------------------------------------------------
                                         1998                            1997                          1996
                            ----------------------------     -------------------------     --------------------------
                               Carrying      Percent of         Carrying    Percent of        Carrying    Percent of
                                 Value       Portfolio           Value      Portfolio          Value       Portfolio
                              -----------  --------------      ----------  ------------      ----------  -------------

INVESTMENT SECURITIES
Available-for-sale
 Mortgage-backed securities        $   --           0.00%          $  737        18.28%          $  804         22.58%

MORTGAGE-BACKED SECURITIES
Held to maturity:
 U.S. Government securities         3,482          98.20            3,962        98.29            3,470         97.44
 Mortgage-backed securities            64           1.80               69         1.71               91          2.56
                                   ------         ------           ------       ------           ------        ------

Total investments                  $3,546         100.00%          $4,768       100.00%          $4,365        100.00%
                                   ======         ======           ======       ======           ======        ======

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                                 Exhibit II-6
                         DEPOSIT ACCOUNT DISTRIBUTION
                               As June 30, 1998
                            (Dollars in Thousands)


   INTEREST                                                     MINIMUM       BALANCES IN       PERCENTAGE OF
     RATE                        CATEGORY                       AMOUNT         THOUSANDS       TOTAL DEPOSITS
---------------      ---------------------------------      ---------------  --------------   -----------------
      --%            Demand accounts                           $        100         $   735                3.29%
     3.09%           Savings and club accounts                          100           3,131               14.00
  1.01%-2.57%        NOW and money market                       100 - 2,500           1,971                8.82

                     TIME CERTIFICATES

  4.00-4.99%         Fixed-term, fixed-rate                           1,000             114                0.51%
  5.00-5.99%         Fixed-term, fixed-rate                           1,000          15,727               70.35
  6.00-6.99%         Fixed-term, fixed-rate                           1,000             675                3.03
                                                                                    -------              ------
                                                                                    $22,356              100.00%
                                                                                    =======              ======

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                                 Exhibit II-7
                              BORROWING ACTIVITY
                      Year Ended March 31, 1996 and 1997
                     and Five Months Ended August 31, 1997
                            (Dollars in Thousands)


                                            Five Months
                                               Ended          Year Ended
                                             August 31,        March 31,
                                            ----------     ----------------
                                                1997        1997       1996
                                               -----       -----      -----
Maximum amount of borrowings
 outstanding at any month end
 during the period:
  FHLB advances                                $   0       $   0      $   0

Average amount of borrowings
 outstanding during the period:
  FHLB advances                                    0           0          0

Approximate weighted average
 interest rate during the period:
  FHLB advances                                 0.00%       0.00%      0.00%

FELDMAN FINANCIAL ADVISORS, INC.
-------------------------------

                                                            Exhibit III
                                    Market Valuation and Financial Data for All Public Thrifts

====================================================================================================================================
                                                                                            Tang.     LTM       LTM        Total
                                                                              Total        Equity/    Core      Core      Market
                                                                              Assets        Assets    ROAA      ROAE       Value
           Company                                 Ticker Exchange  St.       ($000)         (%)      (%)       (%)         ($M)
====================================================================================================================================
Non-MHC, Not Under Acquisition
------------------------------
1st Bergen Bancorp                                  FBER    NASDAQ  NJ        300,755        11.60    0.72     5.490       42.01
Abington Bancorp, Inc.                              ABBK    NASDAQ  MA        546,208         5.84    0.69    10.310       52.97
Acadiana Bancshares, Inc.                           ANA     AMSE    LA        298,148        14.72    1.01     6.250       35.32
Access Anytime Bancorp, Inc.                        AABC    NASDAQ  NM        116,921         7.93    1.37    16.610        8.52
Adirondack Financial Services Bancorp               AFSB    OTC     NY         66,028        13.52      NA        NA        7.60
Advance Financial Bancorp                           AFBC    NASDAQ  WV        110,668        14.09    0.90     5.920       15.43
Albion Banc Corp.                                   ALBC    NASDAQ  NY         74,118         8.49    0.53     6.180        6.49
Algiers Bancorp, Incorporated                       ALGC    Pinks   LA         46,386        19.71    0.27     1.310        6.56
Alliance Bancorp                                    ABCL    NASDAQ  IL      2,068,197         8.67    0.91     9.900      197.24
Alliance Bancorp of New England                     ANE     AMSE    CT        252,287         7.65    0.46     6.200       25.07
AMB Financial Corp.                                 AMFC    NASDAQ  IN        111,338        12.68    0.53     3.770       13.28
Ambanc Holding Co., Inc.                            AHCI    NASDAQ  NY        565,387        10.32    0.41     3.510       53.37
Ameriana Bancorp                                    ASBI    NASDAQ  IN        375,297        11.97    0.98     8.590       58.55
American Bank of Connecticut                        BKC     AMSE    CT        685,545         8.41    1.15    13.620       96.96
AmTrust Capital Corp.                               ATSB    OTC     IN         65,270        11.42    0.34     3.180        6.92
Anchor BanCorp Wisconsin, Inc.                      ABCW    NASDAQ  WI      2,057,635         6.27    1.12    16.940      394.50
Andover Bancorp, Inc.                               ANDB    NASDAQ  MA      1,392,342         8.20    1.17    14.780      178.22
Anson Bancorp, Inc.                                 ANSN    OTC     NC         21,240        18.54      NA        NA        6.65
Argo Bancorp, Incorporated                          ARGO    Pinks   IL        259,758         7.17      NA        NA       17.67
ASB Financial Corp.                                 ASBP    NASDAQ  OH        116,437        12.44    0.94     6.670       19.03
Astoria Financial Corporation                       ASFC    NASDAQ  NY     11,575,551         6.09    0.79     9.490    1,007.23
Avondale Financial Corp.                            AVND    NASDAQ  IL        520,132         8.36   (1.06)  (12.650)      36.06
Bancorp Connecticut, Inc.                           BKCT    NASDAQ  CT        495,178         9.89    1.24    12.020       83.12
Bank Plus Corporation                               BPLS    NASDAQ  CA      4,286,237         3.98    0.27     6.360      140.58
Bank United Corporation                             BNKU    NASDAQ  TX     13,095,947         4.67    0.88    17.510    1,119.74
Bank West Financial Corporation                     BWFC    NASDAQ  MI        181,512        12.84    0.51     3.730       29.19
BankAtlantic Bancorp, Inc.                          BANC    NASDAQ  FL      3,756,571         5.34    0.56     9.370      323.70
BankPlus, FSB                                       BNKP    OTC     IL        209,989         6.55    0.65     9.940       19.77
BankUnited Financial Corporation                    BKUNA   NASDAQ  FL      3,584,123         4.64    0.29     5.620      168.96
Baxley Federal Savings Bank                                 Pinks   GA        100,754        14.40    1.43    10.200        9.93
Bay State Bancorp, Inc.                             BYS     AMSE    MA        287,617        22.28    0.34     2.440       50.07
Bay View Capital Corporation                        BVCC    NASDAQ  CA      5,720,109         4.58    0.58     8.570      344.75
Bedford Bancshares, Inc.                            BFSB    NASDAQ  VA        156,509        13.25    1.23     8.800       26.43
Big Foot Financial Corporation                      BFFC    NASDAQ  IL        220,604        17.27      NA        NA       35.18
Blue River Bancshares, Inc.                         BRBI    NASDAQ  IN        350,208       (44.58)     NA        NA       12.19
BostonFed Bancorp, Inc.                             BFD     AMSE    MA      1,058,207         7.55    0.72     8.470       90.34
Broadway Financial Corporation                      BYFC    NASDAQ  CA        137,642         9.90    0.26     2.430        7.69
Calumet Bancorp, Inc.                               CBCI    NASDAQ  IL        491,961        17.74    1.99    12.010       83.35
Camco Financial Corporation                         CAFI    NASDAQ  OH        588,220         9.36    1.26    13.020       87.58
Cameron Financial Corporation                       CMRN    NASDAQ  MO        220,784        19.86    1.14     5.450       38.94


====================================================================================================================================
                                                     Stock     Price/      Price/      Price/     Price/     Price/
                                                     Price      LTM        Core        Book       Tang.      Total       Div.
                                                   09/04/98     EPS         EPS        Value      Book       Assets      Yield
                Company                               ($)       (x)         (x)         (%)        (%)        (%)         (%)
====================================================================================================================================
Non-MHC, Not Under Acquisition
------------------------------
1st Bergen Bancorp                                   16.25     19.35       19.35      120.46     120.46      13.97       1.72
Abington Bancorp, Inc.                               15.13     12.93       16.09      153.55     168.43       9.78       1.32
Acadiana Bancshares, Inc.                            15.50     12.70       13.25       88.47      88.47      13.02       2.84
Access Anytime Bancorp, Inc.                          7.00      5.69        5.69       91.98      91.98       7.29          -
Adirondack Financial Services Bancorp                11.50        NA          NA       85.19      85.19      11.52          -
Advance Financial Bancorp                            14.38     15.13       15.13       99.00      99.00      13.95       2.23
Albion Banc Corp.                                     8.63     16.91       16.91      103.05     103.05       8.76       1.39
Algiers Bancorp, Incorporated                        11.22     40.08       48.79       71.80      71.80      14.15       1.78
Alliance Bancorp                                     17.25     13.48       11.58      109.18     110.08       9.54       2.55
Alliance Bancorp of New England                      10.94     12.15       24.86      138.46     141.50      10.81       1.83
AMB Financial Corp.                                  14.50     15.26       23.77       94.03      94.03      11.92       1.93
Ambanc Holding Co., Inc.                             13.00     24.53       23.21       91.42      91.42       9.44       1.85
Ameriana Bancorp                                     18.00     15.52       15.38      128.30     130.62      15.60       3.56
American Bank of Connecticut                         20.69     11.56       13.70      163.54     168.61      14.14       3.87
AmTrust Capital Corp.                                13.56     28.85       28.85       92.06      92.94      10.60       1.47
Anchor BanCorp Wisconsin, Inc.                       22.19     19.29       19.29      301.88     306.46      19.24       0.90
Andover Bancorp, Inc.                                27.50     11.70       11.90      156.16     156.16      12.80       2.62
Anson Bancorp, Inc.                                  11.37        NA          NA      168.95     168.95      31.32          -
Argo Bancorp, Incorporated                           35.50        NA          NA       94.34      94.92       6.80       2.03
ASB Financial Corp.                                  11.50     16.91       16.91      131.28     131.28      16.34       3.48
Astoria Financial Corporation                        37.88     11.55       12.22      112.59     157.16       8.68       2.11
Avondale Financial Corp.                             12.25        NM          NM       86.21      86.21       7.21          -
Bancorp Connecticut, Inc.                            16.25     14.13       16.41      169.62     169.62      16.78       3.32
Bank Plus Corporation                                 7.25     19.59       13.18       75.92      82.76       3.28          -
Bank United Corporation BNKU                         35.44     10.36       10.52      167.24     184.09       8.55       1.81
Bank West Financial Corporation                      11.13     29.28       33.71      125.28     125.28      16.08       2.16
BankAtlantic Bancorp, Inc.                            9.31     13.90       20.70      133.81     173.10       9.09       1.07
BankPlus, FSB                                        26.00     16.56       16.56      154.95     154.95       9.42          -
BankUnited Financial Corporation                      9.50     20.21       20.21       92.32     110.47       4.71          -
Baxley Federal Savings Bank                          18.00      6.69        6.69       68.39      68.39       9.85       4.50
Bay State Bancorp, Inc.                              19.75        NA          NA       72.50      72.50      17.41          -
Bay View Capital Corporation                         17.00     20.99       11.81       87.49     134.92       6.03       2.35
Bedford Bancshares, Inc.                             11.50     15.13       15.13      127.49     127.49      16.88       2.78
Big Foot Financial Corporation                       14.00     28.57       38.89       92.35      92.35      15.95          -
Blue River Bancshares, Inc.                           8.13        NA          NA          NA         NA         NA          -
BostonFed Bancorp, Inc.                              16.75     12.98       12.98      103.52     107.23       8.54       2.39
Broadway Financial Corporation                        8.25     13.52       25.00       58.84      58.84       5.59       2.24
Calumet Bancorp, Inc.                                26.50      9.50        9.30       95.53      95.53      16.94          -
Camco Financial Corporation                          16.00     13.68       13.56      150.80     160.32      14.91       2.42
Cameron Financial Corporation                        16.00     15.84       15.84       88.79      88.79      17.64       1.75

FELDMAN FINANCIAL ADVISORS, INC.
-------------------------------

                                                            Exhibit III
                                    Market Valuation and Financial Data for All Public Thrifts

====================================================================================================================================
                                                                                            Tang.     LTM       LTM        Total
                                                                              Total        Equity/    Core      Core      Market
                                                                              Assets        Assets    ROAA      ROAE       Value
           Company                                 Ticker Exchange  St.       ($000)         (%)      (%)       (%)         ($M)
====================================================================================================================================
Carnegie Financial Corporation                      CAFN    OTC     PA        20,163         5.74       NA          NA       2.38
Carolina Fincorp, Inc.                              CFNC    NASDAQ  NC       113,911        13.51     1.11       6.140      17.03
Carver Bancorp, Inc.                                CNY     AMSE    NY       427,371         8.14     0.22       2.650      21.99
Cascade Financial Corporation                       CASB    NASDAQ  WA       444,155         7.07     0.85      12.220      54.39
Catskill Financial Corporation                      CATB    NASDAQ  NY       309,566        22.04     1.30       5.390      56.56
Cavalry Bancorp, Inc.                               CAVB    NASDAQ  TN       339,846        29.65       NA          NA     142.28
CBES Bancorp, Inc.                                  CBES    NASDAQ  MO       123,710        13.63     0.94       6.090      17.85
CCF Holding Company                                 CCFH    NASDAQ  GA       158,539         7.28    (0.01)     (0.140)     18.79
Cecil Bancorp, Incorporated                         CECB    OTC     MD        67,987        11.47     0.95       8.280      11.34
CENIT Bancorp, Inc.                                 CNIT    NASDAQ  VA       651,857         7.37     0.91      12.570      89.07
Central Co-operative Bank                           CEBK    NASDAQ  MA       381,857         8.96     0.63       6.450      38.32
Century Bancorp, Inc.                               CENB    NASDAQ  NC        96,866        19.34     1.21       4.880      16.52
CFS Bancorp Inc.                                    CITZ    NASDAQ  IN     1,098,105           NA       NA          NA     204.35
CFSB Bancorp, Inc.                                  CFSB    NASDAQ  MI       847,769         7.78     1.33      17.070     177.63
Charter One Financial, Inc.                         COFI    NASDAQ  OH    19,813,254         7.06     1.17      16.220   3,393.60
Chester Valley Bancorp Inc.                         CVAL    NASDAQ  PA       377,012         8.45     0.98      11.680      63.54
Citizens Bancorp, Inc.                              CIBC    OTC     IN        55,607        28.11     1.61       6.890      11.76
Citizens First Financial Corp.                      CBK     AMSE    IL       281,068        13.95     0.59       4.250      36.31
CKF Bancorp, Inc.                                   CKFB    NASDAQ  KY        62,759        21.57     1.34       5.970      13.92
Classic Bancshares, Inc.                            CLAS    NASDAQ  KY       137,984        13.06     0.56       3.710      18.36
CNS Bancorp, Inc.                                   CNSB    NASDAQ  MO        97,988        24.78     0.89       3.620      24.87
Coastal Bancorp, Inc.                               CBSA    NASDAQ  TX     2,980,528         3.37     0.54      15.000     121.05
Coastal Financial Corporation                       CFCP    NASDAQ  SC       616,887         5.90     1.14      18.540     118.86
Coddle Creek Financial Corp.                        CDLC    OTC     NC       133,559        32.94       NA          NA      41.82
Columbia Financial of Kentucky, Inc.                CFKY    NASDAQ  KY       118,968        31.49       NA          NA      32.06
Commercial Federal Corporation                      CFB     NYSE    NE     8,852,640         6.49     0.97      14.410   1,401.31
Commonwealth Bancorp, Inc.                          CMSB    NASDAQ  PA     2,368,247         6.77     0.64       6.910     229.11
Community Federal Bancorp, Inc.                     CFTP    NASDAQ  MS       263,246        22.27     1.07       4.280      65.97
Community Financial Corporation                     CFFC    NASDAQ  VA       183,230        14.04     0.96       7.040      32.13
Community Investors Bancorp, Inc.                   CIBI    NASDAQ  OH       101,734        10.99     0.95       8.170      16.38
Cooperative Bankshares, Inc.                        COOP    NASDAQ  NC       381,054         7.95     0.65       8.360      40.49
Crazy Woman Creek Bancorp, Incorporated             CRZY    NASDAQ  WY        61,478        23.43     1.22       5.140      12.44
Crusader Holding Corporation                        CRSB    NASDAQ  PA       202,034        10.96     2.34      28.610      48.86
CSB Financial Group, Inc.                           CSBF    NASDAQ  IL        47,218        22.18     0.61       2.580       8.31
Cumberland Mountain Bancshares, Inc.                CMBN    OTC     KY       139,915         6.53     0.63       8.920       9.48
D & N Financial Corporation                         DNFC    NASDAQ  MI     1,898,004         5.53     0.84      15.350     160.25
Delaware First Financial Corporation                DFFN    OTC     DE       104,050        15.43       NA          NA      10.04
 Delphos Citizens Bancorp, Inc.                     DCBI    NASDAQ  OH       113,585        24.15     1.45       5.560      34.25
 Dime Bancorp, Incorporated                         DME     NYSE    NY    20,913,891         5.29     0.86      14.770   2,582.88
 Dime Community Bancshares, Inc.                    DCOM    NASDAQ  NY     1,623,926        10.15     0.86       6.790     219.18
Downey Financial Corp.                              DSL     NYSE    CA     5,832,102         7.79     0.88      12.010     655.20

====================================================================================================================================
                                                     Stock     Price/      Price/      Price/     Price/     Price/
                                                     Price      LTM        Core        Book       Tang.      Total       Div.
                                                   09/04/98     EPS         EPS        Value      Book       Assets      Yield
                Company                               ($)       (x)         (x)         (%)        (%)        (%)         (%)
====================================================================================================================================
Carnegie Financial Corporation                       10.00       NA          NA           NA          NA         NA          -
Carolina Fincorp, Inc.                                8.94    14.65       12.41       110.62      110.62      14.95       2.69
Carver Bancorp, Inc.                                  9.50    19.79       22.62        61.25       63.38       5.14          -
Cascade Financial Corporation                        12.75    17.00       16.78       173.00      173.00      12.24          -
Catskill Financial Corporation                       12.75    14.01       14.33        81.11       81.11      18.48       2.90
Cavalry Bancorp, Inc.                                18.88       NA          NA       141.17      141.17      41.87       1.06
CBES Bancorp, Inc.                                   19.00    17.12       17.12       105.91      105.91      14.43       2.53
CCF Holding Company                                  21.00   100.00          NM       162.79      162.79      11.85       3.05
Cecil Bancorp, Incorporated                          24.12    17.23       17.23       145.39      145.39      16.68       1.66
CENIT Bancorp, Inc.                                  17.75    13.65       13.76       163.75      176.79      13.61       2.25
Central Co-operative Bank                            19.50    12.26       16.39       102.96      113.04      10.03       1.64
Century Bancorp, Inc.                                13.00    12.26       12.38        88.20       88.20      17.06       5.23
CFS Bancorp Inc.                                      9.13       NA          NA           NA          NA         NA          -
CFSB Bancorp, Inc.                                   21.75    16.23       16.60       269.18      269.18      20.95       2.39
Charter One Financial, Inc.                          26.63    20.17       15.75       229.72      244.04      17.15       2.10
Chester Valley Bancorp Inc.                          26.00    17.57       18.57       199.54      199.54      16.85       1.61
Citizens Bancorp, Inc.                               11.12       NA          NA        75.24       75.24      21.16          -
Citizens First Financial Corp.                       14.38    18.67       22.82        92.56       92.56      12.92          -
CKF Bancorp, Inc.                                    16.50    16.50       16.50        95.43       95.43      22.17       3.27
Classic Bancshares, Inc.                             14.13    17.88       23.54        89.46      104.01      13.30       2.27
CNS Bancorp, Inc.                                    15.13    28.54       28.54       102.47      102.47      25.39       1.98
Coastal Bancorp, Inc.                                16.00     8.08        7.88       106.67      122.42       4.06       2.00
Coastal Financial Corporation                        19.00    18.45       19.79       326.46      326.46      19.27       1.47
Coddle Creek Financial Corp.                         62.00       NA          NA        95.06       95.06      31.31       1.61
Columbia Financial of Kentucky, Inc.                 12.00       NA          NA        85.59       85.59      26.95       2.33
Commercial Federal Corporation                       23.06    14.24       11.25       150.84      170.21      10.96       0.95
Commonwealth Bancorp, Inc.                           15.00    17.44       15.63       116.19      147.49       9.80       2.13
Community Federal Bancorp, Inc.                      15.00    22.39       25.86       101.01      101.01      25.06       2.13
Community Financial Corporation                      12.50    18.12       18.66       124.38      124.88      17.53       2.24
Community Investors Bancorp, Inc.                    12.94    19.03       18.48       154.58      154.58      16.98       1.86
Cooperative Bankshares, Inc.                         13.38    18.07       18.07       133.75      133.75      10.63          -
Crazy Woman Creek Bancorp, Incorporated              13.25    15.96       15.96        86.32       86.32      20.23       3.02
Crusader Holding Corporation                         12.75    10.04       10.04       210.40      222.13      24.19          -
CSB Financial Group, Inc.                            10.13    27.36       28.93        75.90       80.42      17.60          -
Cumberland Mountain Bancshares, Inc.                 14.00       NA          NA       103.86      103.86       6.78          -
D & N Financial Corporation                          17.50    10.74       11.01       151.52      152.71       8.44       1.14
Delaware First Financial Corporation                  8.68       NA          NA        62.54       62.54       9.65          -
 Delphos Citizens Bancorp, Inc.                      18.53    20.59       20.59       124.87      124.87      30.16       1.30
 Dime Bancorp, Incorporated                          22.75    14.68       14.13       194.11      236.00      12.35       0.88
 Dime Community Bancshares, Inc.                     18.00    16.51       17.14       117.65      135.03      13.50       2.22
Downey Financial Corp.                               23.31    11.54       12.74       142.76      144.26      11.23       1.37

FELDMAN FINANCIAL ADVISORS, INC.
-------------------------------

                                                            Exhibit III
                                    Market Valuation and Financial Data for All Public Thrifts

====================================================================================================================================
                                                                                            Tang.     LTM       LTM        Total
                                                                              Total        Equity/    Core      Core      Market
                                                                              Assets        Assets    ROAA      ROAE       Value
           Company                                 Ticker Exchange  St.       ($000)         (%)      (%)       (%)         ($M)
====================================================================================================================================
Eagle BancGroup, Inc.                               EGLB    NASDAQ  IL       174,085       12.05      0.36     3.070     18.54
Eagle Bancshares, Inc.                              EBSI    NASDAQ  GA     1,120,232        6.92      0.89    11.510     98.77
East Side Financial, Incorporated                   ESDF    OTC     IL        79,143       15.87      0.69     4.300      8.76
East Texas Financial Services, Inc.                 ETFS    NASDAQ  TX       122,594       17.28      0.53     3.010     19.40
EFC Bancorp, Inc.                                   EFC     AMSE    IL       397,644       23.67      0.84     7.760     76.79
Elmira Savings Bank, FSB                            ESBK    NASDAQ  NY       231,725        6.27      0.39     6.240     17.44
Emerald Financial Corporation                       EMLD    NASDAQ  OH       617,369        8.41      1.13    14.020    123.29
Empire Federal Bancorp, Inc.                        EFBC    NASDAQ  MT       106,940       36.22      1.45     3.940     32.56
Enterprise Federal Bancorp, Inc.                    EFBI    NASDAQ  OH       406,893        8.83      0.66     6.300     60.53
Equality Bancorp, Inc.                              EBI     AMSE    MO       273,361        9.58      0.59     6.760     32.92
Equitable Federal Savings Bank                      EQSB    NASDAQ  MD       350,555        5.12      0.70    13.600     28.14
ESB Financial Corp.                                 ESBF    NASDAQ  PA       956,146        6.31      0.66     8.610     84.88
Essex Bancorp, Inc.                                 ESX     AMSE    VA       214,391        6.97     (0.24)   (3.130)     2.32
Falmouth Bancorp, Inc.                              FCB     AMSE    MA       110,523       21.38      0.84     3.590     24.37
FCB Financial Corp.                                 FCBF    NASDAQ  WI       515,516       14.62      1.32     9.290    105.11
Federal Trust Corporation                           FDTR    NASDAQ  FL       151,934        8.45        NA        NA     13.59
FFBS BanCorp, Inc.                                  FFBS    OTC     MS       150,806       15.42      1.13     6.890     39.49
FFD Financial Corporation                           FFDF    NASDAQ  OH       100,104       22.28      0.79     3.300     24.57
FFLC Bancorp, Inc.                                  FFLC    NASDAQ  FL       412,443       12.80      0.95     7.230     65.49
FFW Corporation                                     FFWC    NASDAQ  IN       203,311        8.72      0.90     9.390     21.87
FFY Financial Corp.                                 FFYF    NASDAQ  OH       651,746       12.92      1.21     9.100    118.32
Fidelity Bancorp, Inc.                              FSBI    NASDAQ  PA       396,180        7.09      0.72    10.530     36.52
Fidelity Bancorp, Inc.                              FBCI    NASDAQ  IL       501,708       10.59      0.58     5.510     59.86
Fidelity Federal Bancorp                            FFED    NASDAQ  IN       197,436        6.78     (0.15)   (2.420)    11.34
Fidelity Financial of Ohio, Inc.                    FFOH    NASDAQ  OH       531,926       11.19      0.87     7.000     72.79
First Allen Parish Bancorp, Incorporated            FALN    Pinks   LA        34,128       13.77      0.58     4.220      6.35
First Bancshares, Inc.                              FBSI    NASDAQ  MO       172,173       13.65      1.09     7.860     28.22
First Bell Bancorp, Inc.                            FBBC    NASDAQ  PA       756,638       10.16      1.09    10.260    103.96
First Citizens Corporation                          FSTC    NASDAQ  GA       379,694        8.34      1.46    14.620     71.33
First Coastal Bankshares, Inc.                      FCBK    NASDAQ  VA       603,753        7.50      0.69     9.770     71.03
First Coastal Corporation                           FCME    NASDAQ  ME       171,719        8.95      0.73     7.520     15.99
First Defiance Financial Corp.                      FDEF    NASDAQ  OH       582,124       17.74      0.92     4.900     96.87
First Essex Bancorp, Inc.                           FESX    NASDAQ  MA     1,314,752        5.28      0.81    10.950    121.00
First Federal Bancorp, Inc.                         FFBZ    NASDAQ  OH       207,381        7.95      0.82    10.730     31.51
First Federal Bancorporation                        BDJI    NASDAQ  MN       121,315       10.45      0.71     6.720     14.72
First Federal Bancshares of Arkansas, Inc.          FFBH    NASDAQ  AR       578,142       14.71      1.00     6.710     91.55
First Federal Capital Corp.                         FTFC    NASDAQ  WI     1,584,405        7.17      1.22    17.530    264.10
First Federal Financial Bancorp, Incorporated       FFFB    OTC     OH        61,472       16.40      0.35     2.040      9.86
First Federal Financial Corporation of Kentucky     FFKY    NASDAQ  KY       409,651       12.76      1.53    11.380     97.56
First Federal Savings & Loan of East Hartford       FFES    NASDAQ  CT       980,415        7.20      0.64     9.390     69.02
First Financial Holdings Inc.                       FFCH    NASDAQ  SC     1,874,198        6.49      0.89    14.040    252.26

====================================================================================================================================
                                                     Stock     Price/      Price/      Price/     Price/     Price/
                                                     Price      LTM        Core        Book       Tang.      Total       Div.
                                                   09/04/98     EPS         EPS        Value      Book       Assets      Yield
                Company                               ($)       (x)         (x)         (%)        (%)        (%)         (%)
====================================================================================================================================
Eagle BancGroup, Inc.                               15.75      28.64       28.13       88.38       88.38      10.65            -
Eagle Bancshares, Inc.                              17.00      11.56       11.89      127.25      127.25       8.81         3.76
East Side Financial, Incorporated                   27.63      16.54       17.48       69.76       69.76      11.07         2.39
East Texas Financial Services, Inc.                 13.25      30.81       30.81       96.29       96.29      16.64         1.51
EFC Bancorp, Inc.                                   10.25         NA          NA       81.61       81.61      19.31            -
Elmira Savings Bank, FSB                            24.00      16.00       19.05      117.94      117.94       7.53         2.67
Emerald Financial Corporation                       12.00      18.75       18.75      234.83      237.62      19.97         1.17
Empire Federal Bancorp, Inc.                        13.13      19.59       19.59       84.03       84.03      30.44         2.44
Enterprise Federal Bancorp, Inc.                    27.38      23.60       27.65      165.21      168.77      14.88         3.65
Equality Bancorp, Inc.                              13.06         NA          NA      125.61      125.61      12.03         1.84
Equitable Federal Savings Bank                      23.00      13.22       13.22      156.78      156.78       8.03            -
ESB Financial Corp.                                 15.75      15.14       15.29      133.02      149.01       9.33         2.29
Essex Bancorp, Inc.                                  2.19         NM          NM          NM       31.44       1.08            -
Falmouth Bancorp, Inc.                              16.75      20.68       27.92      103.14      103.14      22.05         1.43
FCB Financial Corp.                                 27.25      15.14       15.14      139.46      139.46      20.39         3.23
Federal Trust Corporation                            2.75         NA          NA      105.77      105.77       8.94            -
FFBS BanCorp, Inc.                                  25.06      24.33       24.33      163.90      163.90      26.18         2.39
FFD Financial Corporation                           17.00      23.29       32.69      110.17      110.17      24.55         1.76
FFLC Bancorp, Inc.                                  17.50      16.83       17.68      124.03      124.03      15.88         2.06
FFW Corporation                                     15.00      11.36       12.50      114.33      124.28      10.76         2.80
FFY Financial Corp.                                 29.50      14.90       15.21      140.48      140.48      18.15         2.71
Fidelity Bancorp, Inc.                              18.50      13.03       13.31      130.01      130.01       9.22         1.95
Fidelity Bancorp, Inc.                              21.13      72.84       21.13      112.55      112.73      11.93         1.89
Fidelity Federal Bancorp                             3.63         NM          NM       84.70       84.70       5.74         5.52
Fidelity Financial of Ohio, Inc.                    13.00      14.77       15.29      110.26      123.93      13.68         2.46
First Allen Parish Bancorp, Incorporate             24.00      30.38       30.77      135.06      135.06      18.60         1.25
First Bancshares, Inc.                              12.75      15.00       15.18      115.80      120.74      16.39         0.94
First Bell Bancorp, Inc.                            16.00      12.50       12.50      135.82      135.82      13.80         2.50
First Citizens Corporation                          25.50      14.33       14.66      188.05      229.11      18.77         1.25
First Coastal Bankshares, Inc.                      14.25      16.96       16.96      156.94      156.94      11.76         1.68
First Coastal Corporation                           11.75      13.35       14.69      103.98      103.98       9.31            -
First Defiance Financial Corp.                      11.88      17.99       17.99       93.80       93.80      16.64         3.03
First Essex Bancorp, Inc.                           16.00      12.03       12.60      128.93      177.58       9.20         3.50
First Federal Bancorp, Inc.                         10.00      20.00       20.00      191.20      191.20      15.19         1.40
First Federal Bancorporation                        14.75      15.21       15.05      116.14      116.14      12.14            -
First Federal Bancshares of Arkansas, I             19.00      15.83       15.83      108.82      108.82      16.01         1.47
First Federal Capital Corp.                         14.25      14.84       14.69      221.96      233.22      16.66         1.96
First Federal Financial Bancorp, Incorp             16.75      41.88       47.86      102.01      102.01      16.73         1.67
First Federal Financial Corporation of K            23.63      15.44       16.07      178.44      187.95      23.82         2.54
First Federal Savings & Loan of East Har            25.13      12.02       11.12       97.65       97.65       7.03         2.71
First Financial Holdings Inc.                       18.50      16.09       16.23      207.40      207.40      13.46         2.27

FELDMAN FINANCIAL ADVISORS, INC.
-------------------------------

                                                            Exhibit III
                                    Market Valuation and Financial Data for All Public Thrifts

====================================================================================================================================
                                                                                            Tang.     LTM       LTM        Total
                                                                              Total        Equity/    Core      Core      Market
                                                                              Assets        Assets    ROAA      ROAE       Value
           Company                                 Ticker Exchange  St.       ($000)         (%)      (%)       (%)         ($M)
====================================================================================================================================
First Franklin Corporation                          FFHS    NASDAQ  OH        237,679        9.09     0.77     8.400       25.85
First Georgia Holding, Inc.                         FGHC    NASDAQ  GA        180,806        7.67     1.16    14.150       49.19
First Independence Corporation                      FFSL    NASDAQ  KS        123,366        9.58     0.72     7.310       11.01
First Indiana Corporation                           FISB    NASDAQ  IN      1,750,819        9.06     1.15    12.020      252.43
First Kansas Financial Corporation                  FKAN    NASDAQ  KS        106,001       19.52     0.68     7.960       15.73
First Keystone Financial, Inc.                      FKFS    NASDAQ  PA        390,970        6.50     0.74    10.980       28.96
First Lancaster Bancshares, Inc.                    FLKY    NASDAQ  KY         53,002       26.65     1.04     3.460       13.12
First Liberty Financial Corp.                       FLFC    NASDAQ  GA      1,511,776        7.15     0.94    12.570      267.38
First Midwest Financial, Inc.                       CASH    NASDAQ  IA        421,258        9.19     0.64     5.950       47.23
First Mutual Bancorp, Inc.                          FMBD    NASDAQ  IL        379,534       11.76     0.34     2.480       58.70
First Mutual Savings Bank                           FMSB    NASDAQ  WA        470,866        7.23     0.90    13.010       54.11
First Northern Capital Corporation                  FNGB    NASDAQ  WI        690,372       10.89     0.98     8.810       95.24
First Savings Bancorp, Inc.                         SOPN    NASDAQ  NC        304,088       22.86     1.76     7.640       78.85
First SecurityFed Financial, Inc.                   FSFF    NASDAQ  IL        331,044       27.14       NA        NA       78.50
First Source Bancorp, Inc.                          FSLA    NASDAQ  NJ      1,221,038       20.69     1.03     8.210      254.00
First Washington Bancorp, Inc.                      FWWB    NASDAQ  WA      1,362,063       10.62     1.16     8.580      234.39
FirstBank Corporation                               FBNW    NASDAQ  ID        194,432       15.63     1.12     7.620       30.00
FIRSTFED AMERICA BANCORP, INC.                      FAB     AMSE    MA      1,315,743        8.86     0.59     5.380      112.47
FirstFed Bancorp, Incorporated                      FFDB    NASDAQ  AL        179,893        9.21     0.89     9.220       30.43
FirstFed Financial Corp.                            FED     NYSE    CA      4,010,381        5.96     0.72    13.220      315.57
FirstSpartan Financial Corp.                        FSPT    NASDAQ  SC        517,433       24.30     1.51     5.920      138.23
FLAG Financial Corporation                          FLAG    NASDAQ  GA        442,879        8.71     0.95    10.810       68.58
Flagstar Bancorp, Inc.                              FLGS    NASDAQ  MI      2,573,280        5.41     1.37    23.460      287.07
Flushing Financial Corporation                      FFIC    NASDAQ  NY      1,091,908       12.39     0.96     7.240      171.83
FMS Financial Corporation                           FMCO    NASDAQ  NJ        673,699        6.04     0.85    13.580       81.23
Fort Bend Holding Corp.                             FBHC    NASDAQ  TX        318,348        6.79     0.66    10.000       30.20
Fort Thomas Financial Corporation                   FTSB    NASDAQ  KY        101,352       16.07     1.18     7.390       19.53
Foundation Bancorp, Incorporated                    FOUN    Pinks   OH         37,011       19.15     0.80     4.170        7.71
Frankfort First Bancorp, Inc.                       FKKY    NASDAQ  KY        134,485       16.88     1.19     7.010       23.07
FSF Financial Corp.                                 FFHH    NASDAQ  MN        414,072       10.44     0.79     7.290       42.09
Fulton Bancorp, Inc.                                FTNB    NASDAQ  MO        109,622       23.37     1.23     5.010       28.68
GA Financial, Inc.                                  GAF     AMSE    PA        838,272       12.77     0.97     6.780       96.57
GFSB Bancorp, Inc.                                  GUPB    NASDAQ  NM        118,175       12.33     0.90     6.670       15.39
Gilmer Financial Services, Inc.                     GLMR    OTC     TX         42,243        9.10    (0.05)   (0.570)       3.41
Glenway Financial Corp.                             GFCO    NASDAQ  OH        300,448        9.49     0.87     9.260       43.39
Golden West Financial Corporation                   GDW     NYSE    CA     39,067,229        7.48     1.00    14.640    4,438.80
Great American Bancorp, Inc.                        GTPS    NASDAQ  IL        148,342       18.28     0.70     3.600       26.61
Great Pee Dee Bancorp                               PEDE    NASDAQ  SC         69,262       45.12       NA        NA       26.43
Green Street Financial Corp.                        GSFC    NASDAQ  NC        173,265       34.90     1.58     4.460       51.04
GreenPoint Financial Corporation                    GPT     NYSE    NY     12,853,902        5.87     1.14    11.840    2,412.94
GS Financial Corp.                                  GSLA    NASDAQ  LA        145,151       36.04     1.01     2.410       39.20

====================================================================================================================================
                                                     Stock     Price/      Price/      Price/     Price/     Price/
                                                     Price      LTM        Core        Book       Tang.      Total       Div.
                                                   09/04/98     EPS         EPS        Value      Book       Assets      Yield
                Company                               ($)       (x)         (x)         (%)        (%)        (%)         (%)
====================================================================================================================================
First Franklin Corporation                           14.50     13.94       14.65      119.24       119.74      10.88       2.07
First Georgia Holding, Inc.                          10.25     26.97       26.97      333.88       357.14      27.21          -
First Independence Corporation                       11.50     13.53       13.53       93.19        93.19       8.92       2.61
First Indiana Corporation                            19.75     13.91       14.11      157.50       159.15      14.42       2.43
First Kansas Financial Corporation                   10.13        NA          NA       75.22        76.19      14.84          -
First Keystone Financial, Inc.                       12.00      9.92       10.00      113.96       113.96       7.41       1.67
First Lancaster Bancshares, Inc.                     13.69     25.83       25.83       91.74        91.74      24.44       4.38
First Liberty Financial Corp.                        20.00     27.40       31.25      227.79       248.76      17.69       1.50
First Midwest Financial, Inc.                        18.13     17.43       19.49      110.52       123.72      11.25       2.65
First Mutual Bancorp, Inc.                           16.63     39.58       39.58      105.76       135.83      15.47       1.92
First Mutual Savings Bank                            12.75     11.28       13.42      158.98       158.98      11.49       1.57
First Northern Capital Corporation                   10.75     14.93       14.93      126.62       126.62      13.79       3.35
First Savings Bancorp, Inc.                          21.25     16.35       16.35      113.45       113.45      25.93       4.71
First SecurityFed Financial, Inc.                    12.25        NA          NA       87.19        87.44      23.71          -
First Source Bancorp, Inc.                            8.00        NA          NA       97.92       101.14      20.80       2.25
First Washington Bancorp, Inc.                       20.13     15.85       15.85      123.09       148.96      17.29       1.79
FirstBank Corporation                                15.13     14.27       14.27       91.50        91.50      15.43       2.12
FIRSTFED AMERICA BANCORP, INC.                       14.31     16.64       16.84       90.82        90.82       9.00       1.40
FirstFed Bancorp, Incorporated                       12.50     18.94       18.94      171.00       185.19      16.92       2.24
FirstFed Financial Corp.                             14.88     10.86       10.86      131.29       132.10       7.87          -
FirstSpartan Financial Corp.                         32.50        NA          NA      109.91       109.91      26.71       1.85
FLAG Financial Corporation                           13.25     19.49       18.66      177.61       177.61      15.48       1.81
Flagstar Bancorp, Inc.                               21.00      9.77        9.77      201.15       206.69      11.16       1.33
Flushing Financial Corporation                       22.00     16.79       16.30      122.91       127.61      15.74       1.64
FMS Financial Corporation                            11.25     15.85       15.85      197.72       199.12      12.03       1.07
Fort Bend Holding Corp.                              16.63     17.69       17.69      132.79       140.41       9.49       2.41
Fort Thomas Financial Corporation                    13.25     16.36       16.36      119.91       119.91      19.27       1.89
Foundation Bancorp, Incorporated                     16.65     25.23       25.23      108.75       108.75      20.82       2.40
Frankfort First Bancorp, Inc.                        14.25     14.84       14.84      101.64       101.64      17.16       5.61
FSF Financial Corp.                                  14.38     13.07       13.07       87.81        87.81      10.18       3.48
Fulton Bancorp, Inc.                                 16.88     24.11       21.09      112.05       112.05      26.18       1.42
GA Financial, Inc.                                   13.38     11.63       12.27       89.52        90.37      11.52       4.19
GFSB Bancorp, Inc.                                   14.00     15.38       17.72      115.32       115.32      14.23       2.14
Gilmer Financial Services, Inc.                      17.81        NM          NM       88.67        88.67       8.06          -
Glenway Financial Corp.                              19.00     15.97       17.27      150.79       152.12      14.43       2.32
Golden West Financial Corporation                    77.06     11.09       11.07      151.82       151.82      11.36       0.65
Great American Bancorp, Inc.                         16.75     27.46       27.46       98.13        98.13      17.94       2.63
Great Pee Dee Bancorp                                12.00        NM          NA       84.57        84.57      38.15       3.00
Green Street Financial Corp.                         12.50     18.38       18.38       84.40        84.40      29.46       3.84
GreenPoint Financial Corporation                     28.94     14.76       14.47      163.95       289.96      18.77       2.21
GS Financial Corp.                                   12.00     24.49       27.91       74.95        74.95      27.01       2.33

                                                            Exhibit III
                                    Market Valuation and Financial Data for All Public Thrifts

====================================================================================================================================
                                                                Tang.     LTM    LTM    Total
                                                      Total     Equity/   Core   Core  Market
                                                      Assets    Assets    ROAA   ROAE   Value
           Company            Ticker  Exchange  St.   ($000)      (%)      (%)    (%)
====================================================================================================================================
GSB Financial Corporation       GOSB    NASDAQ  NY   129,087    24.91    0.71   2.870   26.42
Guaranty Federal
Bancshares, Inc.                GFED    NASDAQ  MO   260,043    27.18    1.25   5.090   65.39
Guthrie Savings, Incorporated   GTSV    OTC     OK    48,769    15.58    1.06   6.880    7.04
Hallmark Capital Corp.          HALL    NASDAQ  WI   438,374     7.63    0.67   8.910   34.47
Harbor Federal Bancorp, Inc.    HRBF    NASDAQ  MD   235,733    12.60    0.78   6.090   33.53
Harbor Florida Bancshares, Inc. HARB    NASDAQ  FL   318,792    19.44    1.31  10.730  322.76
Hardin Bancorp, Inc.            HFSA    NASDAQ  MO   133,326    10.11    0.65   5.800   13.67
Harleysville Savings Bank       HARL    NASDAQ  PA   395,383     6.41    0.97  14.710   49.63
Harrington Financial
     Group, Inc.                HFGI    NASDAQ  IN   484,397     4.68   (0.13)( 2.800)  31.53
Harrodsburg First Financial
     Bancorp, Inc.              HFFB    NASDAQ  KY   109,033    26.54    1.35   5.060   29.38
Harvest Home Financial
     Corporation                HHFC    NASDAQ  OH    96,085    10.71    0.56   4.980   10.99
Haven Bancorp, Inc.             HAVN    NASDAQ  NY 2,265,248     4.99    0.48   8.320  127.21
Hawthorne Financial Corporation HTHR    NASDAQ  CA 1,201,331     3.97    1.18  23.830   73.92
Haywood Bancshares, Inc.        HBS     AMSE    NC   151,718    14.17    1.44   9.970   23.76
HCB Bancshares, Inc.            HCBB    NASDAQ  AR   221,631    17.08    0.33   1.850   29.10
Hemlock Federal Financial
        Corporation             HMLK    NASDAQ  IL   192,271    15.14    0.92   5.280   28.50
Heritage Bancorp, Inc.          HBSC    NASDAQ  SC   300,868    31.47      NA   NA      74.64
Heritage Financial Corporation  HFWA    NASDAQ  WA   322,806    28.80      NA   NA     108.62
HF Bancorp, Inc.                HEMT    NASDAQ  CA 1,045,837     6.93    0.07   0.880   89.96
HF Financial Corp.              HFFC    NASDAQ  SD   570,060     9.93    1.10  11.460   68.13
HFB Financial Corporation       HFBA    OTC     KY   175,870    10.00    0.86   8.280   20.63
HFS Bank, FSB                   HFSK    Pinks   IN   167,714     7.62    0.92  12.100   18.17
High Country Bancorp, Inc.      HCBC    NASDAQ  CO    92,258    19.56      NA  NA       15.87
Highland Bancorp, Inc.          HBNK    NASDAQ  CA   573,412     7.87    1.24  16.210   88.52
Hingham Institution for Savings HIFS    NASDAQ  MA   239,148     9.43    1.27  13.110   29.79
HMN Financial, Inc.             HMNF    NASDAQ  MN   725,180     9.03    0.67   5.260   74.43
Home Bancorp                    HBFW    NASDAQ  IN   360,286    11.92    0.83   6.680   63.48
Home Building Bancorp, Inc.     HBBI    OTC     IN    44,662    13.76    0.70   5.070    6.23
Home City Financial Corporation HCFC    NASDAQ  OH    78,042    13.87    1.29   6.930   10.86
Home Federal Bancorp            HOMF    NASDAQ  IN   719,549     9.09    1.47  16.650  125.91
Home Financial Bancorp          HWEN    NASDAQ  IN    42,560    17.64    0.71   4.090    7.20
Home Loan Financial Corp.       HLFC    NASDAQ  OH    81,915    38.53    1.38   5.400   30.07
Home Port Bancorp, Inc.         HPBC    NASDAQ  MA   260,456     8.71    1.59  16.020   36.38
Home Savings Bank of
        Siler City, Inc.S       HSSC    Pinks   NC    58,813    16.70    0.69   4.070   11.07
Homestead Bancorp, Inc.         HSTD    NASDAQ  LA    82,198     7.21    0.53   5.670   10.95
HopFed Bancorp, Inc.            HFBC    NASDAQ  KY   217,837    26.77    1.11   7.580   67.06
Horizon Financial Corp.         HRZB    NASDAQ  WA   553,063    15.44    1.52   9.650  104.83
Horizon Financial Services
        Corporation             HZFS    NASDAQ  IA    89,947     9.44    0.79   8.260   13.64
Hudson River Bancorp Inc.       HRBT    NASDAQ  NY   994,055     6.95      NA    NA    188.59
Independence Community
        Bank Corp.              ICBC    NASDAQ  NY 4,786,156    19.16      NA    NA    974.35
Independence Federal
Savings Bank                    IFSB    NASDAQ  DC   265,940     7.32    0.43    5.950  16.65
====================================================================================================================================
                                   Stock    Price/      Price/      Price/     Price/     Price/
                                   Price     LTM        Core        Book       Tang.      Total      Div.
                                 09/04/98    EPS         EPS        Value      Book       Assets     Yield
                Company             ($)      (x)         (x)         (%)        (%)        (%)        (%)
====================================================================================================================================
GSB Financial Corporation          11.75     NA            NA        82.17     82.17       20.46      1.02
Guaranty Federal Bancshares, Inc.  10.75     NA            NA        87.43     87.43       25.15      3.05
Guthrie Savings, Incorporated      17.00     13.08         13.08     92.69     92.69       14.44       -
Hallmark Capital Corp.             11.75     12.63         12.63     97.59     97.59        7.86       -
Harbor Federal Bancorp, Inc.       18.00     18.37         18.37    112.92    112.92       14.22      2.63
Harbor Florida Bancshares, Inc.    10.50     NA            NA       124.85    126.20       24.47      2.48
Hardin Bancorp, Inc.               16.75     16.26         17.27    101.45    101.45       10.26      3.34
Harleysville Savings Bank          29.63     14.67         14.67    195.67    195.67       12.55      1.49
Harrington Financial Group, Inc.    9.63     NM            NM       139.09    139.09        6.51      1.25
Harrodsburg First Financial
        Bancorp, Inc.              15.25     18.83         18.83     94.25     94.25       27.00      2.62
Harvest Home Financial
        Corporation                12.50     20.83         21.93    106.84    106.84       11.44      3.52
Haven Bancorp, Inc.                14.38     14.67         13.96    107.84    112.83        5.62      2.09
Hawthorne Financial Corporation    14.25      9.31          5.70     94.56     94.56        3.76       -
Haywood Bancshares, Inc.           19.00     16.81         10.73    107.47    110.98       15.66      3.16
HCB Bancshares, Inc.               11.00     NA            NA        76.12     77.03       13.13      1.82
Hemlock Federal Financial
        Corporation                14.50     16.67         16.86     97.91     97.91       14.82      2.21
Heritage Bancorp, Inc.             16.13     NA            NA        78.81     78.81       24.81      1.86
Heritage Financial Corporation     11.13     NM            NA       116.74    116.74       33.62      1.44
HF Bancorp, Inc.                   14.13     NM           100.89    107.41    125.56        8.60       -
HF Financial Corp.                 15.50     10.92         11.15    120.34    120.34       11.95      1.81
HFB Financial Corporation          19.00     13.10         14.84    117.28    117.28       11.73       -
HFS Bank, FSB                      20.00     12.50         12.50    142.15    142.15       10.83      2.40
High Country Bancorp, Inc.         12.00     NA            NA        87.91     87.91       17.20      2.50
Highland Bancorp, Inc.             38.00     12.54         13.67    196.28    196.28       15.44      1.32
Hingham Institution for Savings    22.75     10.83         10.78    131.58    131.58       12.40      2.46
HMN Financial, Inc.                13.75     15.63         18.58    105.44    114.87       10.30      1.75
Home Bancorp                       27.00     21.09         21.60    147.78    147.78       17.62      1.19
Home Building Bancorp, Inc.        20.00     19.23         19.61     95.01     95.01       13.96      1.50
Home City Financial Corporation    12.00     11.76         11.76    100.25    100.25       13.91      3.00
Home Federal Bancorp               24.50     12.89         12.89    188.03    192.91       17.50      1.63
Home Financial Bancorp              7.75     16.49         21.53     95.92     95.92       16.92      1.29
Home Loan Financial Corp.          13.38     NA            NA        95.26     95.26       36.71      0.37
Home Port Bancorp, Inc.            19.75     11.55         10.45    160.31    160.31       13.97      4.05
Home Savings Bank of
        Siler City, Inc. SSB       12.00     44.44         27.27    112.78    112.78       18.83      3.33
Homestead Bancorp, Inc.             7.44     NA            NA       NA        NA           NA          -
HopFed Bancorp, Inc.               16.63     NA            NA       114.97    114.97       30.78       -
Horizon Financial Corp.            14.00     12.50         12.96    122.81    122.81       18.95      3.14
Horizon Financial Services
        Corporation                15.50     22.46         18.90    160.62    160.62       15.16      1.16
Hudson River Bancorp Inc.          10.56     NA            NA       NA        NA           NA          -
Independence Community Bank Corp.  12.81     NA            NA       101.45    107.49       20.36       -
Independence Federal Savings Bank  13.00      5.06         14.77     78.69     86.15        6.26      1.92


FELDMAN FINANCIAL ADVISORS, INC.
-------------------------------

                                                            Exhibit III
                                    Market Valuation and Financial Data for All Public Thrifts

==================================================================================================================
                                                                               Tang.     LTM     LTM     Total
                                                                 Total        Equity/   Core     Core    Market
                                                                Assets        Assets    ROAA     ROAE     Value
Company                               Ticker   Exchange   St.   ($000)         (%)       (%)      (%)      ($M)
==================================================================================================================
Industrial Bancorp, Inc.              INBI     NASDAQ     OH      382,841      15.97    1.47     8.810     84.00
InterWest Bancorp, Inc.               IWBK     NASDAQ     WA    2,351,248       6.94    1.03    15.080    397.58
Ipswich Savings Bank                  IPSW     NASDAQ     MA      233,662       5.58    1.18    21.920     28.68
ITLA Capital Corporation              ITLA     NASDAQ     CA    1,021,343      10.41    1.44    13.740    121.28
Jacksonville Bancorp, Inc.            JXVL     NASDAQ     TX      242,673      14.46    1.33     9.130     36.63
Jefferson Savings Bancorp, Inc.       JSBA     NASDAQ     MO    1,248,923       8.01    0.70     7.510    170.65
JSB Financial, Inc.                   JSB      NYSE       NY    1,563,460      24.31    2.52    10.730    461.28
Kankakee Bancorp, Inc.                KNK      AMSE       IL      401,934       8.46    0.78     7.450     33.81
Kentucky First Bancorp, Inc.          KYF      AMSE       KY       82,046      17.56    1.06     6.230     16.91
Kenwood Bancorp, Incorporated         KNWP     Pinks      OH       47,624       9.54    0.63     6.790      3.87
Klamath First Bancorp, Inc.           KFBI     NASDAQ     OR    1,008,688      12.96    0.91     6.030    138.83
KS Bancorp, Inc.                      KSAV     Pinks      NC      128,180      11.70    0.99     7.860     16.00
KSB Bancorp, Inc.                     KSBK     NASDAQ     ME      157,745       7.06    1.14    15.000     21.72
Lakeview Financial Corp.              LVSB     NASDAQ     NJ      619,638       6.85    0.86     8.200    107.02
Landmark Bancshares, Inc.             LARK     NASDAQ     KS      229,337      13.07    1.00     7.180     32.84
Laurel Capital Group, Inc.            LARL     NASDAQ     PA      220,986      10.64    1.47    14.020     36.16
Lawrence Savings Bank                 LSBX     NASDAQ     MA      344,874      12.07    2.58    25.270     51.95
Lenox Bancorp, Incorporated                    Pinks      OH       54,589      12.86    0.35     2.520      6.47
Lexington B&L Financial Corp.         LXMO     NASDAQ     MO       95,301      15.14    0.77     3.800     14.12
Local Financial Corporation           LO       AMSE       OK    1,904,315       5.02     NA        NA     182.27
Logansport Financial Corp.            LOGN     NASDAQ     IN       90,264      18.82    1.50     7.890     18.61
London Financial Corporation          LONF     OTC        OH       36,502      13.22    0.95     5.870      6.71
LSB Financial Corp.                   LSBI     NASDAQ     IN      218,633       8.40    0.84     9.900     29.00
MAF Bancorp, Inc.                     MAFB     NASDAQ     IL    3,569,656       7.06    1.07    13.790    499.51
Marion Capital Holdings, Inc.         MARN     NASDAQ     IN      193,963      19.08    1.25     5.940     39.20
Market Financial Corporation          MRKF     NASDAQ     OH       53,653      29.33    1.09     3.150     14.69
MASSBANK Corp.                        MASB     NASDAQ     MA      929,672      11.63    1.00     8.980    143.11
Mayflower Co-operative Bank           MFLR     NASDAQ     MA      142,965       9.12    1.00    10.390     16.19
MBLA Financial Corp.                  MBLF     NASDAQ     MO      207,453      13.50    0.86     6.760     24.63
MCM Savings Bank, FSB                 MCMS     Pinks      MO       65,464       6.50    0.47     7.370      3.65
MECH Financial, Inc.                  MECH     NASDAQ     CT      954,671       9.71    0.97     9.700    126.42
Medford Bancorp, Inc.                 MDBK     NASDAQ     MA    1,135,299       8.52    1.04    11.440    155.91
Metropolitan Financial Corp.          METF     NASDAQ     OH    1,058,887       3.47    0.74    18.680     82.85
MetroWest Bank                        MWBX     NASDAQ     MA      658,462       7.34    1.27    17.130     90.85
MFB Corp.                             MFBC     NASDAQ     IN      290,936      11.38    0.80     6.420     28.62
Mid-Central Financial Corporation     MCFC     OTC        MN       62,873       9.12    0.96    10.510      5.90
Mid-Coast Bancorp, Inc.               MCBN     NASDAQ     ME       65,309       8.02    0.69     8.300      5.35
Midland Capital Holdings Corp.        MCPH     OTC        IL      117,366       7.47    0.52     7.110     10.19
Midwest Bancshares, Inc.              MWBI     NASDAQ     IA      159,460       7.15    0.76    10.900     11.56

===================================================================================================================================
                                        Stock    Price/   Price/   Price/    Price/   Price/
                                        Price     LTM      Core     Book      Tang    Total     Div
                                      09/04/98    EPS      EPS     Value      Book    Assets   Yield
Company                                  $        (X)      (X)      (%)        (%)     (%)      (%)
===================================================================================================================================
Industrial Bancorp, Inc.               16.75     15.23   15.23     137.41    137.41   21.94     3.58
InterWest Bancorp, Inc.                25.38     18.13   16.06     236.71    244.23   16.91     2.10
Ipswich Savings Bank                   12.00     11.54   11.54     219.78    219.78   12.27     1.33
ITLA Capital Corporation               15.75      9.16    9.16     113.72    114.05   11.87        -
Jacksonville Bancorp, Inc.             15.13     12.00   12.00     104.45    104.45   15.09     3.31
Jefferson Savings Bancorp, Inc.        17.00     18.89   19.54     130.47    161.14   13.65     1.65
JSB Financial, Inc.                    46.81     10.31   12.22     121.12    121.12   29.44     3.42
Kankakee Bancorp, Inc.                 24.50     12.63   12.69      86.18    100.86    8.41     1.96
Kentucky First Bancorp, Inc.           13.63     18.17   18.41     117.36    117.36   20.61     3.67
Kenwood Bancorp, Incorporated          13.13     11.93   12.38      85.28     85.28    8.13     2.13
Klamath First Bancorp, Inc.            14.00     15.05   15.22      87.39     95.43   13.76     2.57
KS Bancorp, Inc.                       18.00     14.88   14.88     106.70    106.70   12.48     4.44
KSB Bancorp, Inc.                      17.25     12.23   12.23     173.02    196.92   13.77     0.58
Lakeview Financial Corp.               21.50      9.43    21.29    177.54    260.29   17.27     1.16
Landmark Bancshares, Inc.              22.00     15.60   16.67     113.75    113.75   14.86     2.73
Laurel Capital Group, Inc.             16.50     12.50   12.13     153.77    153.77   16.36     3.64
Lawrence Savings Bank                  12.00      5.91    5.91     124.74    124.74   15.06        -
Lenox Bancorp, Incorporated            16.00     34.78   34.78      90.40     90.40   11.63     1.25
Lexington B&L Financial Corp.          14.00     22.58   22.58      92.29     98.94   14.82     2.14
Local Financial Corporation             8.88      NA      NA       177.15    191.68    9.57        -
Logansport Financial Corp.             14.75     14.75   14.46     109.58    109.58   20.62     2.98
London Financial Corporation           14.00     15.73   18.92     139.03    139.03   18.39     1.71
LSB Financial Corp.                    30.50     16.14   16.14     149.07    149.07   13.30     1.31
MAF Bancorp, Inc.                      22.13     13.92   14.18     178.43    199.86   13.99     1.27
Marion Capital Holdings, Inc.          23.00     18.11   18.11     104.12    106.38   20.21     3.83
Market Financial Corporation           11.00     22.00   22.00      93.38     93.38   27.39     2.55
MASSBANK Corp.                         39.75     13.61   15.77     130.58    132.32   15.36     2.52
Mayflower Co-operative Bank            18.00     11.04   12.50     122.70    124.48   11.33     4.44
MBLA Financial Corp.                   19.75     13.62   13.72      88.25     88.25   11.91     3.04
MCM Savings Bank, FSB                  20.00     12.35   12.35      85.07     85.07    5.56     1.00
MECH Financial, Inc.                   23.88     14.74   14.83     136.35    136.35   13.24     2.51
Medford Bancorp, Inc.                  35.00     13.94   14.40     153.64    161.89   13.73     2.29
Metropolitan Financial Corp.           11.75     12.63   11.75     209.45    225.96    7.82        -
MetroWest Bank                          6.38     11.81   11.81     188.05    188.05   13.80     3.14
MFB Corp.                              18.00     13.95   13.95      86.50     86.50    9.84     1.89
Mid-Central Financial Corporation      26.50     10.56   10.64     102.91    102.91    9.38     1.13
Mid-Coast Bancorp, Inc.                 7.50     12.30   12.30     102.04    102.04    8.19     2.67
Midland Capital Holdings Corp.         28.00     16.87   16.87     116.23    116.23    8.68     1.07
Midwest Bancshares, Inc.               11.00      8.40   10.48     101.38    101.38    7.25     2.91
Midwest Savings Bank                   14.25     15.16   17.59      86.63     86.63    6.31        -
Milton Federal Financial Corporation   12.75     17.96   19.62     101.35    101.35   12.13     4.71

FELDMAN FINANCIAL ADVISORS, INC.
-------------------------------

                                                            Exhibit III
                                    Market Valuation and Financial Data for All Public Thrifts

===================================================================================================================
                                                                                 Tang.    LTM     LTM      Total
                                                                       Total    Equity/   Core    Core     Market
                                                                       Assets   Assets    ROAA    ROAE     Value
           Company                         Ticker   Exchange   St.     ($000)     (%)     (%)     (%)       ($M)
===================================================================================================================
Mississippi View Holding Company            MIVI     OTC       MN       66,070   12.32    1.05    6.490      10.22
Monterey Bay Bancorp, Inc.                  MBBC     NASDAQ    CA      436,193    9.94    0.32    2.840      62.77
Montgomery Financial Corp.                  MONT     NASDAQ    IN      117,163   17.13    0.89    4.980      17.15
MSB Financial, Inc.                         MSBF     NASDAQ    MI       79,967   16.65    1.57    9.390      19.07
Mutual Community Savings Bank,
  Incorporated, SSB                         MTUC     Pinks     NC       63,537   11.72    0.62    4.660       5.26
Mutual Savings Bank, FSB                    MSBK     NASDAQ    MI      613,798    5.55   (0.29)  (5.250)     28.96
Mystic Financial, Inc.                      MYST     NASDAQ    MA      199,049   18.15    0.82    6.060      29.60
NASB Financial, Inc.                        NASB     OTC       MO      726,707    9.00    1.83   21.630     132.18
Net.B@nk, Inc.                              NTBK     NASDAQ    GA      246,714   15.01    0.65    2.500     119.11
New Hampshire Thrift Bancshares, Inc.       NHTB     NASDAQ    NH      324,320    7.19    0.86   10.970      29.32
NewMil Bancorp, Inc.                        NMSB     NASDAQ    CT      367,569    9.09    0.93    9.570      41.22
North Arkansas Bancshares, Inc.             NARK     OTC       AR       44,007   11.87     NA      NA         3.70
North Bancshares, Inc.                      NBSI     NASDAQ    IL      123,311   10.82    0.34    2.670      15.11
North Central Bancshares, Inc.              FFFD     NASDAQ    IA      331,124   13.13    1.49    8.170      50.23
Northeast Bancorp                           NBN      AMSE      ME      310,623    7.05    0.76    9.760      27.07
Northeast Indiana Bancorp, Inc.             NEIB     NASDAQ    IN      203,263   13.04    1.18    8.550      29.62
Northeast Pennsylvania Financial
  Corporation                               NEP      AMSE      PA      477,807   17.78    0.52    4.250      68.29
Northwest Equity Corporation                NWEQ     NASDAQ    WI       96,452   12.19    1.24   10.620      14.44
NorthWest Indiana Bancorp                   NWIN     OTC       IN      323,462    9.36    1.12   12.040      58.72
NS&L Bancorp, Inc.                          NSLB     NASDAQ    MO       62,648   18.37    0.67    3.480      10.38
Nutmeg Federal Savings &
  Loan Association                          NTMG     NASDAQ    CT      112,113    8.30    0.99   11.990      12.92
Ocean Financial Corp.                       OCFC     NASDAQ    NJ    1,538,264   13.65    0.93    6.420     224.99
Ocwen Financial Corporation                 OCN      NYSE      FL    3,505,579   11.27    2.37   19.640     877.42
Ohio State Financial Services, Inc.         OSFS     OTC       OH       36,645   28.09    0.89    3.350       8.56
OHSL Financial Corp.                        OHSL     NASDAQ    OH      247,853   10.83    0.86    7.940      36.51
Oregon Trail Financial Corp.                OTFC     NASDAQ    OR      256,460   26.50    1.15    5.180      56.93
Ottawa Financial Corporation                OFCP     NASDAQ    MI      919,865    6.84    0.89   10.490     135.00
Pamrapo Bancorp, Inc.                       PBCI     NASDAQ    NJ      394,271   12.42    1.21    9.360      68.59
Park Bancorp, Inc.                          PFED     NASDAQ    IL      196,812   20.34    0.93    4.360      33.85
Parkvale Financial Corporation              PVSA     NASDAQ    PA    1,095,373    7.64    1.08   14.590     155.18
PBOC Holdings, Inc.                         PBOC     NASDAQ    CA    3,201,513    5.76     NA      NA       229.70
PCB Holding Company                         PCBH     OTC       IN       29,085    7.29     NA      NA         3.57
Peekskill Financial Corporation             PEEK     NASDAQ    NY      200,341   21.57    1.01    4.110      42.71
PennFed Financial Services, Inc.            PFSB     NASDAQ    NJ    1,551,938    5.86    0.78   10.960     122.02
Pennwood Bancorp, Inc.                      PWBK     NASDAQ    PA       46,080   17.28    0.53    2.910       7.67
Peoples Bancorp                             PFDC     NASDAQ    IN      304,320   14.97    1.45    9.560      69.19
Peoples Bancorp, Inc.                       TSBS     NASDAQ    NJ      873,466   38.36    1.04    5.270     301.97
People's Bancshares, Inc.                   PBKB     NASDAQ    MA      858,377    3.63    0.74   17.980      55.54
Peoples Financial Corporation               PFFC     NASDAQ    OH       84,906   17.34    0.59    3.000      14.36
Peoples Heritage Financial
  Group, Inc.                               PHBK     NASDAQ    ME    9,768,079    6.23    1.20   16.110   1,469.18
Peoples Savings Bank of Troy                PESV     OTC       OH      138,273   10.32    1.34   12.960      53.19

====================================================================================================================
                                             Stock      Price/     Price/     Price/     Price/     Price/
                                             Price       LTM        Core       Book       Tang.     Total      Div.
                                            09/04/98     EPS        EPS       Value       Book      Assets    Yield
                Company                       ($)        (x)        (x)        (%)        (%)        (%)       (%)
====================================================================================================================
Mississippi View Holding Company             17.87      18.23      18.23      125.58     125.58     15.47      0.90
Monterey Bay Bancorp, Inc.                   16.00      50.00      50.00      125.10     136.64     14.39      0.75
Montgomery Financial Corp.                   10.38      16.21      16.21       85.46      85.46     14.64      2.12
MSB Financial, Inc.                          14.25      15.16      15.16      143.22     143.22     23.84      2.11
Mutual Community Savings Bank,
  Incorporated, SSB                          14.50      13.55      13.94       65.49      71.29      8.27      2.48
Mutual Savings Bank, FSB                      6.75       NM         NM         84.91      84.91      4.72       --
Mystic Financial, Inc.                        1.50       NA         NA         86.27      86.27     15.66      1.74
NASB Financial, Inc.                         59.25      10.47       9.92      197.30     202.56     18.19      1.69
Net.B@nk, Inc.                               19.38       NM         NM        319.19     322.38     48.27       --
New Hampshire Thrift Bancshares, Inc.        14.00      10.29      11.11      111.11     127.16      9.04      4.29
NewMil Bancorp, Inc.                         10.75      14.53      13.78      123.42     123.42     11.21      2.98
North Arkansas Bancshares, Inc.              10.00       NA         NA         69.88      71.07      8.41       --
North Bancshares, Inc.                       11.88      35.98      39.58      112.56     112.56     12.18      3.37
North Central Bancshares, Inc.               16.19      12.17      12.75      102.91     118.77     15.28      1.98
Northeast Bancorp                            11.00      14.10      13.58      113.17     124.58      7.92      1.93
Northeast Indiana Bancorp, Inc.              18.25      12.85      12.85      113.57     113.57     14.81      1.86
Northeast Pennsylvania Financial
  Corporation                                10.63       NA         NA         73.94      73.94     14.29       --
Northwest Equity Corporation                 17.50      11.82      11.67      122.89     122.89     14.97      3.66
NorthWest Indiana Bancorp                    42.50      16.67      16.67      193.89     193.89     18.15      3.48
NS&L Bancorp, Inc.                           16.00      23.88      24.62       94.79      95.47     17.52      3.13
Nutmeg Federal Savings &
  Loan Association                           12.00      21.82      23.08      189.87     189.87     11.52      1.67
Ocean Financial Corp.                        14.63      15.23      15.08      107.77     108.33     14.77      3.28
Ocwen Financial Corporation                  14.44      31.39      11.28      205.38     224.54     25.03       --
Ohio State Financial Services, Inc.          13.50       NA         NA         83.18      83.18     23.36      1.48
OHSL Financial Corp.                         14.63      17.21      17.21      132.71     132.71     14.73      3.42
Oregon Trail Financial Corp.                 12.13       NA         NA         76.31      76.31     22.20      1.65
Ottawa Financial Corporation                 23.75      18.70      18.70      179.52     219.10     14.76      1.68
Pamrapo Bancorp, Inc.                        24.13      14.53      15.08      139.45     140.18     17.40      4.64
Park Bancorp, Inc.                           14.00      18.42      17.95       84.59      84.59     17.20       --
Parkvale Financial Corporation               30.00      14.29      14.29      184.62     185.53     14.17      2.00
PBOC Holdings, Inc.                          10.50       NA         NA        124.56     124.56      7.17       --
PCB Holding Company                           9.00       NA         NA            NA       NA        NA         --
Peekskill Financial Corporation              14.75      22.35      22.01       98.86      98.86     21.32      2.44
PennFed Financial Services, Inc.             13.00      11.21      11.21      109.52     125.85      7.86      1.08
Pennwood Bancorp, Inc.                       11.00      26.83      29.73       89.14      89.14     16.65      2.55
Peoples Bancorp                              20.50      16.27      16.27      151.07     151.07     22.61      2.15
Peoples Bancorp, Inc.                         8.31       NA         NA         88.44      91.15     34.57      1.20
People's Bancshares, Inc.                    16.75      10.21      10.21      171.09     178.57      6.47      3.34
Peoples Financial Corporation                10.63      16.60      28.72       97.57      97.57     16.91      5.65
Peoples Heritage Financial
  Group, Inc.                                16.75      15.51      12.88      202.78     244.17     15.02      2.63
Peoples Savings Bank of Troy                 14.50      31.52      31.52      372.75     372.75     38.47      0.28

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

                                                            Exhibit III
                                    Market Valuation and Financial Data for All Public Thrifts

====================================================================================================================================
                                                                                            Tang.     LTM       LTM        Total
                                                                              Total        Equity/    Core      Core      Market
                                                                              Assets        Assets    ROAA      ROAE       Value
           Company                                 Ticker   Exchange   St.    ($000)         (%)      (%)       (%)         ($M)
====================================================================================================================================
Peoples-Sidney Financial Corporation               PSFC     NASDAQ     OH     105,903      18.53     1.18      5.440       33.03
Permanent Bancorp, Inc.                            PERM     NASDAQ     IN     506,725       7.11     0.60      6.120       54.18
Perpetual Federal Savings Bank                     PFOH     OTC        OH     239,820      15.87     1.67     10.480       57.02
Perry County Financial Corporation                 PCBC     NASDAQ     MO      89,761      18.47     0.97      5.110       17.80
PFF Bancorp, Inc.                                  PFFB     NASDAQ     CA   3,007,845       7.97     0.58      6.210      221.95
Piedmont Bancorp, Inc.                             PDB      AMSE       NC     130,541      16.55     1.27      7.730       26.31
Pittsburgh Home Financial Corp.                    PHFC     NASDAQ     PA     372,533       6.87     0.62      7.190       25.66
Pocahontas Bancorp, Inc.                           PFSL     NASDAQ     AR     404,606      14.05     0.70      7.380       45.13
Potters Financial Corporation                      PTRS     NASDAQ     OH     128,149       8.53     0.70      7.860       13.32
Prestige Bancorp, Inc.                             PRBC     NASDAQ     PA     164,656       9.67     0.45      4.290       13.81
Progress Financial Corporation                     PFNC     NASDAQ     PA     602,326       6.22     0.74     13.010       68.77
Progressive Bancorp, Inc.                          PEKS     Pinks      IL      86,542       7.50     0.81      9.610        8.36
Provident Financial Holdings, Inc.                 PROV     NASDAQ     CA     815,970      10.62     0.71      5.980       68.22
PS Financial, Inc.                                 PSFI     NASDAQ     IL      85,000      26.78     1.72      5.520       21.67
PSB Bancorp Inc.                                   PSBI     NASDAQ     PA     148,841      10.35     0.55      4.820       22.10
PVF Capital Corp.                                  PVFC     NASDAQ     OH     418,928       7.20     1.34     18.690       39.90
QCF Bancorp, Inc.                                  QCFB     NASDAQ     MN     154,089      17.70     1.66      9.550       38.22
Quaker City Bancorp, Inc.                          QCBC     NASDAQ     CA     887,480       8.71     0.78      8.960       85.95
Queens County Bancorp, Inc.                        QCSB     NASDAQ     NY   1,715,164       9.89     1.51     14.340      587.02
Quitman Bancorp, Inc.                              QTMB     OTC        GA      44,430      21.08      NA        NA          6.28
Raritan Bancorp, Inc.                              RARB     NASDAQ     NJ     434,606       7.25     0.98     12.820       60.51
Redwood Financial, Incorporated                    REDW     OTC        MN      69,688      16.97     0.65      3.490       11.07
Reliance Bancorp, Inc.                             RELY     NASDAQ     NY   2,485,729       5.60     0.82      9.660      248.69
Richmond County Financial Corp.                    RCBK     NASDAQ     NY   1,595,844      20.53     1.38      9.150      358.38
River Valley Bancorp                               RIVR     NASDAQ     IN     135,683      13.48     0.94      7.140       17.85
Riverview Bancorp, Inc.                            RVSB     NASDAQ     WA     268,608      22.51     1.66      8.260       74.23
Rocky Ford Financial, Inc.                         RFFC     Pinks      CO      22,879      29.15     0.96      3.380        5.92
Roslyn Bancorp, Inc.                               RSLN     NASDAQ     NY   3,853,282      15.37     1.26      7.280      688.27
Security Bancorp, Inc.                             SCYT     OTC        TN      54,192      13.08     1.13      8.920        7.42
SFB Bancorp, Inc.                                  SFBK     OTC        TN      53,238      23.10     1.03      4.490       12.42
SFSB Holding Company                               SFSH     OTC        PA      47,310      20.79      NA        NA          7.26
SGV Bancorp, Inc.                                  SGVB     NASDAQ     CA     408,346       7.81     0.36      4.690       27.59
SHS Bancorp, Inc.                                  SHSB     OTC        PA      87,143      14.20     0.69      5.440        8.20
Sistersville Bancorp, Inc.                         SVBC     OTC        WV      31,375      33.73     1.24      3.740        8.17
Skaneateles Bancorp Inc.                           SKAN     NASDAQ     NY     266,730       6.73     0.62      8.920       21.13
Sobieski Bancorp, Inc.                             SOBI     NASDAQ     IN      89,848      14.10     0.57      3.890       11.73
South Carolina Community Bancshares, Inc.          SCCB     NASDAQ     SC      46,305      20.38     1.01      4.190       11.88
South Street Financial Corp.                       SSFC     NASDAQ     NC     203,673      16.93     0.53      2.650       40.04
SouthBanc Shares, Inc.                             SBAN     NASDAQ     SC     367,666      20.75     0.92      7.800       69.98
Southern Banc Company, Inc. (The)                  SRN      AMSE       AL     105,719      17.29     0.49      2.840       17.22
Southern Community Bancshares, Inc.                SCBS     NASDAQ     AL      67,920      17.34     1.22      6.490       16.78

====================================================================================================================================
                                                     Stock     Price/      Price/      Price/     Price/     Price/
                                                     Price      LTM        Core        Book       Tang.      Total       Div.
                                                   09/04/98     EPS         EPS        Value      Book       Assets      Yield
                Company                               ($)       (x)         (x)         (%)        (%)        (%)         (%)
====================================================================================================================================
Peoples-Sidney Financial Corporation                 18.50     25.00       25.00      151.76      151.76     31.19       1.51
Permanent Bancorp, Inc.                              12.75     20.90       21.61      121.20      148.60     10.69       1.88
Perpetual Federal Savings Bank                       25.00     15.15       15.15      149.79      149.79     23.78       2.16
Perry County Financial Corporation                   21.50     20.09       20.09      107.39      107.39     19.83       2.33
PFF Bancorp, Inc.                                    14.38     14.23       14.67       96.35       97.39      7.75        -
Piedmont Bancorp, Inc.                                9.56     15.68       15.68      121.82      121.82     20.15       5.02
Pittsburgh Home Financial Corp.                      13.50     11.64       12.98      102.90      104.01      7.14       1.78
Pocahontas Bancorp, Inc.                              6.75       NA          NA        77.23       79.79     11.15       3.56
Potters Financial Corporation                        14.00     14.43       15.73      121.85      121.85     10.39       1.71
Prestige Bancorp, Inc.                               13.13     17.98       18.75       86.69       86.69      8.39       1.33
Progress Financial Corporation                       13.75     16.57       18.84      172.96      193.94     11.98       1.11
Progressive Bancorp, Inc.                            56.00     13.49       13.90      128.91      128.91      9.67       1.79
Provident Financial Holdings, Inc.                   14.75     13.29       13.29       82.63       82.63      8.77        -
PS Financial, Inc.                                   11.13     24.18       16.36       98.63       98.63     26.42       4.31
PSB Bancorp Inc.                                      7.13       NA          NA          NA          NA        NA         -
PVF Capital Corp.                                    10.00      8.33        8.00      132.28      132.28      9.52        -
QCF Bancorp, Inc.                                    28.00     12.79       12.96      140.14      140.14     24.80        -
Quaker City Bancorp, Inc.                            14.75     12.94       12.94      111.24      111.24      9.68        -
Queens County Bancorp, Inc.                          39.75     23.11       23.11      304.13      304.13     34.63       2.52
Quitman Bancorp, Inc.                                 9.50       NA          NA        67.09       67.09     14.14        -
Raritan Bancorp, Inc.                                25.50     16.24       16.24      190.01      192.31     13.92       2.35
Redwood Financial, Incorporated                      12.75     26.02       27.72       93.61       93.61     15.88        -
Reliance Bancorp, Inc.                               26.00     13.07       13.76      127.64      182.97     10.00       2.77
Richmond County Financial Corp.                      13.56       NA          NA       109.03      109.38     22.46       1.77
River Valley Bancorp                                 15.00     13.04       13.04       96.59       97.78     13.16       1.47
Riverview Bancorp, Inc.                              12.00       NA          NA       113.10      116.73     27.64       2.00
Rocky Ford Financial, Inc.                           14.00     25.93       25.93       88.83       88.83     25.90       2.14
Roslyn Bancorp, Inc.                                 16.63     14.09       14.58      115.77      116.26     17.86       2.41
Security Bancorp, Inc.                               17.00     12.23       12.23      104.68      104.68     13.69       1.47
SFB Bancorp, Inc.                                    16.50     21.71       21.71      102.93      102.93     23.77       1.21
SFSB Holding Company                                 10.00       NA          NA        73.80       73.80     15.35        -
SGV Bancorp, Inc.                                    11.75     19.58       19.92       85.58       86.59      6.76        -
SHS Bancorp, Inc.                                    10.00       NA          NA        66.27       66.27      9.41       2.60
Sistersville Bancorp, Inc.                           13.00     19.70       19.70       77.20       77.20     26.04       2.46
Skaneateles Bancorp Inc.                             14.63     13.80       13.80      115.16      117.94      7.92       1.91
Sobieski Bancorp, Inc.                               15.00     23.08       23.44       84.08       84.08     12.76       2.13
South Carolina Community Bancshares, Inc.            20.50     29.29       27.70      125.92      125.92     25.66       3.12
South Street Financial Corp.                          8.56       NA          NA       100.74      100.74     19.66       4.67
SouthBanc Shares, Inc.                               16.25       NA          NA        91.70       91.70     19.03       2.95
Southern Banc Company, Inc. (The)                    14.00     32.56       32.56       93.65       94.34     16.29       2.50
Southern Community Bancshares, Inc.                  14.75     16.39       16.21      142.37      142.37     24.70       2.03

FELDMAN FINANCIAL ADVISORS, INC.
-------------------------------

                                                            Exhibit III
                                    MARKET VALUATION AND FINANCIAL DATA FOR ALL PUBLIC THRIFTS

======================================================================================================================
                                                                                  Tang.    LTM     LTM        Total
                                                                   Total         Equity/   Core    Core       Market
                                                                   Assets         Assets   ROAA    ROAE       Value
           Company                      Ticker  Exchange  St.      ($000)         (%)      (%)      (%)     ($M)
======================================================================================================================
Southern Missouri Bancorp, Inc.        SMBC    NASDAQ     MO      155,924       15.46    0.69    4.230       23.75
SouthFirst Bancshares, Inc.            SZB     AMSE       AL      162,975        9.72    0.52    4.730       16.08
Sovereign Bancorp, Inc.                SVRN    NASDAQ     PA   18,847,318        4.88    0.78   14.050    2,082.92
St. Francis Capital Corporation        STFR    NASDAQ     WI    1,754,803        6.73    0.83   10.520      198.68
St. Landry Financial Corporation       SLAN    OTC        LA       62,902       11.01    0.41    3.650        6.92
St. Paul Bancorp, Inc.                 SPBC    NASDAQ     IL    4,564,869        9.56    1.08   11.810      806.29
StateFed Financial Corporation         SFFC    NASDAQ     IA       89,802       17.91    1.16    6.490       15.66
Staten Island Bancorp, Inc.            SIB     NYSE       NY    3,018,685       23.09    1.63    9.180      758.78
Statewide Financial Corp.              SFIN    NASDAQ     NJ      656,635        9.71    0.75    7.850       73.03
Sterling Financial Corporation         STSA    NASDAQ     WA    2,076,759        2.07    0.44    8.040      120.74
Stone Street Bancorp, Inc.             SSM     AMSE       NC      112,253       27.33    1.40    4.840       28.40
Sturgis Bank & Trust Company, FSB      STUR    OTC        MI      208,005        6.95    0.89   10.890       31.99
SWVA Bancshares, Incorporated          SWVB    OTC        VA       81,464       10.30    0.86    7.590        8.73
Teche Holding Co.                      TSH     AMSE       LA      412,426       13.84    0.93    6.840       49.86
Telebanc Financial Corporation         TBFC    NASDAQ     VA    1,209,466        3.59    0.12    2.660      171.55
Texarkana First Financial Corporation  FTF     AMSE       AR      189,557       14.88    1.74   11.410       39.97
TF Financial Corporation               THRD    NASDAQ     PA      689,284        6.43    0.61    6.910       51.45
Thistle Group Holdings, Co.            THTL    NASDAQ     PA      343,956        8.58     NA      NA         76.50
Three Rivers Financial Corp.           THR     AMSE       MI       98,063       13.49    0.88    6.450       12.73
Timberland Bancorp, Inc.               TSBK    NASDAQ     WA      263,112       32.36    1.84    8.400       81.83
Towne Financial Corporation            TOFI    OTC        OH      116,407        6.99    0.80   10.960        6.31
Tri-County Bancorp, Inc.               TRIC    NASDAQ     WY       86,549       16.44    1.06    6.800       13.43
Twin City Bancorp, Inc.                TWIN    NASDAQ     TN      110,610       12.67    0.98    7.590       16.14
Union Community Bancorp                UCBC    NASDAQ     IN      108,088       40.28    NA      NA          33.46
Union Financial Bancshares, Inc.       UFBS    NASDAQ     SC      183,066        NA      0.87   10.970       21.05
United Community Financial Corp.       UCFC    NASDAQ     OH    1,692,707        8.71    NA      NA         472.70
United Financial Corporation           UBMT    NASDAQ     MT      205,345       14.32    NA      NA          39.91
United PanAm Financial Corp.           UPFC    NASDAQ     CA      411,798       19.85    NA      NA         138.20
United Tennessee Bankshares, Inc.      UTBI    NASDAQ     TN       74,442       27.03    NA      NA          17.00
USABancshares, Inc.                    USAB    NASDAQ     PA      134,688        9.68    0.73    7.790       17.02
Vermilion Bancorp, Inc.                VBAS    OTC        IL       43,197       14.29    0.71    4.610        4.16
Warren Bancorp, Inc.                   WRNB    NASDAQ     MA      378,137       10.49    1.58   14.680       80.09
Warwick Community Bancorp, Inc.        WSBI    NASDAQ     NY      410,394       20.99    0.92    5.630       76.80
Washington Bancorp                     WBIO    Pinks      IA       93,248       10.43    1.10    7.040       11.28
Washington Federal, Inc.               WFSL    NASDAQ     WA    5,558,970       13.04    1.92    14.69    1,167.20
Washington Mutual Inc.                 WAMU    NASDAQ     WA  103,396,952        5.15    0.97   17.640   12,052.68
Washington Savings Bank, FSB           WSB     AMSE       MD      273,549        8.42    0.56    6.580       21.55
Webster Financial Corporation          WBST    NASDAQ     CT    9,189,143        5.11    0.76   13.980      876.55
Wells Financial Corp.                  WEFC    NASDAQ     MN      188,677       15.37    1.19    8.190       30.75
West Town Bancorp, Incorporated        WTWN    OTC        IL       29,699       13.70    0.51    3.660        2.78
Westcorp                               WES     NYSE       CA    3,663,771        9.05    0.21    2.340      237.58

===================================================================================================================
                                            Stock     Price/    Price/     Price/    Price/    Price/
                                            Price      LTM      Core       Book      Tang.     Total       Div.
                                           09/04/98    EPS      EPS        Value     Book      Assets     Yield
                Company                     ($)        (x)      (x)         (%)       (%)       (%)        (%)
===================================================================================================================
Southern Missouri Bancorp, Inc.            16.00     23.88     22.86      98.52     98.52       15.23     3.13
SouthFirst Bancshares, Inc.                16.63     22.77     19.79      99.25    101.81        9.87     3.61
Sovereign Bancorp, Inc.                    13.13     21.88     14.42     186.97    212.04       10.61     0.61
St. Francis Capital Corporation            38.88     14.51     14.73     150.80    168.58       11.32     1.44
St. Landry Financial Corporation           17.25     25.37     25.37      99.88     99.88       11.00     0.58
St. Paul Bancorp, Inc.                     19.88     14.00     14.00     155.88    156.50       14.96     3.02
StateFed Financial Corporation             10.00     15.15     15.15      97.37     97.37       17.44     2.00
Staten Island Bancorp, Inc.                16.81     NA        NA        106.75    109.46       25.14     1.90
Statewide Financial Corp.                  16.75     13.29     13.96     115.44    115.60       11.22     3.10
Sterling Financial Corporation             15.88     18.04     14.98     114.21    290.22        5.81      -
Stone Street Bancorp, Inc.                 15.75     19.69     19.69      94.65     94.65       25.87     2.92
Sturgis Bank & Trust Company, FSB          13.00     17.81     17.81     184.66    224.91       15.38     1.23
SWVA Bancshares, Incorporated              17.25     13.27     13.07     104.17    104.17       10.72     1.74
Teche Holding Co.                          14.50     12.39     12.61      87.35     87.35       12.09     3.45
Telebanc Financial Corporation             13.88     NA        NA        206.78    222.00       5.16       -
Texarkana First Financial Corporation      23.00     12.50     12.50     141.71    141.71      21.08      2.43
TF Financial Corporation                   17.75     14.20     16.14      99.50    117.24       8.22      2.70
Thistle Group Holdings, Co.                 8.50     NA        NA        NA        NA          NA          -
Three Rivers Financial Corp.               16.25     15.19     14.64     101.06    101.37      13.66      2.71
Timberland Bancorp, Inc.                   12.38     NA        NA         96.08     96.08      31.10      1.94
Towne Financial Corporation                30.25      7.60      7.76      74.56     77.70       5.42       -
Tri-County Bancorp, Inc.                   11.50     15.97     15.13      94.34     94.34      15.51      3.83
Twin City Bancorp, Inc.                    13.00     14.61     15.29     115.15    115.15      14.59      3.08
Union Community Bancorp                    11.00     NA        NA         76.87     76.87      30.96      3.09
Union Financial Bancshares, Inc.           16.50     14.10     14.22     142.73    NA          11.50      2.25
United Community Financial Corp.           14.13     NA        NA        NA        NA          NA          -
United Financial Corporation               23.50     NA        NA        131.80    136.39      19.44      4.26
United PanAm Financial Corp.                8.00     NA        NA        168.42    169.13      33.56       -
United Tennessee Bankshares, Inc.          11.69     NA        NA         84.51     84.51      22.84     10.27
USABancshares, Inc.                         8.50     85.00     38.64     136.88    137.76      12.64       -
Vermilion Bancorp, Inc.                    11.25     15.20     15.20      67.45     67.45       9.64       -
Warren Bancorp, Inc.                       10.13     12.82     13.87     201.69    201.69      21.17      3.56
Warwick Community Bancorp, Inc.            11.63     NA        NA         89.15     89.15      18.71      1.38
Washington Bancorp                         17.63     14.45     14.45     103.74    118.85      12.22      2.72
Washington Federal, Inc.                   22.25     10.60     10.91     151.05    162.65      20.99      4.13
Washington Mutual Inc.                     31.13     18.98     12.40     209.03    222.16      11.65      2.66
Washington Savings Bank, FSB                4.88     11.34     14.77      93.57     93.57       7.88      2.05
Webster Financial Corporation              22.88     13.70     12.17     159.85    188.58       9.54      1.92
Wells Financial Corp.                      16.75     13.40     13.40     108.55    108.55      16.68      3.58
West Town Bancorp, Incorporated            12.50     18.12     18.12      68.38     68.38       9.37       -
Westcorp                                    9.00     32.14     31.03      71.43     71.60       6.48      2.22


FELDMAN FINANCIAL ADVISORS. INC.
-------------------------------

                                                            Exhibit III
                                    MARKET VALUATION AND FINANCIAL DATA FOR ALL PUBLIC THRIFTS

===================================================================================================================================
                                                                                            Tang.      LTM     LTM       Total
                                                                             Total         Equity/     Core    Core      Market
                                                                             Assets        Assets      ROAA    ROAE      Value
           Company                            Ticker   Exchange    St.       ($000)         (%)        (%)     (%)        ($M)
===================================================================================================================================
WesterFed Financial Corporation                 WSTR    NASDAQ     MT       1,022,136        8.93     0.78    7.310       103.33
Western Ohio Financial Corporation              WOFC    NASDAQ     OH        357,295        13.71     0.11    0.760        47.67
Westwood Homestead Financial Corporation        WEHO    NASDAQ     OH        126,339        20.59     0.97    3.840        27.19
WHG Bancshares Corporation                      WHGB    NASDAQ     MD        131,967        15.29     0.59    3.210        15.28
Winton Financial Corp.                          WFI     AMSE       OH        358,573        7.15      1.17    16.060       46.16
Wood Bancorp, Inc.                              FFWD    NASDAQ     OH        166,150        13.57     1.43    11.080       40.03
WSB Holding Company                             WSBH    OTC        PA        36,980         12.90     NA      NA            4.79
WSFSH Financial Corporation                     WSFS    NASDAQ     DE       1,551,631        6.12     1.11    18.960      200.40
WVS Financial Corporation                       WVFC    NASDAQ     PA        297,054        11.10     1.29    11.270       55.39
Wyman Park Bancorporation, Inc.                 WPBC    OTC        MD        69,817         20.04     NA      NA           11.00
Yonkers Financial Corporation                   YFCB    NASDAQ     NY        401,565        10.30     0.86    6.570        42.26
York Financial Corp.                            YFED    NASDAQ     PA       1,229,268        8.89     0.75    8.490       163.67


AVERAGE                                                                     1,276,994       12.89     0.92    8.26        165.86
MEDIAN                                                                        260,250       10.93     0.89    7.52         36.45

Note: average and median price/earnings ratios exclude values grater than 30.

====================================================================================================================================
                                                Stock     Price/     Price/     Price/     Price/    Price/
                                                 Price      LTM       Core       Book       Tang.     Total      Div.
                                                09/04/98    EPS        EPS       Value      Book      Assets     Yield
                Company                           ($)       (x)        (x)       (%)        (%)        (%)        (%)
====================================================================================================================================
WesterFed Financial Corporation                   18.50    14.34     13.21      94.20      115.55     10.11       2.70
Western Ohio Financial Corporation                20.75   159.62     98.81      91.90       98.25     13.34       4.82
Westwood Homestead Financial Corporation          10.63     NA         NA      104.58      104.58     21.52       3.76
WHG Bancshares Corporation                        11.00    22.92     22.45      75.76       75.76     11.58       2.91
Winton Financial Corp.                            11.50    12.23     12.23     177.20      179.97     12.87       2.17
Wood Bancorp, Inc.                                15.00    17.44     17.44     177.51      177.51     24.09       2.40
WSB Holding Company                               14.50    NM        NA        100.49      100.49     12.96        -
WSFS Financial Corporation                        16.00    11.85     11.94     209.97      211.08     12.92       0.75
WVS Financial Corporation                         15.31    15.63     14.45     167.91      167.91     18.65       3.92
Wyman Park Bancorporation, Inc.                   10.87    NM        NA         78.60       78.60     15.75        -
Yonkers Financial Corporation                     15.50    14.35     14.90     103.96      103.96     10.70       1.81
York Financial Corp.                              18.25    17.22     19.41     149.84      149.84     13.31       2.85


AVERAGE                                                    16.24     17.87     124.26      129.07     15.37       1.90
MEDIAN                                                     15.19     15.66     111.65      115.06     14.22       1.93


Note:  average and median price/earnings ratios exclude values greater than 30.

FELDMAN FINANCIAL ADVISORS, INC.
-------------------------------

                                                            Exhibit III
                                    MARKET VALUATION AND FINANCIAL DATA FOR ALL PUBLIC THRIFTS

=====================================================================================================================
                                                                    Tang.   LTM      LTM      Total   Stock   Price/
                                                         Total     Equity/  Core     Core    Market   Price    LTM
                                                        Assets     Assets   ROAA     ROAE    Value  09/04/98   EPS
           Company             Ticker  Exchange St.     ($000)      (%)     (%)      (%)      ($M)     ($)     (x)
=====================================================================================================================
THRIFTS UNDER ACQUISITION
-------------------------
1ST Bancorp                     FBCV    NASDAQ  IN     260,149      9.01   0.71     7.770     46.12   42.25    24.42
 AFSALA Bancorp, Inc.           AFED    NASDAQ  NY     167,301     11.40   0.48     4.080     17.81   13.50    17.31
Ahmanson & Company (H.F.)       AHM     NYSE    CA  52,826,336      5.18   1.02    16.470  6,144.75   54.50    14.27
ALBANK Financial Corporation    ALBK    NASDAQ  NY   4,130,868      7.41   1.00    11.070    796.91   60.00    18.52
 Bayonne Bancshares, Inc.       FSNJ    NASDAQ  NJ     700,293     13.70   0.68     4.610    127.32   14.00       NA
 Big Sky Bancorp, Incorporated  FFLN    OTC     MT      64,023     12.59   0.82     6.490      8.64   28.00    18.42
 Fed One Bancorp, Inc.          FOBC    NASDAQ  WV     373,837     10.82   0.73     6.530     94.86   39.50    31.35
 Financial Bancorp, Inc.        FIBC    NASDAQ  NY     340,999      8.39   0.96    10.640     56.32   33.00    19.19
First FS&LA of San Bernardino   FSSB    OTC     CA     106,083      4.36   0.35     8.070      4.96   15.12    65.74
 First Palm Beach Bancorp, Inc. FFPB    NASDAQ  FL   1,764,026      6.72   0.12     1.790    164.67   32.00    20.51
Golden State Bancorp Inc.       GSB     NYSE    CA  18,116,737      5.90   0.94    13.010  1,085.46   19.56    10.99
HFNC Financial Corp.            HFNC    NASDAQ  NC   1,007,913     16.96   1.16     6.760    180.52   10.50    12.80
 Home Bancorp of Elgin, Inc.    HBEI    NASDAQ  IL     367,656     26.11   0.75     2.890     89.13   13.00    33.33
Life Financial Corp.            LFCO    NASDAQ  CA     472,437     12.64   1.03     7.780     34.42    5.25     2.61
 Little Falls Bancorp, Inc.     LFBI    NASDAQ  NJ     351,347      9.82   0.56     5.390     37.16   15.00    18.75
 Long Island Bancorp, Inc.      LISB    NASDAQ  NY   6,483,887      8.84   0.98    11.100  1,085.20   44.88    18.70
 Maryland Federal Bancorp, Inc. MFSL    NASDAQ  MD   1,188,121      8.97   0.82     9.190    236.84   36.00    27.27
Mid-Iowa Financial Corp.        MIFC    NASDAQ  IA     135,040      9.92   0.99    10.600     22.98   13.25    17.21
 Mitchell Bancorp, Inc.         MBSP    NASDAQ  NC      37,306     39.22   0.68     1.730     14.89   16.00    32.00
 NSS Bancorp, Inc.              NSSY    NASDAQ  CT     651,825      8.27   0.64     7.550     98.99   41.63    17.79
 Peoples Bancorp, Inc.          TSBS    NASDAQ  NJ     873,466     38.36   1.57     6.120    337.14    9.28       NA
 Pulse Bancorp, Inc.            PULS    NASDAQ  NJ     544,102      8.44   1.04    12.320     76.45   24.50    14.24
 Reliance Bancshares, Inc.      RELI    NASDAQ  WI      44,174     49.96   1.33     2.670     21.93    9.25    44.05
 Sandwich Bancorp, Inc.         SWCB    NASDAQ  MA     531,013      8.18   0.88    10.980    120.57   59.00    23.89
 Scotland Bancorp, Inc.         SSB     AMSE    NC      61,082     24.93   0.91     3.660     21.29   11.13    22.25
Security First Corp.            SFSL    NASDAQ  OH     696,462      9.78   1.50    15.650    158.24   20.06    17.30
 SFS Bancorp, Inc.              SFED    NASDAQ  NY     178,093     12.31   0.68     5.580     32.63   27.00    27.00
 SIS Bancorp, Inc.              SISB    NASDAQ  MA   1,841,662      7.14   0.94    13.190    270.16   38.50    20.92
TR Financial Corp.              ROSE    NASDAQ  NY   4,115,800      6.23   0.84    13.710    511.22   29.00    13.06
United Federal Savings Bank     UFRM    NASDAQ  NC     301,924      7.75   0.79    10.460     52.53   16.00    28.07
 Wayne Bancorp, Inc.            WYNE    NASDAQ  NJ     275,335     12.77   0.72     5.640     60.39   30.00    30.00
 Westco Bancorp, Inc.           WCBI    NASDAQ  IL     320,295     15.66   1.40     8.980     71.33   28.69    16.30



Average                                              3,104,050     13.68   0.88     8.203    377.56      -    18.94
Median                                                 423,137      9.80   0.86     7.775     82.79      -    18.75

===========================================================================================
                                   Price/        Price/       Price/     Price/
                                    Core         Book         Total      Total        Div.
                                    EPS          Value        Assets     Assets      Yield
      Company                       (x)          (%)           (%)       (%)         (%)
===========================================================================================
THRIFTS UNDER ACQUISITION
-------------------------
1ST Bancorp                         24.71        193.36       197.15      17.73       0.63
 AFSALA Bancorp, Inc.               15.88         83.18        83.18      10.64       2.07
Ahmanson & Company (H.F.)           13.76        190.23       249.54      11.63       1.61
ALBANK Financial Corporation        18.58        209.06       264.08      19.20       1.40
 Bayonne Bancshares, Inc.              NA        132.70       132.70      18.18       1.79
 Big Sky Bancorp, Incorporated      16.97        107.24       107.24      13.50          -
  Fed One Bancorp, Inc.             32.11        219.69       228.32      25.37       1.57
 Financial Bancorp, Inc.            19.76        196.08       196.90      16.52       1.52
First FS&LA of San Bernardino       21.91        106.40       107.31      4.68           -
 First Palm Beach Bancorp, Inc.     24.43        136.05       138.89      9.32        2.19
Golden State Bancorp Inc.            9.83         96.66       115.14      5.99           -
HFNC Financial Corp.                18.75        105.63       105.63      17.91       3.05
 Home Bancorp of Elgin, Inc.        33.33         92.86        92.86      24.24       3.08
Life Financial Corp.                 2.51         57.63        57.63       7.29          -
 Little Falls Bancorp, Inc.         18.75        100.60       108.46      10.58       1.60
 Long Island Bancorp, Inc.          20.97        187.92       189.51      16.74       1.78
 Maryland Federal Bancorp, Inc.     26.47        220.32       222.22      19.91       1.25
Mid-Iowa Financial Corp.            17.43        171.41       171.63      17.02       0.60
 Mitchell Bancorp, Inc.             32.00        101.78       101.78      39.93       2.50
 NSS Bancorp, Inc.                  20.71        179.50       184.02      15.19       1.25
 Peoples Bancorp, Inc.                 NA         98.73       101.77      38.60       1.08
 Pulse Bancorp, Inc.                14.24        166.55       166.55      14.05       3.27
 Reliance Bancshares, Inc.          46.25         99.36        99.36      49.65          -
 Sandwich Bancorp, Inc.             24.08        270.52       278.30      22.70       2.37
 Scotland Bancorp, Inc.             22.25        139.76       139.76      34.85       1.80
Security First Corp.                17.30        228.77       231.67      22.65       1.79
 SFS Bancorp, Inc.                  27.84        148.92       148.92      18.32       1.19
 SIS Bancorp, Inc.                  16.18        207.32       207.32      14.55       1.66
TR Financial Corp.                  15.26        188.07       188.07      12.35       2.76
United Federal Savings Bank         27.59        224.40       224.40      17.40       1.50
 Wayne Bancorp, Inc.                30.93        171.72       171.72      21.93       0.67
 Westco Bancorp, Inc.               17.28        142.16       142.16      22.27       2.37


Average                             21.60        155.46       161.07      19.09       1.51
Median                              20.24        157.74       157.74      17.57       1.59


Note:  average and median price/earnings ratios exclude values greater than 30.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

                                                 Exhibit III
                          Market Valuation and Financial Data for All Public Thrifts

=====================================================================================================================
                                                                                  Tang.     LTM     LTM      Total
                                                                      Total      Equity/    Core    Core     Market
                                                                      Assets      Assets    ROAA    ROAE     Value
           Company                         Ticker   Exchange   St.    ($000)       (%)      (%)     (%)       ($M)
=====================================================================================================================
MUTUAL HOLDING COMPANIES
------------------------
AF Bankshares, Inc. (MHC)                   ASFE     Pinks     NC       94,108     11.65    0.52    4.120       NA
Alliance Bank (MHC)                         ALLB     NASDAQ    PA      277,490     10.68    0.76    6.880      49.92
BCSB Bankcorp, Inc. (MHC)                   BCSB     NASDAQ    MD      320,627      8.00    0.68    7.250      63.84
Brookline Bancorp, Inc. (MHC)               BRKL     NASDAQ    MA      835,329     32.99    1.99    8.060     316.41
Community Savings Bankshares, Inc. (MHC)    CMSV     NASDAQ    FL      765,488     10.85    0.65    5.830     112.20
Fidelity Bankshares Inc. (MHC)              FFFL     NASDAQ    FL    1,468,351      5.99    0.62    8.550     163.26
Finger Lakes Financial Corp. (MHC)          SBFL     NASDAQ    NY      258,394      8.46     NA      NA        51.77
First Carnegie Deposit (MHC)                SKBO     NASDAQ    PA      145,590     16.80    0.45    2.690      25.30
First Federal Savings & Loan Assn.
  of Alpena (MHC)                           FFAL     Pinks     MI      227,554      6.14    0.50    6.730      24.61
First Federal Savings Bank of
  Siouxland (MHC)                           FFSX     NASDAQ    IA      551,593      6.23    0.72    8.540      79.52
Gaston Federal Bancorp, Inc. (MHC)          GBNK     NASDAQ    NC      202,615     20.29     NA      NA        50.59
Harris Financial, Inc. (MHC)                HARS     NASDAQ    PA    2,325,602      7.40    0.65    8.100     471.26
Jacksonville Savings Bank (MHC)             JXSB     NASDAQ    IL      169,745     10.54    0.60    5.710      29.10
Jefferson FS&LA of Morristown (MHC)         JFSB     Pinks     TN      184,404     12.46    1.28   10.400      28.85
Leeds Federal Bankshares, Inc. (MHC)        LFED     NASDAQ    MD      298,997     16.49    1.19    7.220      81.62
Liberty Bancorp, Inc. (MHC)                 LIBB     NASDAQ    NJ      255,357     13.13    0.62    7.960      39.75
Liberty Savings Bank, FSB (MHC)             LBTM     OTC       MO      163,519     10.76    0.72    6.930      29.29
Marquette Savings Bank (MHC)                MRQT     OTC       WI       78,388     25.50    0.84    4.330      18.98
Mid-Southern Savings Bank, FSB (MHC)        MSVB     OTC       IN       60,655     18.63     NA      NA        15.81
Niagara Bancorp, Inc. (MHC)                 NBCP     NASDAQ    NY    1,345,187     19.03    0.96    7.510     334.76
Northwest Bancorp, Inc. (MHC)               NWSB     NASDAQ    PA    2,547,412      7.75    0.90    9.820     509.40
Pathfinder Bancorp, Inc. (MHC)              PBHC     NASDAQ    NY      198,091     10.33    0.58    4.960      37.52
People's Bank (MHC)                         PBCT     NASDAQ    CT    9,105,200      8.22    0.80    8.870   1,487.30
Peoples Home Savings Bank (MHC)             PHSB     NASDAQ    PA      226,742     12.67    0.75    5.810      40.71
Pulaski Bank, A Federal Savings
  Bank (MHC)                                PULB     NASDAQ    MO      186,917     13.37    1.09    8.210      50.28
Pulaski Savings Bank (MHC)                  PLSK     NASDAQ    NJ      187,776     11.83    0.58    4.890      27.41
Roebling Bank (MHC)                         ROEB     OTC       NJ       42,763     10.70     NA      NA         8.94
Wake Forest FS&LA (MHC)                     WAKE     OTC       NC       73,416     17.28    1.42    7.890      19.91
Wayne Savings Bancshares, Inc. (MHC)        WAYN     NASDAQ    OH      259,402      9.53    0.72    7.530      52.84
Webster City Federal Savings Bank (MHC)     WCFB     NASDAQ    IA       97,096     23.41    1.40    5.960      32.24

AVERAGE                                                                765,127     13.24    0.85    6.952     146.67
MEDIAN                                                                 227,148     11.25    0.72    7.235      49.92

======================================================================================================================
                                             Stock       Price/     Price/     Price/     Price/     Price/
                                             Price        LTM       Core       Book       Tang.      Total       Div.
                                            09/04/98      EPS        EPS       Value      Book       Assets     Yield
                Company                       ($)         (x)        (x)        (%)        (%)        (%)        (%)
======================================================================================================================
MUTUAL HOLDING COMPANIES
------------------------
AF Bankshares, Inc. (MHC)                    19.00        NA         NA          NA         NA        NA          NA
Alliance Bank (MHC)                          15.25       24.60      24.60      168.32     168.32     17.99       2.36
BCSB Bankcorp, Inc. (MHC)                    10.44        NA         NA          NA         NA        NA          --
Brookline Bancorp, Inc. (MHC)                10.88        NA         NA        114.84     114.84     37.88       1.84
Community Savings Bankshares, Inc. (MHC)     22.00       21.78      23.66      132.05     132.05     14.66       4.09
Fidelity Bankshares Inc. (MHC)               24.00       20.87      21.82      180.72     186.05     11.12       4.17
Finger Lakes Financial Corp. (MHC)           14.50        NA         NA        236.93     236.93     20.03        --
First Carnegie Deposit (MHC)                 11.00       29.73      36.67      103.48     103.48     17.38       2.73
First Federal Savings & Loan Assn.
  of Alpena (MHC)                            15.00       30.61      30.61      149.70     178.15     10.82        --
First Federal Savings Bank of
  Siouxland (MHC)                            28.00       23.53      23.14      189.19     234.70     14.42       1.71
Gaston Federal Bancorp, Inc. (MHC)           11.25        NA         NA        123.09     123.09     24.97       1.78
Harris Financial, Inc. (MHC)                 13.88       25.69      32.27      249.55     275.84     20.26       1.59
Jacksonville Savings Bank (MHC)              15.25       29.33      29.33      162.58     162.58     17.14       1.97
Jefferson FS&LA of Morristown (MHC)          15.50       12.30      12.70      125.61     125.61     15.65       3.23
Leeds Federal Bankshares, Inc. (MHC)         15.75       24.61      23.86      165.44     165.44     27.30       3.56
Liberty Bancorp, Inc. (MHC)                  10.19        NA         NA        118.60     118.60     15.57        --
Liberty Savings Bank, FSB (MHC)              22.00       23.91      23.91      165.54     165.54     17.88       3.64
Marquette Savings Bank (MHC)                  8.00        NA         NA         91.53      91.53     24.21        --
Mid-Southern Savings Bank, FSB (MHC)         11.00        NA         NA        139.95     139.95     26.07       2.47
Niagara Bancorp, Inc. (MHC)                  11.25        NA         NA        130.81     130.81     24.89        --
Northwest Bancorp, Inc. (MHC)                10.88       24.17      25.29      233.87     260.17     20.00       1.47
Pathfinder Bancorp, Inc. (MHC)               13.25       25.98      33.13      156.43     183.26     18.94       1.51
People's Bank (MHC)                          23.19       14.05      21.88      173.43     201.28     16.33       3.62
Peoples Home Savings Bank (MHC)              14.75       23.41      25.00      141.83     141.83     17.95       1.90
Pulaski Bank, A Federal Savings
  Bank (MHC)                                 23.88       25.95      25.67      201.14     201.14     26.90       4.61
Pulaski Savings Bank (MHC)                   13.00       26.53      25.00      123.46     123.46     14.59       2.31
Roebling Bank (MHC)                          21.00        NA         NA        188.68     188.85     20.90        --
Wake Forest FS&LA (MHC)                      16.38       20.47      20.47      157.00     157.00     27.12       2.93
Wayne Savings Bancshares, Inc. (MHC)         21.25       29.51      29.51      213.78     213.78     20.37       2.65
Webster City Federal Savings Bank (MHC)      15.25       23.83      23.83      141.86     141.86     33.20       5.25

AVERAGE                                                  23.73      25.62      159.98     166.65     20.52       2.12
MEDIAN                                                   23,89      24.80      156.72     164.01     19.47       1.97

Note:  average and median price/earnings ratios exclude values greater than 30.

FELDMAN FINANCIAL ADVISORS, INC.
-------------------------------

                                                            Exhibit III
                                    Market Valuation and Financial Data for All Public Thrifts

====================================================================================================================================
                                                                                            Tang.     LTM       LTM        Total
                                                                              Total        Equity/    Core      Core      Market
                                                                              Assets        Assets    ROAA      ROAE       Value
           Company                                 Ticker Exchange  St.       ($000)         (%)      (%)       (%)         ($M)
====================================================================================================================================
NEW YORK THRIFTS
----------------
Adirondack Financial Services Bancorp              AFSB    OTC       NY          66,028       13.52     NA         NA        7.60
Albion Banc Corp.                                  ALBC    NASDAQ    NY          74,118        8.49   0.53      6.180        6.49
Ambanc Holding Co., Inc.                           AHCI    NASDAQ    NY         565,387       10.32   0.41      3.510       53.37
Astoria Financial Corporation                      ASFC    NASDAQ    NY      11,575,551        6.09   0.79      9.490    1,007.23
Carver Bancorp, Inc.                               CNY     AMSE      NY         427,371        8.14   0.22      2.650       21.99
Catskill Financial Corporation                     CATB    NASDAQ    NY         309,566       22.04   1.30      5.390       56.56
Dime Bancorp, Incorporated                         DME     NYSE      NY      20,913,891        5.29   0.86     14.770    2,582.88
Dime Community Bancshares, Inc.                    DCOM    NASDAQ    NY       1,623,926       10.15   0.86      6.790      219.18
Elmira Savings Bank, FSB                           ESBK    NASDAQ    NY         231,725        6.27   0.39      6.240       17.44
Flushing Financial Corporation                     FFIC    NASDAQ    NY       1,091,908       12.39   0.96      7.240      171.83
GreenPoint Financial Corporation                   GPT     NYSE      NY      12,853,902        5.87   1.14     11.840    2,412.94
GSB Financial Corporation                          GOSB    NASDAQ    NY         129,087       24.91   0.71      2.870       26.42
Haven Bancorp, Inc.                                HAVN    NASDAQ    NY       2,265,248        4.99   0.48      8.320      127.21
Hudson River Bancorp Inc.                          HRBT    NASDAQ    NY         994,055        6.95     NA         NA      188.59
Independence Community Bank Corp.                  ICBC    NASDAQ    NY       4,786,156       19.16     NA         NA      974.35
JSB Financial, Inc.                                JSB     NYSE      NY       1,563,460       24.31   2.52     10.730      461.28
Peekskill Financial Corporation                    PEEK    NASDAQ    NY         200,341       21.57   1.01      4.110       42.71
Queens County Bancorp, Inc.                        QCSB    NASDAQ    NY       1,715,164        9.89   1.51     14.340      587.02
Reliance Bancorp, Inc.                             RELY    NASDAQ    NY       2,485,729        5.60   0.82      9.660      248.69
Richmond County Financial Corp.                    RCBK    NASDAQ    NY       1,595,844       20.53   1.38      9.150      358.38
Roslyn Bancorp, Inc.                               RSLN    NASDAQ    NY       3,853,282       15.37   1.26      7.280      688.27
Skaneateles Bancorp Inc.                           SKAN    NASDAQ    NY         266,730        6.73   0.62      8.920       21.13
Staten Island Bancorp, Inc.                        SIB     NYSE      NY       3,018,685       23.09   1.63      9.180      758.78
Warwick Community Bancorp, Inc.                    WSBI    NASDAQ    NY         410,394       20.99   0.92      5.630       76.80
Yonkers Financial Corporation                      YFCB    NASDAQ    NY         401,565       10.30   0.86      6.570       42.26
ASB Financial Corp.                                ASBP    NASDAQ    OH         116,437       12.44   0.94      6.670       19.03


AVERAGE                                                                       2,828,290       12.90   0.96      7.719      429.94
MEDIAN                                                                        1,042,982       10.31   0.86      7.240      149.52

====================================================================================================================================
                                                     Stock     Price/      Price/      Price/     Price/     Price/
                                                     Price      LTM        Core        Book       Tang.      Total       Div.
                                                   09/04/98     EPS         EPS        Value      Book       Assets      Yield
                Company                               ($)       (x)         (x)         (%)        (%)        (%)         (%)
====================================================================================================================================
NEW YORK THRIFTS
----------------
Adirondack Financial Services Bancorp               11.50         NA         NA        85.19       85.19      11.52          -
Albion Banc Corp.                                    8.63      16.91      16.91       103.05      103.05       8.76       1.39
Ambanc Holding Co., Inc.                            13.00      24.53      23.21        91.42       91.42       9.44       1.85
Astoria Financial Corporation                       37.88      11.55      12.22       112.59      157.16       8.68       2.11
Carver Bancorp, Inc.                                 9.50      19.79      22.62        61.25       63.38       5.14          -
Catskill Financial Corporation                      12.75      14.01      14.33        81.11       81.11      18.48       2.90
Dime Bancorp, Incorporated                          22.75      14.68      14.13       194.11      236.00      12.35       0.88
Dime Community Bancshares, Inc.                     18.00      16.51      17.14       117.65      135.03      13.50       2.22
Elmira Savings Bank, FSB                            24.00      16.00      19.05       117.94      117.94       7.53       2.67
Flushing Financial Corporation                      22.00      16.79      16.30       122.91      127.61      15.74       1.64
GreenPoint Financial Corporation                    28.94      14.76      14.47       163.95      289.96      18.77       2.21
GSB Financial Corporation                           11.75         NA         NA        82.17       82.17      20.46       1.02
Haven Bancorp, Inc.                                 14.38      14.67      13.96       107.84      112.83       5.62       2.09
Hudson River Bancorp Inc.                           10.56         NA         NA           NA          NA         NA          -
Independence Community Bank Corp.                   12.81         NA         NA       101.45      107.49      20.36          -
JSB Financial, Inc.                                 46.81      10.31      12.22       121.12      121.12      29.44       3.42
Peekskill Financial Corporation                     14.75      22.35      22.01       98.86        98.86      21.32       2.44
Queens County Bancorp, Inc.                         39.75      23.11      23.11       304.13      304.13      34.63       2.52
Reliance Bancorp, Inc.                              26.00      13.07      13.76       127.64      182.97      10.00       2.77
Richmond County Financial Corp.                     13.56         NA         NA       109.03      109.38      22.46       1.77
Roslyn Bancorp, Inc.                                16.63      14.09      14.58       115.77      116.26      17.86       2.41
Skaneateles Bancorp Inc.                            14.63      13.80      13.80       115.16      117.94       7.92       1.91
Staten Island Bancorp, Inc.                         16.81         NA         NA       106.75      109.46      25.14       1.90
Warwick Community Bancorp, Inc.                     11.63         NA         NA        89.15       89.15      18.71       1.38
Yonkers Financial Corporation                       15.50      14.35      14.90       103.96      103.96      10.70       1.81
ASB Financial Corp.                                 11.50      16.91      16.91       131.28      131.28      16.34       3.48


AVERAGE                                                        16.61      16.61       118.62      130.99      15.63       1.80
MEDIAN                                                         14.90      14.90       109.03      112.83      15.74       1.91

Note:  average and median price/earnings ratios exclude values greater than 30.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

                                 Exhibit IV-1
                        PRO FORMA CONVERSION ASSUMPTIONS


1. The total amount of the net conversion proceeds was fully invested at the beginning of the applicable period.

2. The net conversion proceeds are invested to yield a return of 5.37%, which represents the one-year U.S. Treasury bill yield as of June 30, 1998. The combined federal and state income tax rate was assumed to be 38.0%, resulting in an after-tax yield of 3.33%.

3. It is assumed that 8.0% of the shares offered in the Conversion will be purchased by the Association's Employee Stock Ownership Plan ("ESOP"). The funds used to acquire such shares will be borrowed by the ESOP from the net proceeds retained by the Holding Company. Pro forma adjustments have been made to earnings and equity to reflect the impact of the ESOP. The annual ESOP expense is estimated based on a 10-year debt amortization period. No reinvestment is assumed on proceeds used to fund the ESOP.

4. It is assumed that 4.0% of the shares offered in the Conversion will be purchased in the open market by the Association's Management Recognition Plan and Trust ("MRP"). The MRP is subject to stockholder approval and is expected to be adopted following the consummation of the Conversion. Pro forma adjustments have been made to earnings and equity to reflect the impact of the MRP. The annual MRP expense is estimated based on a 5-year vesting period. No reinvestment is assumed on proceeds used to fund the MRP.

5. Conversion expenses are estimated at $350,000 at the minimum, midpoint and maximum valuation. Actual expenses may vary from this estimate and will depend, among other factors, on the payment of marketing fees related to the percentages and total number of shares sold in different phases of the offering.

6. The number of shares outstanding for purposes of calculating earnings per share is adjusted to reflect the shares assumed to held by the ESOP not committed to be released within the first year following the Conversion.

7. No effect has been given to withdrawals from deposit accounts for the purpose of purchasing common stock in the Conversion.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

                                 Exhibit IV-2
                           PRO FORMA VALUATION RANGE
                               PEOPLES BANKCORP
                 (Dollars in Thousands, Except Per Share Data)

                                                                                                 Super
                                                Minimum         Midpoint        Maximum         Maximum
==========================================================================================================
Shares offered                                  127,500         150,000         172,500         198,375
Offering price example                           $10.00          $10.00          $10.00          $10.00
==========================================================================================================
Gross proceeds                                   $1,275          $1,500          $1,725          $1,984
Less:  estimated expenses                          (350)           (350)           (350)           (350)
                                               --------        --------        --------        --------
  Net offering proceeds                            $925          $1,150          $1,375          $1,634
==========================================================================================================
NET INCOME:
    Net Income LTM June 30, 1998                    $83             $83             $83             $83
    Pro forma income on net proceeds                 26              32              39              46
    Pro forma ESOP adjustment                        (6)             (7)             (9)            (10)
    Pro forma MRP adjustment                         (6)             (7)             (9)            (10)
                                               --------        --------        --------        --------
      Pro forma core income                         $96            $100            $105            $110
                                               --------        --------        --------        --------
      Pro forma core income per share             $0.81           $0.72           $0.65           $0.60
==========================================================================================================
NET INCOME:
    Core Income LTM June 30, 1998                   $82             $82             $82             $82
    Pro forma income on net proceeds                 26              32              39              46
    Pro forma ESOP adjustment                        (6)             (7)             (9)            (10)
    Pro forma MRP adjustment                         (6)             (7)             (9)            (10)
                                               --------        --------        --------        --------
      Pro forma core income                         $95             $99            $104            $109
                                               --------        --------        --------        --------
      Pro forma core income per share             $0.80           $0.71           $0.65           $0.59
==========================================================================================================
TOTAL EQUITY AT JUNE 30, 1998                    $1,648          $1,648          $1,648          $1,648
    Net proceeds                                    925           1,150           1,375           1,634
    Less:  ESOP purchase                           (102)           (120)           (138)           (159)
    Less:  MRP purchase                             (51)            (60)            (69)            (79)
                                               --------        --------        --------        --------
      Pro forma total equity                     $2,420          $2,618          $2,816          $3,044
                                               --------        --------        --------        --------
      Pro forma book value                       $18.98          $17.45          $16.32          $15.34
==========================================================================================================
TANGIBLE EQUITY AT JUNE 30, 1998                 $1,648          $1,648          $1,648          $1,648
    Net proceeds                                    925           1,150           1,375           1,634
    Less:  ESOP purchase                           (102)           (120)           (138)           (159)
    Less:  MRP purchase                             (51)            (60)            (69)            (79)
                                               --------        --------        --------        --------
      Pro forma tangible equity                  $2,420          $2,618          $2,816          $3,044
                                               --------        --------        --------        --------
      Pro forma tangible book value              $18.98          $17.45          $16.32          $15.34
==========================================================================================================
TOTAL ASSETS AT JUNE 30, 1998                   $24,247         $24,247         $24,247         $24,247
    Net proceeds                                    925           1,150           1,375           1,634
    Less:  ESOP purchase                           (102)           (120)           (138)           (159)
    Less:  MRP purchase                             (51)            (60)            (69)            (79)
                                               --------        --------        --------        --------
      Pro forma total assets                    $25,019         $25,217         $25,415         $25,643
==========================================================================================================
PRO FORMA VALUATION RATIOS:
    Net Worth / Total Assets                       9.67%          10.38%          11.08%          11.87%
    PRICE / LTM EPS                               12.33           13.86           15.28           16.77
    PRICE / LTM CORE EPS                          12.45           14.06           15.39           16.89
    PRICE / BOOK VALUE                            52.69%          57.30%          61.26%          65.17%
    PRICE / TANGIBLE BOOK                         52.69%          57.30%          61.26%          65.17%
    PRICE / ASSETS                                 5.10%           5.95%           6.79%           7.74%
==========================================================================================================

PAGE>

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                                 Exhibit IV-3
                     PRO FORMA ANALYSIS AT MIDPOINT VALUE
                               PEOPLES BANKCORP
                      Financial Data as of June 30, 1998


VALUATION PARAMETERS        SYMBOL                     DATA
--------------------        ------                  -----------
Net income -- LTM              Y                    $    83,000
Net income -- LTM Core         Y                         82,000
Net worth                      B                      1,648,000
Tangible net worth             B                      1,648,000
Total assets                   A                     24,247,000
Expenses in conversion         X                        350,000
Other proceeds not reinvest    O                        180,000
ESOP purchase                  E               8.0%     120,000
ESOP expense (pre-tax)         F              10.0%      12,000
MRP purchase                   M               4.0%      60,000
MRP expense (pre-tax)          N              20.0%      12,000
Re-investment rate (after-t    R                          3.33%
Tax rate                       T                         38.00%
Shares for EPS                 S                         92.80%

PRO FORMA RATIOS AT MIDPOINT VALUE
----------------------------------
Price / earnings -- LTM       P/E                         13.86x
Price / earnings -- LTM Cor   P/E                         14.06x
Price / book value            P/B                        57.30%
Price / tangible book         P/B                        57.30%
Price / assets                P/A                         5.95%

PRO FORMA CALCULATION AT MIDPOINT VALUE                                    BASED ON
---------------------------------------                                 --------------
 V    =   (P/E / S)*((Y-R*(O+X)-(F+N)*(1-T)))      =       $1,500,000   [LTM earnings]
          ----------------------------------
                  1 - (P/E / S) * R

 V    =   (P/E / S)*((Y-R*(O+X)-(F+N)*(1-T)))      =       $1,512,875   [LTM Core Earni
          -----------------------------------
                  1 - (P/E / S) * R

 V    =          P/B * (B - X - E - M)             =       $1,500,000   [Book value]
                ---------------------
                       1 - P/B

 V    =          P/B * (B - X - E - M)             =       $1,500,000   [Tangible book]
                ---------------------
                       1 - P/B

 V    =          P/A * (B - X - E - M)             =       $1,500,000   [Total assets]
                ---------------------
                       1 - P/A

PRO FORMA VALUATION RANGE
-------------------------
MINIMUM   =   $1,500,000   X   0.85     $1,275,000
MIDPOINT  =   $1,500,000   X   1.00     $1,500,000
MAXIMUM   =   $1,500,000   X   1.15     $1,725,000
SUPER MAX =   $1,725,000   X   1.15     $1,983,750

                                     IV-3